As filed with the Securities and Exchange Commission on December 30, 1998
                                             File Nos. 333-29289 and 811-8255

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM N-1A

     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  X
                            Amendment No. 5                           X
                     (check appropriate box or boxes)

                              THE WORLD FUNDS, INC.
               (Exact Name of Registrant as Specified in Charter)

                1500 Forest Avenue, Suite 223, Richmond, VA 23229
               (address of Principal Executive Offices: (Zip Code)

        Registrant's Telephone Number, including Area Code (804) 285-8211

        John Pasco, III, 1500 Forest Ave., Suite 223, Richmond, VA 23229
                     (Name and Address of Agent for Service)

                     Please send copies of communications to
                           Steven M. Felsenstein, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                           Philadelphia, PA 19103-7098

It is proposed that this filing will become effective immediately upon filing as a filing solely under Section 8(b) of the Investment Company Act of 1940, as amended.

                                   CSI EQUITY FUND
                                         AND
                                 CSI FIXED INCOME FUND
                                    PORTFOLIOS OF
                    THE WORLD FUNDS, INC.A "SERIES" INVESTMENT COMPANY

1500 Forest Avenue                                       PART A OF FORM N-1A
Suite 223                                                Dated December 30, 1998
Richmond, Virginia 23229
Telephone:  1-800-527-9525

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
                                           TABLE OF CONTENTS              Page

ITEMS 1, 2 AND 3.  NOT APPLICABLE
ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
               AND RELATED RISKS
   CSI EQUITY FUND
   CSI FIXED INCOME FUND
   INVESTMENT RISKS
ITEM 5.  NOT APPLICABLE
ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
   THE COMPANY'S MANAGEMENT
ITEM 7.  SHAREHOLDER INFORMATION
   HOW NET ASSET VALUE IS DETERMINE
   HOW TO INVEST
   HOW TO REDEEM SHARE
   HOW TO TRANSFER SHARES
   ACCOUNT STATEMENTS AND SHAREHOLDER REPORT
   SPECIAL SHAREHOLDER SERVICES
   DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS
   TAXES
ITEM 8.  DISTRIBUTION ARRANGEMENTS
ITEM 9.  NOT APPLICABLE
   GENERAL INFORMATION ABOUT THE COMPANY
   TO OBTAIN MORE INFORMATION

Items 1, 2 and 3.  Not Applicable.
Item 4.  Investment Objectives, Principal Investment Strategies, and Related
Risks

                                 CSI EQUITY FUND

         Investment Objective. The investment objective of the Equity Fund is to achieve growth of capital by investing in a portfolio composed of common stocks and securities convertible into common stock, such as warrants, convertible bonds, debentures or convertible preferred stock. In seeking to meet its objective, the Fund will invest on a global basis.

         Investment Policies. Under normal market conditions, the Fund will have at least 65% of its assets invested in common stocks or securities convertible into common stocks. The Fund will not be limited to investing in the securities of companies of any particular size, or to securities traded in any particular market. The Fund will invest its assets on a global basis to take advantage of investment opportunities both within the U.S. and abroad. The foreign securities which the Fund purchases may be bought directly in their principal markets or may be acquired through the use of depository receipts. The Fund may invest in sponsored and unsponsored American Depositary Receipts ("ADRs"), European
Depositary Receipts ("EDRs"), and other similar depositary receipts. ADRs are issued by an American bank or trust company and evidence ownership of underlying securities of a foreign company. EDRs are issued in Europe, usually by foreign banks, and evidence ownership of either foreign or domestic underlying securities. Unsponsored ADRs and EDRs are issued without the participation of the issuer of the underlying securities. As a result, information concerning the issuer may not be as current as for sponsored ADRs and EDRs.

         The Fund may purchase and sell currencies to facilitate securities transactions and may enter into forward currency contracts to hedge against changes in currency exchange rates. A forward transaction may minimize the risk of loss due to a decline in the value of the hedged currency, but it may also limit any potential gain which might result from an increase in the value of the currency. Besides these transactions, the Fund generally will not attempt to protect against potential changes in exchange rates.

         Temporary Defensive Posture. When the Advisor believes that investments should be deployed in a temporary defensive posture because of economic or market conditions, the Fund may invest up to 100% of its assets in U.S. Government securities (such as bills, notes, or bonds of the U.S. Government and its agencies) or other forms of indebtedness such as bonds, certificates of deposits or repurchase agreements (for the risks involved in investing in repurchase agreements, see the Statement of Additional Information). When the Fund is in a temporary defensive position, it is not pursuing its stated investment policies. The Advisor decides when it is appropriate to be in a defensive position. It is impossible to predict for how long such alternative strategies will be utilized.

         It is anticipated that portfolio turnover will not exceed 50% under normal circumstances. A higher portfolio turnover rate may result in additional brokerage commissions or expenses to the Fund.

         All investments entail some risks and there is no assurance that the investment objective of a Fund can be achieved. See "Investment Risks" below.


                              CSI FIXED INCOME FUND

         Investment Objective. The Fixed Income Fund seeks current income by investing in debt securities. The Fund seeks to achieve its objective by investing in obligations issued or guaranteed by the U.S. Government, its agencies, authorities, and instrumentalities ("U.S. Government Securities"), municipal securities, corporate debt securities, zero coupon bonds, as well as obligations of governments, instrumentalities and corporations outside the U.S.

         Investment Policies. Under normal market conditions, at least 65% of the Fund's assets will be invested in securities rated, at the time of purchase, AA or higher by Moody's Investors Services, Inc. ("Moody's"), or Standard & Poor's Corporation ("S&P"), or unrated securities which the Advisor believes to be of comparable quality. The Fund may invest in lower rated securities in order to avail itself of the higher yields available with these securities. No more than 5% of the Fund's total assets, however, may be invested in securities rated below investment grade or which are unrated but are of comparable quality as determined by the Advisor. Securities rated below investment grade (i.e., below BBB by S&P or Baa by Moody's) entail greater risks than investment grade debt securities and not more than 1% of the Fund's assets may be invested in such securities. After purchase by the Fund, a debt security may cease to be rated or its rating may be reduced. Neither event would require the elimination of the debt security from the portfolio.

         The Fund does not intend to engage in a significant amount of short-term trading, due to the fact that such practices would result in increased commissions and transactions costs, but the Fund may dispose of a security without regard to how long it has been held when such disposition is appropriate. There are no restrictions on the maturity composition of the Fund.

         The market values of fixed-income securities tend to vary inversely with the level of interest rates (when interest rates rise, the market value of such securities tends to decline and vice versa). Although under normal market conditions longer term securities yield more than shorter term securities of similar quality, they are subject to greater price fluctuations. Fluctuations in the value of the Fund's investments will be reflected in its net asset value. Repurchase Agreements. As a means of earning income for periods as short as overnight, the Fixed Income Fund may without limit enter into repurchase agreements, which will be required to be collateralized by U.S. government securities in which it may otherwise invest, with selected banks and broker/dealers. Under a repurchase agreement, a fund acquires a security, subject to the seller's agreement to repurchase that security at a specified time and price. Repurchase agreements are considered to be loans under the 1940 Act. The Fixed Income Fund may enter into repurchase commitments for investment purposes for periods of 30 days or more. Such commitments involve investment risk similar to that of debt securities in which it the Fund invests. Repurchase agreements for periods in excess of seven days may be deemed to be illiquid. If the seller under a repurchase agreement becomes insolvent, the Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before repurchase of the securities under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the collateral. Also, the value of such securities may decline before it is able to dispose of them.


                                INVESTMENT RISKS

         As stated above, the Equity Fund and the Fixed Income Fund have the ability to invest outside the U.S. Investing in foreign securities involves risks which are not normally associated with investing in U.S. securities, such as, exchange control regulations; costs incurred in connection with conversions between various currencies; availability of less financial information than comparable U.S. companies; lack of uniform accounting, auditing and financial reporting requirements; less liquidity and more volatility than securities listed on U.S. security markets; political or social instability, or diplomatic developments which could affect U.S. investments in those countries; and various administrative difficulties such as delays in clearing and settling portfolio transactions or in receiving payments of dividends. It may be more difficult for the Fund's agents to keep currently informed about corporate actions which may affect the prices of portfolio securities.

         An investment in the Equity Fund is subject to all of the risks of an equity investment, including the risk of declines in the value of the equity markets generally. In addition, the Equity Fund will invest a portion of its assets in smaller companies that may involve greater risk than investments in larger, more mature issuers. Smaller companies may have limited product lines, markets or financial resources, and their securities may trade less frequently and in more limited volume than those of larger, more mature companies. As a result, the prices of their securities may fluctuate more than those of larger issuers.

         The Equity Fund may use forward currency contracts in an attempt to hedge against changes in currency exchange rates. Hedging transactions involve special risks. Although the Equity Fund may benefit from the use of such hedging positions, unanticipated changes in interest or currency exchange rates may result in poorer overall performance for the Equity Fund than if it had not entered into the hedging position. If the correlation between a hedging position and a portfolio position or anticipated portfolio transaction is not properly constructed or protected, the Fund might not obtain the desired protection and may be exposed to risk of financial loss. In addition, the Equity Fund pays commissions and other costs in connection with such hedging transactions.


Item 5.  Not Applicable

Item 6.  Management, Organization, and Capital Structure

                            THE COMPANY'S MANAGEMENT

         The  Equity  Fund and the  Fixed  Income  Fund are  series of The World
Funds, Inc. (the "Company"), an open-end management investment company incorporated in Maryland in 1997. The Company currently consists of five series, and the Board of Directors may elect to add more series in the future. A minimum initial investment of $1,000 is required to open a shareholder account in each Fund, and each subsequent investment must be $50 or more.

         The  Board  of  Directors  of  the  Company  is  responsible   for  the
supervision of the general business of the Company. The Directors act as fiduciaries for shareholders under the laws of the State of Maryland. The Board has appointed John Pasco, III to serve as President of the Company. The Company employs the following persons to provide it with investment advice and to conduct its ongoing business:

         Investment Advisor - CSI Capital Management, Inc. (the "Advisor") manages the investment of the assets of each Fund pursuant to an Investment Advisory Agreement for each Fund (each, an "Advisory Agreement").

     Prior to inception, the Advisor had no previous experience in managing an investment company; however, the Adviser has been in existence since 1978. As of December 18, 1998, the Advisor had approximately $117,196,000 under management, The address of the Advisor is One Montgomery Street, Suite 2525, San Francisco, CA 94104.

         Mr. Leland Faust, who has been President of the Advisor since 1978, is the President of each of the Funds, and is a portfolio manager for each Fund. Mr. Donald P. Hill is also a portfolio manager for each Fund. Mr. Hill has been President of D.P. Hill & Co., an investment counseling firm, since 1975. Mr. Faust and Mr. Hill together are primarily responsible for the day-to-day management of the Funds' portfolios. Pursuant to the Advisory Agreements, the Advisor provides the Funds with investment management services, subject to the supervision of the Board of Directors of the Company, and with office space for investment activities. The Advisor also pays the ordinary and necessary office and clerical expenses relating to investment research, statistical analysis, supervision of the Funds' portfolios and certain other costs. The Advisor also bears the cost of fees, salaries and other remuneration of the Company's Directors, officers or employees who are Directors, officers or employees of the Advisor. Each Fund is responsible for all other costs and expenses, such as, but not limited to, brokerage fees, commissions and other transaction costs in connection with the purchase and sale of securities, legal, auditing, bookkeeping and record keeping services, custodian and transfer agency fees and fees and other costs of filing notice of or registration of its shares for sale under various state and Federal securities laws. All expenses of each Fund not specifically assumed by the Advisor are assumed by the Fund.

         Under the Advisory Agreement with each Fund, the Advisor is entitled to monthly compensation accrued daily at an annual rate equal to 1% of the average daily net assets of the Fund. The fees are paid monthly, within five business days after the end of the month.

Item 7.  Shareholder Information

                        HOW NET ASSET VALUE IS DETERMINED

         The net asset value ("NAV") of the shares of each Fund is determined by its pricing agent as of the close of trading on the New York Stock Exchange (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no Fund share was tendered for redemption and no order to purchase or sell a Fund share was received by the Company) in which there is a sufficient degree of trading in the portfolio securities that the current NAV of the shares might be materially affected by changes in the value of such portfolio security. Each Fund's NAV is calculated at such time as set by the Company's Board of Directors based upon the Board's determination that this is the most appropriate time to price the securities.

         NAV per share for each Fund is determined by dividing the total value of the Fund's assets, less its liabilities, by the total number of shares of that Fund then outstanding. Generally, securities owned by a Fund are valued at market value.

         Investments in securities traded on a national securities exchange or included in the NASDAQ National Market System are valued at the last reported sales price. Other securities traded in the over-the-counter market and listed securities for which no sale is reported on that date are valued at the last reported bid price.

         Short-term debt securities (less than 60 days to maturity) are valued at their fair market value using amortized cost pricing procedures set, and determined to be fair, by the Board of Directors. Other assets for which market prices are not readily available are valued at their fair value as determined in good faith under procedures set by the Board of Directors.

         ADR's and EDR's will be valued at the closing price of the instrument last determined prior to the valuation time unless the Company is aware of a material change in value. Items for which such a value cannot be readily determined on any day will be valued at the closing price of the underlying security adjusted for the exchange rate.

         The Company's management may compute the NAV per share more frequently in order to protect shareholders' interests.


                                  HOW TO INVEST

         Shares of the Funds may be purchased directly from the Distributor or through brokers or dealers who are members of the National Association of Securities Dealers, Inc. who are registered, if required, in the state where the purchase is made and who have a sales agreement with the Distributor. After a shareholder account is established, subsequent orders for shares may be mailed directly to the Transfer Agent. The offering price per share is equal to the net asset value per share next determined after receipt of a purchase order. A minimum initial investment of $1,000 is required to open a shareholder account in each Fund, and each subsequent investment must be $50 or more. Under certain circumstances the Company or the Advisor may waive the minimum initial investment for purchases by officers, Directors and employees of the Company and its affiliated entities and for certain related advisory accounts and retirement accounts (such as IRAs). The Distributor retains the right to refuse to accept an order.

         When an investor acquires shares of a Fund from a securities broker or dealer, the investor may be charged a transaction fee for shares purchased and/or redeemed at net asset value through that broker or dealer.

         To facilitate the handling of transactions with shareholders, the Company uses an open account plan. The Transfer Agent will automatically establish and maintain an open account for the Funds' shareholders. Under the open account plan your shares are reflected in your open account. This service facilitates the purchase, redemption or transfer of shares, eliminates the need to issue or safeguard certificates and reduces time delays in executing transactions. Stock certificates are not required and are not normally issued. Stock certificates for full shares will be issued by the Transfer Agent upon written request but only after payment for the shares is collected by the Transfer Agent.

         Purchase by Mail - For initial purchases the account application form (the "Account Application") which accompanies this Prospectus should be completed, signed, and mailed to the Transfer Agent, together with your check or other negotiable bank draft drawn on and payable by a U.S. Bank payable to the applicable Fund. For subsequent purchases include with your check the tear-off stub from a prior purchase confirmation, or otherwise identify the name(s) of the registered owner(s) and the social security numbers.

         Investing by Wire - You may purchase shares by requesting your bank to transmit "Federal Funds" by wire directly to the Transfer Agent. To invest by wire please call the Transfer Agent for instructions, then notify the Distributor by calling 800-776-5455. Your bank may charge you a small fee for this service. The Account Application which accompanies this Prospectus should be completed and promptly forwarded to the Transfer Agent. This application is required to complete the Funds' records in order to allow you access to your shares. Once your account is opened by mail or by wire, additional investments may be made at any time through the wire procedure described above. Be sure to include your name and account number in the wire instructions you provide your bank.

                              HOW TO REDEEM SHARES

         Shares of the Funds may be redeemed at any time and in any amount by mail or telephone. For your protection, the Transfer Agent will not redeem your shares until it has received all information and documents necessary for your request to be in "proper order." (See "Signature Guarantees.") You will be notified promptly by the Transfer Agent if your redemption request is not in proper order.

         The Company's procedure is to redeem shares at the net asset value next determined after receipt by the Transfer Agent of the redemption request in proper order as described herein. Payment will be made promptly, but no later than the seventh day following receipt of the request in proper order. Please note that (1) the Transfer Agent cannot accept redemption requests which specify a particular date for redemption, or which specify any special conditions; and
(2) if the shares you are redeeming were purchased by you less than 15 days prior to the receipt of your redemption request, the Transfer Agent must ascertain that your check in payment of the shares you are redeeming has cleared prior to disbursing the redemption proceeds. If you anticipate that you may need to redeem sooner than 15 days after purchase, you should make your purchase by Federal Funds wire, or by a certified, treasurer's or cashier's check. In addition, a one percent redemption fee is deducted from the proceeds of shares redeemed less than one year after purchase.

         The Company may suspend the right to redeem shares for any period during which the New York Stock Exchange is closed or the Securities and Exchange Commission determines that there is an emergency. In such circumstances you may withdraw your redemption request or permit your request to be held for processing at the net asset value per share next computed after the suspension is terminated.

         Redemption by Mail - To redeem shares by mail, send the following information to the Transfer Agent: (1) a written request for redemption signed by the registered owner(s) of the shares, exactly as the account is registered;
(2) the stock certificates for the shares you are redeeming, if any stock certificates were issued; (3) any required signature guarantees (see "Signature Guarantees"); and (4) any additional documents that might be required for redemption by corporations, executors, administrators, trustees, guardians, etc. The Transfer Agent will mail the proceeds to your currently registered address, payable to the registered owner(s) unless you specify otherwise in your redemption request. There is no charge to shareholders for redemptions by mail.

         Redemption by Telephone - You may redeem your shares by telephone if you request this service on your Account Application at the time you complete your initial Account Application. If you do not request this service at that time, you must request approval of telephone redemption privileges in writing (sent to the Company's Transfer Agent) with a signature guarantee (see "Signature Guarantee") before you can redeem shares by telephone. Once your telephone authorization is in effect, you may redeem shares by calling the Transfer Agent at (800) 628-4077. By establishing this service, you authorize the Transfer Agent to act upon any telephone instructions it believes to be genuine, to (1) redeem shares from your account and (2) mail or wire redemption proceeds. There is no charge for establishing this service, but the Transfer Agent will charge your account a $10.00 service fee each time you make a telephone redemption. The amount of this service charge may be changed at any time, without notice, by the Transfer Agent.

         You cannot redeem shares by telephone if you hold a stock certificate representing the shares you are redeeming or if you paid for the shares with a personal, corporate, or government check and your payment has been on the books of the Company for less than 15 days.

         If it should become difficult to reach the Transfer Agent by telephone during periods when market or economic conditions lead to an unusually large volume of telephone requests, a shareholder may send a redemption request to the Transfer Agent by overnight mail.

         The Company employs reasonable procedures designed to confirm the authenticity of your instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Company believes to be genuine. When you request a telephone redemption or transfer, you will be asked to respond to certain questions designed to confirm your identity as a shareholder of record. Your cooperation with these procedures will help to protect your account and the Company from unauthorized transactions.

         Redemption by Wire - If you request by mail or telephone that your redemption proceeds be wired to you, please call your bank for instructions prior to writing or calling the Transfer Agent. Be sure to include your name, Fund account number, your account number at your bank and wire information from your bank in your request to redeem by wire.

         Signature Guarantees - To help to protect you and the Company from fraud, signature guarantees are required for: (1) all redemptions ordered by mail if you require that the check be payable to another person or that the check be mailed to an address other than the one indicated on the account registration; (2) all requests to transfer the registration of shares to another owner; and (3) all authorizations to establish or change telephone redemption service, other than through your initial Account Application.

         In the case of redemption by mail, signature guarantees must appear on either: (a) the written request for redemption; or (b) a separate instrument of assignment (usually referred to as a "stock power") specifying the total number of shares being redeemed. The Company may waive these requirements in certain instances.

         The following institutions are acceptable signature guarantors: (a) participants in good standing of the Securities Transfer Agents Medallion Program ("STAMP"); (b) commercial banks which are members of the Federal Deposit Insurance Corporation ("FDIC"); (c) trust companies; (d) firms which are members of a domestic stock exchange; (e) eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended that are authorized by charter to provide signature guarantees (e.g., credit unions, securities dealers and brokers, clearing agencies and national securities exchanges); and (f) foreign branches of any of the above. In addition, the Company will guarantee your signature if you personally visit its offices at 1500 Forest Avenue, Suite 223, Richmond, VA 23229. The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.

         Small Accounts - Due to the relatively higher cost of maintaining small accounts, the Company may deduct $10 per year from an account of a Fund if, as a result of redemption or transfer of shares, the total investment remaining in the account for the Fund has a value of less than $1,000. Shareholders will receive 60 days' written notice to increase the account value above $1,000 before the fee begins to be deducted. A decline in the market value of your account alone would not require you to bring your investment up to the minimum.


                             HOW TO TRANSFER SHARES

         If you wish to transfer shares to another owner, send a written request to the Transfer Agent. Your request should include (1) the name of the Fund and existing account registration; (2) signature(s) of the registered owner(s); (3) the new account registration, address, Social Security Number or taxpayer identification number and how dividends and capital gains are to be distributed;
(4) any stock certificates which have been issued for the shares being transferred; (5) signature guarantees (See "Signature Guarantees"); and (6) any additional documents which are required for transfer by corporations, administrators, executors, trustees, guardians, etc. If you have any questions about transferring shares, call the Transfer Agent at (800) 628-4077.


                   ACCOUNT STATEMENTS AND SHAREHOLDER REPORTS

         Each time you purchase, redeem or transfer shares of a Fund, you will receive a written confirmation. You will also receive a year-end statement of your account if any dividends or capital gains have been distributed, and an annual and a semi-annual report.

                          SPECIAL SHAREHOLDER SERVICES

         The Company offers the following four services for its shareholders:

         Regular Account - allows shareholders to make voluntary additions and withdrawals to and from their account as often as they wish;

         Invest-A-Matic Account - permits automatic monthly investments into a Fund from your checking account on a fixed or flexible schedule;

         Individual Retirement Accounts (IRA's); and

         Exchange Privileges Account - allows the shareholder to exchange his or her shares for shares of certain other Funds having different investment objectives provided the shares of the Fund the shareholder is exchanging into are noticed for sale in the shareholder's state of residence. A shareholder's account may be charged a $10.00 telephone exchange fee. An exchange is treated as a redemption and a purchase, and may result in the realization of a gain or loss on the transaction. More information on any of these services is available upon written request to the Company.


                    DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

         Dividends from net investment income, if any, are declared annually for the Equity Fund and quarterly for the Fixed Income Fund. Unless you elect otherwise, dividends and capital gains distributions will be reinvested in additional shares of the Fund at no charge. Changes in your election regarding receipt of dividends and distributions must be sent to the Transfer Agent. If an investment in Fund shares is made by a retirement plan, all dividends and capital gains distributions must be reinvested into an account of such plan.

                                      TAXES

Tax Considerations

In general, Fund distributions are taxable to you as either ordinary income or capital gains. This is true whether you reinvest your distributions in additional shares of a Fund or receive them in cash. Any capital gains a Fund distributes are taxable to you as long-term capital gains no matter how long you have owned your shares.

Backup Withholding
     By law, a Fund must withhold 31% of your taxable distributions and proceeds if you do not provide your correct taxpayer identification number (TIN) or certify that your TIN is correct, or if the IRS instructs a Fund to do so.

     Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in October, November or December but paid in January are taxable as if they were paid in December.

     When you sell your shares of a Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares of a Fund for shares of a different fund of the Company is the same as a sale. The individual tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

     Fund distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax. Foreign exchange gains or losses realized on the sale of debt securities generally are treated as ordinary income or loss by a Fund and may increase or decrease Fund distributions to you. Non-U.S. investors may be subject to U.S. withholding and estate tax. If you buy Fund shares shortly before a Fund makes a distribution, part of your investment will come back to you as a taxable distribution. You should consult with your tax adviser about the federal, state, local or foreign tax consequences of your investment in a Fund.

Item 8.  Distribution Arrangements
         The Funds do not have sales loads, Rule 12b-1 fees, multiple classes or master-feeder arrangements.

Item 9.  Not Applicable

                      GENERAL INFORMATION ABOUT THE COMPANY

         The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, of which it has presently allocated 50,000,000 shares to the Equity Fund, 50,000,000 shares to the Fixed Income Fund, 50,000,000 shares to the Sand Hill Portfolio Manager Fund, 50,000,000 shares to the Third Millennium Russia Fund and 50,000,000 shares to The New Market Fund. The Board of Directors can allocate the remaining authorized but unissued shares to any series of the Company or may create additional series and allocate shares to such series.

         A share of a Fund has priority in the assets of that Fund in the event of a liquidation. The shares of a Fund will be fully paid and nonassessable, will have no preference over other shares of the Fund as to conversion, dividends, or retirement, and will have no preemptive rights. Shares of a Fund will be redeemable from the assets of that Fund at any time, as described above.

         Each outstanding share of a Fund is entitled to one vote for each full share of stock and a fractional vote for fractional shares of stock. All shareholders vote on matters which concern the Company as a whole. The Company is not required to hold a meeting of shareholders each year, and may elect not to hold a meeting in years when no meeting is necessary. The shareholders of a Fund shall vote separately on matters that affect only such Fund's interest. The Funds' shares do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so. Shareholders may utilize procedures described in the Statement of Additional Information to call a meeting.

         The Company is currently composed of five series, three of which are offered in separate Parts A. Investors will be able to exchange all or part of their investment from one Fund to another or to certain other mutual funds, under conditions set by the Company.

         Limitation on Use of Name - The Advisory Agreement for each Fund authorizes the Company to utilize the name "CSI." The Company agrees that if an Advisory Agreement is terminated it will submit to shareholders a proposal that the related Fund redesignate its name to eliminate any reference to the name "CSI" or any derivation thereof unless the Advisor waives this requirement in writing.


                           TO OBTAIN MORE INFORMATION

         For further information on the Funds, please contact Commonwealth Shareholder Services, Inc., P.O. Box 8687, Richmond, VA 23226, telephone:
(800) 527-9525.

         Additional information may also be obtained by requesting a copy of the Statement of Additional Information.

Investment Advisor:        CSI Capital Management, Inc.
                           One Montgomery Street, Suite 2525
                           San Francisco, CA 94104

Distributor:               First Dominion Capital Corp.
                           1500 Forest Avenue, Suite 223
                           Richmond, VA 23229

Independent Auditors:      Tait, Weller & Baker
                           8 Penn Center Plaza
                           Suite 800
                           Philadelphia, PA 19103

Fund Counsel:              Stradley Ronon Stevens & Young, LLP
                           2600 One Commerce Square
                           Philadelphia, PA 19103

Marketing Services:        For general information on the Funds and marketing
                           services, call the Distributor at (800) 776-5455 toll free.

Transfer Agent:            For account information, wire purchase or
                           redemptions, call or write to the Company's Transfer
                           Agent:

                                    Fund Services, Inc.
                                    P.O.  Box 26305
                                    Richmond, VA 23260-6305
                                    (800) 628-4077 Toll Free

More Information: For 24-hour, 7-days-a-week price information call 1-800-527-9525.

         For information on any series of the Company, investment plans, or other shareholder services, call 1-800-527-9525 during normal business hours, or write the Company at 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

         No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer made by this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or the Distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                          THIRD MILLENNIUM RUSSIA FUND

                                       OF

                              THE WORLD FUNDS, INC.

                          A "SERIES" INVESTMENT COMPANY

                                     PART A

                             DATED DECEMBER 30, 1998


                          1500 Forest Avenue, Suite 223
                            Richmond, Virginia 23229
                            Telephone: 1-800-527-9525


         This Part A offers shares of the Third Millennium Russia Fund (the "Fund"), a series of The World Funds, Inc. (the "World Funds"), an open-end management investment company commonly known as a "mutual fund." A "series" fund offers investors a choice of investment objectives, with each series having its own separate and distinct portfolio of investments and operating much like a separate mutual fund. The objective of the Fund is to seek to achieve capital appreciation by investing in a non-diversified portfolio consisting primarily of equity securities (which includes securities convertible into equity securities, such as warrants, convertible bonds, debentures or convertible preferred stock).

TABLE OF CONTENTS
ITEMS 1, 2
AND 3.         NOT APPLICABLE
ITEM 4.        INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES
               AND RELATED RISKS
ITEM 5.        NOT APPLICABLE
ITEM 6.        MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
ITEM 7.        SHAREHOLDER INFORMATION
ITEM 8.        DISTRIBUTION ARRANGEMENTS
ITEM 9.        NOT APPLICABLE

Items 1, 2 and 3. Not Applicable.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

                              THE WORLD FUNDS, INC.

         The Third Millennium Russia Fund (the "Fund") is a series of The World Funds, Inc. (the "World Funds"), an open-end management investment company incorporated in Maryland in 1997. The World Funds currently consists of five series, and the Board of Directors may elect to add more series in the future.

         The investment objective of the Fund is a fundamental policy and may not be changed without the approval of shareholders. All investments entail some risks, and there is no assurance that the investment objective of the Fund can be achieved.

                        INVESTMENT OBJECTIVE AND POLICIES

         The investment objective of the Fund is to seek to achieve capital appreciation by investing in a non-diversified portfolio consisting primarily of equity securities (which are securities convertible into equity securities, such as warrants, convertible bonds, debentures or convertible preferred stock).

         As the name implies, the Fund invests in Russian Securities. Under normal circumstances, the Fund will be at least 65% invested in Russian Securities. As used in this Part A, the term "Russian Company" means a legal entity (i) that is organized under the laws of, or with a principal office and domicile in, Russia, (ii) for which the principal equity securities trading market is in Russia, or (iii) that derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed, in Russia or that has at least 50% of its assets situated in Russia. Under normal market conditions, the Fund will invest at least 65% of its total assets in equity securities of Russian Companies. Under current conditions, the Advisor expects to maintain at least 20% of the Fund in cash and liquid investments to maintain a degree of liquidity and provide more stability. As the Russian equity markets develop and grow, the Advisor may elect greater equity exposure.

         As used in this Part A, "Russia" refers to the Russian Federation, which does not include other countries that formerly comprised the Soviet Union.

         Russian Company Equities. To achieve its objective, the Fund intends to invest primarily in equity securities of Russian Companies. As used in this Part A, equity securities means common or preferred stock (including convertible preferred stock), bonds, notes or debentures convertible into common or preferred stock, stock purchase warrants and rights, American Depository Receipts or American Global Depository Receipts of Russian Equities.

         The Fund intends to invest its assets over a broad economic spectrum of Russian Companies including, as conditions warrant from time to time, issuers from the following sectors: oil and gas, energy generation and distribution, communications, mineral extraction, trade (including retail trade and distribution) financial and business services, transportation, manufacturing, real estate, textiles, food processing and construction.

         The Advisor's approach to selecting investments emphasizes fundamental company-by-company analysis in conjunction with broader analysis of specific sectors. Although, when relevant, the Advisor may consider historical value measures, such as price/earnings ratios, operating profit margins and liquidation values, the primary factor in selecting securities for investment by the Fund will be the company's current price relative to its long-term earnings potential, or intrinsic value as determined using discounted cash flow analysis and other valuation techniques, whichever are appropriate. In addition, the Advisor will consider overall growth prospects, competitive positions in export markets, technologies, research and development, productivity, labor costs, raw material costs and sources, profit margins, returns on investment, capital resources, state regulation, management and other factors in comparison to other companies around the world which the Advisor believes are comparable. The Advisor in selecting investments will also consider macroeconomic factors such as inflation, GDP growth, government spending and the government's support of particular industries.

         The Fund's investments will include investments in companies which, while falling within the definition of Russian Companies, as stated above, have characteristics and business relationships common to companies in a country or countries other than Russia. As a result, the value of the securities of such companies may reflect economic market forces applicable to other countries, as well as to Russia. For example, the Fund may invest in companies organized and located in countries other than Russia, including companies having their entire production facilities outside of Russia, when securities of such companies meet one or more elements of the Fund's definition of Russian Company.

         Russian Government T-Bills ("GKOs"). To the extent that the Fund's assets are not invested in Russian equity securities, and to provide liquidity, the Fund's assets may be invested in (i) debt securities issued by Russian Companies or issued or guaranteed by the Russian Government (such as its T-Bills or so-called "GKOs") or a Russian governmental entity, as well as debt securities and governmental issuers outside Russia, (ii) equity securities of issuers outside Russia which the Advisor believes will experience growth in revenue and profits from participation in the development of the economies of the Commonwealth of Independent States ("CIS"), and (iii) short-term debt securities of the type described below under "Investment Objective and Policies-Temporary Investments." The Fund may invest in debt securities that the Advisor believes, based upon factors such as relative interest rate levels and foreign exchange rates, offer opportunities for long-term capital appreciation. It is likely that many of the debt securities in which the Fund will invest will be unrated and, whether or not rated, the debt securities may have speculative characteristics.

         The Fund will invest indirectly in securities through sponsored American Depository Receipts ("ADRs"), Global Depository Receipts ("GDRs") and other types of Depository Receipts (which, together with ADRs and GDRs, are hereinafter collectively referred to as "Depository Receipts"), to the extent such Depository Receipts become available. ADRs are Depository Receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. GDRs and other types of Depository Receipts are typically issued by foreign banks or trust companies, although they also may be issued by U.S. banks or trust companies, and evidence ownership of underlying securities issued by either a foreign or a United States corporation. Generally, Depository Receipts in registered form are designed for use in the U.S. securities market and Depository Receipts in bearer form are designed for use in securities markets outside the United States. Depository Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. For purposes of the Fund's investment policies, the Fund's investments in Depository Receipts will be deemed to be investments in the underlying securities.

         Although the Fund does not generally intend to invest for the purpose of seeking short-term profits, the Fund's investments may be changed when circumstances warrant, without regard to the length of time a particular security has been held. As more companies in Russia are privatized and as more companies increase their capitalization and float, turnover may increase in order to capitalize on these new opportunities. It is expected that the Fund will have an annual portfolio turnover rate that will generally not exceed 150%. A 100% turnover rate would occur if all the Fund's portfolio investments were sold and either repurchased or replaced within a year. A high turnover rate (100% or more) results in correspondingly greater brokerage commissions and other transactional expenses which are borne by the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income.

         Temporary Investments. During periods in which the Advisor believes changes in economic, financial or political conditions make it advisable, the Fund may reduce its holdings in equity securities and invest without limit in short-term (less than twelve months to maturity) debt securities or hold cash. The short-term and medium-term debt securities in which the Fund may invest consist of (a) obligations of the U.S. or Russian governments, and their respective agencies or instrumentalities; (b) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers' acceptances) of U.S. or foreign banks denominated in any currency; (c) floating rate securities and other instruments denominated in any currency issued by various governments or international development agencies; and (d) finance company and corporate commercial paper and other short-term corporate debt obligations of U.S. or Russian corporations. The Fund intends to invest for temporary defensive purposes only in short-term and medium-term debt securities rated, at the time of investment, A or higher by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") or, if unrated by either rating agency, of equivalent credit quality to securities so rated as determined by the Advisor. For purposes of the Fund's investment restriction prohibiting the investment of 25% or more of the total value of its assets in a particular industry, a foreign government (but not the United States government) is deemed to be an "industry," and therefore investments in the obligations of any one foreign government may not equal or exceed 25% of the Fund's assets. In addition, supranational organizations are deemed to comprise an industry, and therefore investments in the obligations of such organizations may not, in the aggregate, equal or exceed 25% of the Fund's assets.

                               RISK CONSIDERATIONS

         Investing in Russian Companies involves significant risks and special considerations not typically associated with investing in the United States securities markets, and should be considered highly speculative, including:

                      Greater social, economic and political uncertainty in general (including risk of regional war).

                      Delays in settling portfolio transactions and risk of loss arising out of the system of share registration and custody.

                      Risks  in  connection   with  the   maintenance  of  Fund
                      portfolio   securities  and  cash  with  Russian  licensed
                      sub-custodians and securities depositories.

                      The risk that it may be more difficult or problematic to obtain and/or enforce a legal judgment. The negative effects of public corruption and crime. Greater price volatility, substantially less liquidity and significantly smaller market capitalization of securities markets and traded securities.

                      Currency exchange rates and lack of currency hedging instruments.

                      Risks in use of derivative instruments, including forward foreign currency exchange contracts, currency futures contracts and related options, put and call options on securities, indices and foreign currencies, stock index futures contracts and related options, and interest rate futures contracts and related options.

                      Return of period of high rate of inflation (and any attendant social unrest).

                      The risk that, by investing significantly in a limited number of industry sectors, the Fund may be more affected
                      by  any   single   economic,   political   or   regulatory
                      development relating to a specific sector.

                      Controls  on  foreign   investment  and  local  practices
                      disfavoring investors in general and/or foreign investors in particular, and limitations on repatriation of invested capital, profits and dividends, and the Fund's ability to exchange rubles for hard currencies.

                      The risk that the Government of Russia may decide not to continue to support the economic reform programs implemented to date and to follow instead radically different political and/or economic policies to the detriment of investors, including non-market-oriented policies such as the support of certain industries to the detriment of other sectors or investors or a return to the centrally planned economy that previously existed.

                      The financial condition of Russian Companies, including large amounts of inter-company debt, the lack of transparency and/or proper financial reporting based on international accounting standards and the fact that Russian Companies may be smaller, less seasoned and experienced in financial reporting and in modern management in general.

                      The difference in, or lack of, auditing and financial reporting standards in general, which may result in the unavailability of material information about issuers.

                      The risk that dividends may be withheld at the source.

                      Russia's  dependency on export earnings and corresponding
                      importance   of   international   trade  and  prospect  of
                      declining hard currency earnings and reserves and pressure on the ruble's exchange rate.

                      The risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive and/or exorbitant taxation.

                      Statistical information may be inaccurate or not comparable to statistical information regarding the U.S. or other economies.

                      Less extensive regulation of the securities markets than is the case in other countries. The risks associated with the difficulties that may occur in pricing the Fund's portfolio securities.

                      Possible difficulty in identifying a purchaser of the Fund's securities due to the undeveloped nature of the securities markets.

                      The risk of lawsuits or government intervention arising from restrictive regulations and practices with respect to foreign investment in particular industries.

                      The risk of nationalization or expropriation of assets or confiscatory taxation, which may involve total loss.


Item 5.           Not Applicable

Item 6.           Management, Organization, and Capital Structure


                           THE WORLD FUNDS' MANAGEMENT

         The World Funds' Board of Directors is responsible for the supervision of the general business of the Fund. The Directors act as fiduciaries for shareholders under the laws of the State of Maryland. The World Funds employs the following persons to provide it with investment advice and to conduct its on-going business:

         Advisor - Third Millennium Investment Advisors LLC (the "Advisor") manages the investments of the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"), dated September 21, 1998. The Advisory Agreement is effective for an initial term of two years and may be renewed thereafter as long as such renewal and continuance is specifically approved at least annually by the Board of Directors of World Funds or by a vote of a majority of the outstanding voting securities of the Fund provided that the continuance is also approved by a majority of the directors who are not interested persons of the World Funds or the Advisor by vote cast in person at a meeting called for the purpose of voting on such approval.

         Pursuant to the Advisory Agreement, the Advisor provides the Fund with investment management services, subject to the supervision of the World Funds' Board of Directors, and with office space, and pays the ordinary and necessary office and clerical expenses relating to investment research, statistical analysis, supervision of its portfolio and certain other costs. The Advisor also bears the cost of fees, salaries and other remuneration of the World Funds' directors, officers or employees who are officers, directors, or employees of the Advisor. The Fund is responsible for all other costs and expenses, such as, but not limited to, brokerage fees and commissions in connection with the purchase and sale of securities, legal, auditing, bookkeeping and record keeping services, custodian and transfer agency fees and fees and other costs of registration of its shares for sale under various state and Federal securities laws.

         Under the Advisory Agreement, the monthly compensation paid to the Advisor is accrued daily at a rate equal to a fee at the annual rate of 1.75% of the net assets of the Fund. This fee is higher than that charged to many other investment companies, but is comparable to the fees paid by other investment companies with investment policies and objectives similar to those of the Fund. This fee may be waived or reduced by the Advisor at its discretion. The fee is paid monthly, within five (5) business days after the end of the month. The address of the Advisor is 515 Madison Avenue, 24th Floor, New York, NY 10022.

         The Advisory Agreement contemplates the authority of the Advisor to place orders for the Fund pursuant to its investment determinations either directly with the issuer or with any broker or dealer. The Advisor may allocate brokerage to an affiliated dealer in accordance with written policies and procedures adopted by the Board of Directors. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best price and execution of its orders. The Advisor may purchase and sell securities to and from brokers and dealers who provide the Advisor with research advice and other services, or who sell shares of the Fund. From time to time, and subject to the Advisor obtaining the best price and execution for the Fund, the Board may authorize the Advisor to allocate brokerage transactions to a broker in consideration: (i) of investment research or statistical services, or (ii) in consideration of a payment of an obligation otherwise payable by the Fund.

         The Advisor has assembled an Advisory Committee to assist the Advisor in evaluating the securities market environment and to provide the portfolio manager with specific industry and company specific recommendations for their consideration. The following persons are members of the Advisory Committee:

         E. Wayne Nordberg, retired in September, 1998, from Lord, Abbott & Co., where he was a Partner since 1988, most recently in charge of Equity Investments, and before that, in charge of Equity Research. A Member of the Financial Analysts Federation and the New York Society of Security Analysts, he received his BA in Economics from Lafayette College.

         Oleg Yachnik, President and founder of OLMA, Moscow, Russia, ranked among the top 25 Russian financial companies. Mr. Yachnik is a Ph.D. and a member of the Board of Directors of NAUFOR and of the RTS (Russian Trading System), as well as a member of the governing committee of MICEX .

         Alexander Pevnitsky, General Director of the brokerage company "Pride", located in Novosibirsk, Russia, ranked 7th among regional brokers. He is a Ph.D. in mathematics and economics.

         Yury Bovkun, General Director of "Pride Holding," ranked 5th among the regional firms. He is a member of the Board of Directors of the RTS.

         Charles C. Wilkes, Vice Chairman of the Exeter Trust Corporation, Bethesda, Maryland, a member of the Bar of the District of Columbia and owner of the Washington, D.C. real estate investment firm, The Wilkes Company.

         John T. Connor, Jr. is Chairman of the Advisor and a portfolio manager of the Fund. Since 1993, Mr. Connor has been chairman of ROSGAL, a Russian financial company licensed by the Ministry of Finance of the Russian Federation, and of its affiliate, Rosgal Insurance, an insurance company separately licensed by the Ministry of Finance. Both companies are head-quartered in the same premises in Moscow, Russia. A Phi Beta Kappa, highest honors graduate of Williams College, and a graduate of Harvard Law School, Mr. Connor previously chaired the pension committee of an NYSE-listed company and authored the lead article in an American Bar Association journal on "Russia's Securities Markets" (Fall 1996).

         Alexei Moskvin, ROSGAL's Director of Equity Investment and a portfolio manger of the Fund. Mr. Moskvin is a Ph.D. from Novosibirsk State University and holds a Financial Broker and Money Manager Certificate.

         The portfolio managers for the Fund are John T. Connor, Jr. and Alexei Moskvin. The portfolio managers are primarily responsible for the day-to-day management of the Fund's portfolio and have been the Fund's portfolio managers since the Fund commenced operations on October 1, 1998. Mr. Conner has been chairman of ROSGAL, a Russian financial company licensed by the Ministry of Finance of the Russian Federation since 1993. Mr. Moskvin has been with ROSGAL since 1994, and prior to that he was with ZAO Konvent, a brokerage
and investment management firm.   In addition, the portfolio managers may retain
the services of other full time professionals in portfolio management. Each of the above named individuals, except Mr. Nordberg, are principals, officers or employees of the Advisor.

         The Advisor has also established a Consultant Committee. The Consultant Committee is comprised of former U.S. Ambassador to the Soviet Union Jack F. Matlock, Jr. and Professor Marvin Zonis. The Committee will be responsible for providing the Advisory Committee and the portfolio managers periodic updates on political and macroeconomic conditions and trends in Russia and their potential implications for the overall investment climate in Russia. This will enhance their ability to oversee and safeguard the assets of the Fund's shareholders.

         Ambassador Matlock is currently the George F. Kennan Professor at the Einstein Institute in Princeton, New Jersey. Ambassador in Moscow for four years under President Bush, he previously served in the Reagan White House as Special Assistant to the President for National Security Affairs and served three previous tours of duty in Moscow for a total of eleven years duty in Russia. His book, Autopsy of an Empire, was published by Random House in 1995 and he has written extensively on Russia's modern history and politics. He is a summa cum laude graduate of Duke University.

         Marvin Zonis is a Professor at the Chicago Business School where he teaches International Political Economy and is the Principal in an international consulting firm bearing his name. Marvin Zonis + Associates created the Political Stability Index, the first useful quantitative model for assessing country risk. The index is used with clients to manage risk in political, economic and investment decisions. It also serves as the basis for preparing Country Analysis Reports, daily analyses of changing risk profiles in the major developed and emerging markets. He was educated at Yale University and Harvard Business School and received his Ph.D. in Political Science from MIT.

Item 7.           Shareholder Information

                        HOW NET ASSET VALUE IS DETERMINED

         The Fund's Net Asset Value ("NAV") is determined as of the close of trading of the New York Stock Exchange (currently 4:00 P.M., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no security was tendered for redemption and no order to purchase or sell such security was received by the Fund) in which there is a sufficient degree of trading in the portfolio securities of the Fund that the current NAV of the shares might be materially affected by changes in the value of such portfolio security. The Fund's NAV is calculated at the 4:00 p.m. time set by the Board of Directors based upon a determination by the Board that this is the most appropriate time to price the securities.

         NAV per share is determined by dividing the total value of the assets, less its liabilities, by the total number of shares then outstanding. Generally, securities owned by the Fund are valued at market value.

         Investments in securities traded on a national securities exchange or included in the NASDAQ National Market System are valued at the last reported sales price; other securities traded in the over-the-counter market and listed securities for which no sale is reported on that date are valued at the last reported bid price. Russian securities are also valued at the closing price on the principal exchange on which the security is traded, or at the last reported bid price in the over-the-counter market. The Fund reserves the right to value securities at fair market value when events occur prior to the close of the NYSE, and cause a change in value from the price determined as of the close of Russian markets.

         Short-term debt securities (less than 60 days to maturity) are valued at their fair market value using amortized cost pricing procedures set, and determined to be fair, by the Board of Directors. Other assets for which market prices are not readily available are valued at their fair value as determined in good faith under procedures set by the Board of Directors.

         ADR's, EDR's, and GDRs will be valued at the closing price of the instrument last determined prior to the valuation time unless the World Funds is aware of a material change in value. Items for which such a value cannot be readily determined on any day will be valued at the closing price of the underlying security adjusted for the exchange rate.

         The Fund's management may compute the NAV per share more frequently in order to protect shareholders' interests.

                                  HOW TO INVEST

         Shares of the Fund may be purchased directly from the Distributor or through members of the National Association of Securities Dealers, Inc. who are registered, if required, in the state where the purchase is made and who have a sales agreement with the Distributor. After a shareholder account is established, subsequent orders for shares may be mailed directly to the Transfer Agent. Such purchases of shares are made at the net asset value. A minimum initial investment of $1,000 is required to open a shareholder account in the Fund, and each subsequent investment must be $100 or more. Under certain circumstances, the World Funds may waive the minimum initial investment for purchases by officers, directors and employees of the World Funds and its affiliated entities and for certain related advisory accounts. The offering price per share is equal to the net asset value per share next determined after receipt of a purchase order.

         When an investor acquires shares of the Fund from a securities dealer, the investor may be charged a transaction fee for shares purchased and/or redeemed at net asset value through that broker.

         To facilitate the handling of transactions with shareholders, the World Funds uses an open account plan. The Transfer Agent will automatically establish and maintain an open account for the Fund's shareholders. Under the open account plan, your shares are reflected in your open account. This service facilitates the purchase, redemption or transfer of shares, and eliminates the need to safeguard certificates and reduces time delays in executing transactions.

         Purchase by Mail. For initial purchases, the Account Application form which accompanies this Part A should be completed, signed, and mailed to the Transfer Agent, together with your check or other negotiable bank draft drawn on and payable by a U.S. Bank payable to the Third Millennium Russia Fund. For subsequent purchases include with your check the tear-off stub from a prior purchase confirmation, or otherwise identify the name(s) of the registered owner(s) and the social security number.

         Investing by Wire. You may purchase shares by requesting your bank to transmit "Federal Funds" by wire directly to the Transfer Agent. To invest by wire, please call the Transfer Agent for instructions, then notify the Distributor by calling 800-527-9525. Your bank may charge you a small fee for this service. The Account Application which accompanies this Part A should be completed and promptly forwarded to the Transfer Agent. This application is required to complete the World Funds' records in order to allow you access to your shares. Once your account is opened by mail or by wire, additional investments may be made at any time through the wire procedure described above. Be sure to include your name and account number in the wire instructions you provide your bank.

         Stock Certificates. Certificates for full shares will be issued by the Transfer Agent upon written request but only after payment for the shares is collected by the Transfer Agent.

                              HOW TO REDEEM SHARES

         Shares may be redeemed at any time and in any amount by mail or telephone. For your protection, the Transfer Agent will not redeem your shares until it has received all information and documents necessary for your request to be in "proper order." (See "Signature Guarantees.") You will be notified promptly by the Transfer Agent if your redemption request is not in proper order. If a shareholder redeems shares of the Fund which have been held less than 360 days (including shares to be exchanged), the World Funds will deduct from the proceeds a redemption charge of 2% of the amount of the redemption. This amount is retained by the Fund to offset the Fund's costs of purchasing or selling securities.

         The World Funds' procedure is to redeem shares at the net asset value next determined after receipt by the Transfer Agent of the redemption request in proper order as described herein. Payment will be made promptly, but no later than the seventh day following receipt of the request in proper order. Please note that (i) the Transfer Agent cannot accept redemption requests which specify a particular date for redemption, or which specify any special conditions; and
(ii) if the shares you are  redeeming  were  purchased  by you less than fifteen
(15) days prior to the receipt of your redemption request, the Transfer Agent must ascertain that your check in payment of the shares you are redeeming has cleared prior to disbursing the redemption proceeds. If you anticipate the need to redeem before fifteen (15) days, you should make your purchase by Federal Funds wire, or by a certified, treasurer's or cashier's check.

         The World Funds may suspend the right to redeem shares for any period during which the New York Stock Exchange is closed or the Securities and Exchange Commission determines that there is an emergency. In such circumstances you may withdraw your redemption request or permit your request to be held for processing at the net asset value per share next computed after the suspension is terminated.

         Redemption by Mail. To redeem shares by mail, send the following information to the Transfer Agent: (i) a written request for redemption signed by the registered owner(s) of the shares, exactly as the account is registered;
(ii) the stock certificates for the shares you are redeeming, if any were issued; (iii) any required signature guarantees (See "Signature Guarantees"); and (iv) any additional documents which might be required for redemption by corporations, executors, administrators, trustees, guardians, etc. The Transfer Agent will mail the proceeds to your currently registered address, payable to the registered owner(s) unless you specify otherwise in your redemption request. There is no charge to shareholders for redemptions by mail.

         Redemption by Telephone. You may redeem your shares by telephone if you request this service at the time you complete your initial Account Application. If you do not request this service at that time, you must request approval of telephone redemption privileges in writing (sent to the World Funds' Transfer Agent) with a signature guarantee before you can redeem shares by telephone. There is no charge for establishing this service, but the Transfer Agent will charge your account a $10.00 service fee each time you make a telephone redemption. Once your telephone authorization is in effect, you may redeem shares by calling the Transfer Agent at (800) 628-4077. By establishing this service, you authorize the Transfer Agent to act upon any telephone instructions it believes to be genuine, to (i) redeem shares from your account and (ii) mail or wire redemption proceeds. There is a $10.00 service fee for making a telephone redemption. The amount of these service charges may be changed at any time, without notice, by the Transfer Agent.

         You cannot redeem shares by telephone if you hold a stock certificate representing the shares you are redeeming or if you paid for the shares with a personal, corporate, or government check and your payment has been on the books of the World Funds for less than 15 days.

         If it should become difficult to reach the Transfer Agent by telephone during periods when market or economic conditions lead to an unusually large volume of telephone requests, a shareholder may send a redemption request to the Transfer Agent by overnight mail to 1500 Forest Avenue, Suite 111, Richmond, VA 23229.

         The World Funds employs reasonable procedures designed to confirm the authenticity of your instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When you request a telephone redemption or transfer, you will be asked to respond to certain questions designed to confirm your identity as a shareholder of record. Your cooperation with these procedures will protect your account and the Fund from unauthorized transactions.

         Signature Guarantees. To protect you and the Fund from fraud, signature guarantees are required for: (i) all redemptions ordered by mail if you require that the check be payable to another person or that the check be mailed to an address other than the one indicated on the account registration; (ii) all requests to transfer the registration of shares to another owner; and (iii) all authorizations to establish or change telephone redemption service, other than through your initial account application.

         In the case of redemption by mail, signature guarantees must appear either: (a) on the written request for redemption; (b) on a separate instrument of assignment (usually referred to as a "stock power") specifying the total number of shares being redeemed. If shares held by the Transfer Agent are being redeemed, the signature guarantee must be on the written request or stock power. The Fund may waive these requirements in certain instances.

         The following institutions are acceptable guarantors: (a) participants in good standing of the Securities Transfer Agents Medallion Program ("STAMP");
(b) commercial banks which are members of the Federal Deposit Insurance Corporation ("FDIC"); (c) trust companies; (d) firms which are members of a domestic stock exchange; (e) eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities Exchange Act of 1934 that are authorized by charter to provide signature guarantees; and (f) foreign branches on any of the above. In addition, the Fund will guarantee your signature if you personally visit its offices at 1500 Forest Avenue, Suite 223, Richmond, VA 23229. The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.

         Small Accounts. Due to the relatively higher cost of maintaining small accounts, the World Funds reserves the right to redeem shares in your account if, as a result of redemption or transfer, the total investment remaining in the account has a value less than the minimum initial investment. However, before the World Funds redeems your shares and sends you the proceeds you will be notified in writing that the value of your shares is less than the minimum and that you have 60 days to make an additional investment to meet the required minimum. A decline in market value alone would not require you to bring your investment up to the minimum.

                             HOW TO TRANSFER SHARES

         If you wish to transfer shares to another owner, send a written request to the Transfer Agent. Your request should include (i) the name of the Fund and existing account registration; (ii) signature(s) of the registered owner(s);
(iii) the new account registration, address, Social Security Number or taxpayer identification number and how dividends and capital gains are to be distributed;
(iv) any stock certificates which have been issued for the shares being transferred; (v) signature guarantees (See "Signature Guarantees"); and (vi) any additional documents which are required for transfer by corporations, administrators, executors, trustees, guardians, etc. If you have any questions about transferring shares, call the Transfer Agent at (800) 628-4077.


                   ACCOUNT STATEMENTS AND SHAREHOLDER REPORTS

         Each time you purchase, redeem or transfer shares of the Fund, you will receive a written confirmation. You will also receive a year-end statement of your account if any dividends or capital gains have been distributed, and an annual and a semi-annual report.

                          SPECIAL SHAREHOLDER SERVICES

         The World Funds offers the following four (4) services for its shareholders:

         Regular Account - allows shareholders to make voluntary additions and withdrawals to and from their account as often as they wish;

         Invest-A-Matic - permits automatic monthly investments into the Fund from your checking account on a fixed or flexible schedule;

         Individual Retirement Accounts (IRA's); and

         Exchange Privileges - allows the shareholder to exchange his or her shares for shares of certain other funds having a different investment objective from that of the Fund, provided the shares of the fund the shareholder is exchanging into are registered for sale in the shareholder's state of residence. An exchange is treated as a redemption and a purchase, and may result in the realization of a gain or loss on the transaction. More information on any of these services is available upon written request to the World Funds.

                    DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

         It is the policy of the World Funds to distribute substantially all of its net investment income and all of its net profits realized from the sale of portfolio securities. Income dividends received and capital gains realized, if any, will be distributed to shareholders annually. The sale of securities held by the Fund will be made with a view to the maintenance of a portfolio believed by the Advisor to be the most likely to achieve its objective. Such sales, and any resulting gains and losses may vary considerably from year to year. Unless you elect otherwise, dividends and capital gain distributions will be reinvested in additional shares of the Fund at no charge. Changes in your election must be sent to the Transfer Agent.


                             TAXATION CONSIDERATIONS

         In general, Fund distributions are taxable to you as either ordinary income or capital gains. This is true whether you reinvest your distributions in additional shares of the Fund or receive them in cash. Any capital gains the Fund distributes are taxable to you as long-term capital gains no matter how long you have owned your shares.

Backup Withholding

     By law, the Fund must withhold 31% of your taxable distributions and proceeds if you do not provide your correct taxpayer identification number (TIN) or certify that your TIN is correct, or if the IRS instructs the Fund to do so.

     Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in October, November or December but paid in January are taxable as if they were paid in December.

     When you sell your shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares of the Fund for shares of a different fund of the World Funds is the same as a sale. The individual tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

     Fund distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax. Any foreign taxes paid by the Fund on its investments may be passed through to you as a foreign tax credit. Foreign exchange gains or losses realized on the sale of debt securities generally are treated as ordinary income or loss by the Fund and may increase or decrease Fund distributions to you. Non-U.S. investors may be subject to U.S. withholding and estate tax. If you buy Fund shares shortly before a Fund makes a distribution, part of your investment will come back to you as a taxable distribution. You should consult with your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Fund.

Item 8.           Distribution Arrangements


                                DISTRIBUTION PLAN

         The Fund bears some of the costs of selling its shares under a Distribution Plan it has adopted pursuant to Rule 12b-1 under the 1940 Act. This rule regulates the manner in which a mutual fund may assume costs of distributing and promoting the sale of its shares.

         Payments under the Distribution Plan are limited to a fee for distribution related services at an annual rate of 0.25% of the Fund's average daily net assets. This fee is used to reimburse the Distributor for the payment of service and maintenance fees to selling dealers or institutional firms for shareholder servicing and maintenance of shareholder accounts.

         The Distribution Plan may be terminated at any time by a vote of a majority of the Independent Directors or by vote of a majority of the Fund's outstanding shares. Payments pursuant to the Distribution Plan are included in the Fund's operating expenses.

Item 9.           Not Applicable.

                    GENERAL INFORMATION ABOUT THE WORLD FUNDS

         The World Funds is authorized to issue up to 500,000,000 shares of $0.01 par value common stock, of which it has presently allocated 50,000,000 shares to the Third Millennium Russia Fund series, and 50,000,000 each to four other series. The Board of Directors can allocate the remaining authorized but unissued shares to any series of the World Funds or may create additional series and allocate shares to such series. A share of the Fund has priority in the assets of the Fund in the event of a liquidation. The shares of the Fund will be fully paid and non-assessable, will have no preference over other shares of the Fund as to conversion, dividends, or retirement, and will have no preemptive rights. Shares of the Fund will be redeemable from the assets of the Fund at any time.

         Each outstanding share of the World Funds is entitled to one vote for each full share of stock and a fractional vote for fractional shares of stock. All shareholders vote on matters which concern the corporation as a whole. The World Funds is not required to hold a meeting of shareholders each year, and may elect not to hold a meeting in years when no meeting is necessary. The Fund shall vote separately on matters which affect only the interest of the Fund. The World Funds' shares do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so. Shareholders may utilize procedures described in the Statement of Additional Information to call a meeting.

         Limitation on Use of Name. The Advisory Agreement for the Fund authorizes the World Funds to utilize the name "Third Millennium." The World Funds agrees that if the Advisory Agreement is terminated it will promptly re-designate the name of the Fund to eliminate any reference to the name "Third Millennium" or any derivation thereof unless the Advisor waives this requirement in writing.

                                MORE INFORMATION

     For further information on the Fund please contact Commonwealth Shareholder Services, Inc., P.O. Box 8687, Richmond, VA 23226, telephone: (800) 527-9525.

         Additional information may also be obtained by requesting a copy of the Fund's Statement of Additional Information.

         Advisor: Third Millennium Investment Advisors LLC, 515 Madison Avenue, 24th Floor New York, NY 10022.

         Distributor:      First Dominion Capital Corp., 1500 Forest Ave.,
                           Suite 223, Richmond, VA 23229.

         Independent Auditors:
                           Tait, Weller & Baker, 8 Penn Center Plaza, Suite 800, Philadelphia, PA 19102.

         Legal Counsel:
                           Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA 19103.

         Marketing Services:
                           For general information on the Fund and Marketing Services, call the Distributor at (800) 527-9525 Toll Free.

         Transfer Agent:
                           For   account    information,    wire   purchase   or
                           redemptions,  call or  write to the  Fund's  Transfer
                           Agent:

                                                     Fund Services, Inc.
                                                        P.O. Box 26305
                                                   Richmond, VA 23286-8172
                                                   (800) 628-4077 Toll Free


         More Information: For 24 hour, 7 days a week price information call 1-800-527-9525.

         For information on any series of the World Funds, investment plans, or other shareholder services, call 1-800-527-9525 during normal business hours, or write the World Funds at 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

                               THE NEW MARKET FUND
                                 A PORTFOLIO OF

                              THE WORLD FUNDS, INC.
                          A "SERIES" INVESTMENT COMPANY

                                     PART A
                             DATED DECEMBER 30, 1998

                         1500 Forest Avenue, Suite 223
                            Richmond, Virginia 23229
                           Telephone: 1-800-527-9525

         The World Funds, Inc. ("the "Company") is an open-end management investment company commonly known as a "mutual fund". A "series" mutual fund offers investors a choice of investment objectives, with each series having its own separate and distinct portfolio of investments and operating much like a separate mutual fund. This Part A offers shares of the New Market Fund series (the "Fund") of the Company.

         The Fund seeks to achieve long-term growth of capital by investing in a portfolio composed of common stocks and securities convertible into common stock, such as, warrants, convertible bonds, debentures or convertible preferred stock. The Fund is a non-diversified series for purposes of the Investment Company Act of 1940, as amended. The Company is currently composed of five series, which are offered in separate prospectuses.

         This Part A sets forth concisely the information about the Fund that a prospective investor should know before investing. It should be read and retained for future reference. More information about the Fund has been filed with the Securities and Exchange Commission and is contained in the "Statement of Additional Information," dated December 30, 1998, which is available at no charge upon written request to the Company. The Funds' Statement of Additional Information is incorporated herein by reference.

                                TABLE OF CONTENTS
ITEMS 1, 2 AND 3.  NOT APPLICABLE
ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT
         STRTEGIES AND RELATED RISKS
ITEM 5.  NOT APPLICABLE
ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
ITEM 7.  SHAREHOLDER INFORMATION
ITEM 8.  DISTRIBUTION ARRANGEMENTS
ITEM 9.  NOT APPLICABLE

Items 1, 2 and 3.  Not Applicable.

Item 4.  Investment Objectives, Principal Investment Strtegies and Related Risks

                              THE WORLD FUNDS, INC.

         The Fund is a series of The World Funds, Inc. (the "Company"), an open-end management investment company incorporated in Maryland in 1997. The Company currently consists of five series, and the Board of Directors may elect to add more series in the future. A minimum initial investment of $5,000 is required to open a shareholder account in the Fund, and each subsequent investment must be $100 or more.

         The investment objective of the Fund is fundamental and may not be changed without the approval of shareholders. However, the investment policies of the Fund are not fundamental and may be changed with the approval of the Company's Board of Directors. All investments entail some risks and there is no assurance that the investment objective of the Fund can be achieved.

                                 NEW MARKET FUND

         Investment Objective. The Fund seeks to achieve long-term growth of capital by investing in a portfolio composed of common stocks and securities convertible into common stock, such as warrants, convertible bonds, debentures or convertible preferred stock.

         Investment Policies. It is the Fund's policy to focus its investments on profitable, financially stable growth companies. It is anticipated that such companies will generate high returns on invested capital. The companies will generally be unleveraged, characteristically have shareholder-oriented management, and generally tend to have large market capitalizations.

         Under normal market conditions, the Fund will have at least 65% of its assets in common stocks or securities convertible into common stocks. The Fund's portfolio will be non-diversified. The Fund will not be limited to investing in the securities of companies of any particular size, or to securities traded in any particular market. No more than 25% of the Fund's assets will be invested in issuer's which operate in any single industry. The Fund may purchase and sell exchange-listed and over-the-counter put and call options on securities.

         When the Fund's Management believes that investments should be deployed in a temporary defensive posture because of economic or market conditions, the Fund may invest up to 100% of its assets in U.S. Government securities (such as bills, notes, or bonds of the U.S. Government and its agencies) or other forms of indebtedness such as bonds or certificates of deposits. When the Fund is in a temporary defensive position, it is not pursuing its stated investment policies. The Fund's Management decides when it is appropriate to be in a defensive position. It is impossible to predict for how long such alternative strategies will be utilized.

         It is anticipated that portfolio turnover will not exceed 50% under normal circumstances. A higher portfolio turnover rate may result in additional brokerage commissions or expenses to the Fund.

                                INVESTMENT RISKS

         An investment in the Fund is subject to all of the risks of an equity investment, including the risk of declines in the value of the equity markets generally. In addition, the Fund may invest a portion of its assets in smaller companies that may involve greater risk than investments in larger, more mature issuers. Smaller companies may have limited product lines, markets or financial resources, and their securities may trade less frequently and in more limited volume than those of larger, more mature companies. As a result, the prices of their securities may fluctuate more than those of larger issuers.

         The Fund is non-diversified and therefore its assets may be invested in fewer securities than a diversified fund. This investment practice may cause the market action of the Fund's larger portfolio positions to have a greater impact on the Fund's net asset value, which could result in increased volatility.

         The use of put and call options may result in losses to the Fund, force the sale or purchase of portfolio securities at inappropriate times or for prices higher than (in the case of put options) or lower than (in case of call options) current market values, limit the amount of appreciation it can realize on its investments or cause it to hold a security it might otherwise sell.

Item 5.  Not Applicable.

Item 6.  Management, Organization, and Capital Structure

                            THE COMPANY'S MANAGEMENT

         The  Board  of  Directors  of  the  Company  is  responsible   for  the
supervision of the general business of the Company. The Directors act as fiduciaries for shareholders under the laws of the State of Maryland. The Board has appointed John Pasco, III to serve as President of the Company. The Company employs the following persons to provide it with investment advice and to conduct its ongoing business:

         Investment Manager - Virginia Management Investment Corporation (the "Manager") manages the investment of the assets of the Fund pursuant to the Investment Management Agreement (the "Management Agreement"). The Management Agreement is in effective for a period of two years from September 21, 1998 and may be renewed thereafter as long as such renewal and continuance is specifically approved at least annually by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, provided the continuance is also approved by a majority of the Directors who are not "interested persons" of the Company or the Manager by vote cast in person at a meeting called for the purpose of voting on such approval. The Manager is a newly formed Corporation and its only client is the Fund. Prior to commencement of operations of the Fund, the manager had no experience as an investment adviser or investment manager. The address of the Manager is 7800 Rockfalls Dr., Richmond, VA 23225.

         Pursuant to the Management Agreement, the Manager provides the Fund with investment management services, subject to the supervision of the Board of Directors of the Company, and with office space for investment activities, and pays the ordinary and necessary office and clerical expenses relating to investment research, statistical analysis, supervision of the Funds' portfolios and certain other costs. The Manager also bears the cost of fees, salaries and other remuneration of the Company's Directors, officers or employees who are officers, Directors, or employees of the Manager. The Fund is responsible for all other costs and expenses, such as, but not limited to, brokerage fees, commissions and other transaction costs in connection with the purchase and sale of securities, legal, auditing, bookkeeping and record keeping services, custodian and transfer agency fees and fees and other costs of filing notice of or registration of its shares for sale under various state and Federal securities laws. All expenses of the Fund not specifically assumed by the Manager are assumed by the Fund.

         Under the Management Agreement, the Manager is entitled to monthly compensation accrued daily at an annual rate equal to 1% of the average daily net assets of the Fund. This fee is higher than that charged to many other investment companies. The fee is paid monthly, within five business days after the end of the month.

         Investment  Advisor  - The  Manager  has  entered  into  an  Investment
Advisory Agreement (the "Advisory Agreement") with The London Company of Virginia (the "Investment Advisor"), dated September 21, 1998. The Investment Adviser manages over $130 million in assets. Mr. Stephen Goddard is President of the Investment Advisor and is portfolio manager of the Fund and is primarily responsible for the day-to-day management of the Fund's portfolio. He has been the portfolio's manager of the Fund since it commenced operations. Mr. Goddard has served as President of The London Company of Virginia since March, 1994.

         The Investment Advisor provides the Manager with investment analysis and timing advice, research and statistical analysis relating to the management of the portfolio securities of the Fund. The investment recommendations of the Investment Advisor, while required to comport with the investment objective, policies and restrictions of the Fund, are subject to the responsibility of the Manager (acting under the supervision of the Company's Board of Directors).

         The Advisory Agreement between the Investment Advisor and the Manager contemplates the authority of the Investment Advisor to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Investment Advisor will attempt to obtain the best price and execution for the Fund's orders. The Investment Advisor may purchase and sell securities to and from brokers and dealers who provide the Investment Advisor with research advice or statistical services, and may be authorized to pay a commission for such transactions which is higher than the commission which would be charged by another broker. Any research advice or statistical information obtained by the Investment Advisor may be used for the benefit of the Fund or any other client of the Investment Advisor. From time to time, and subject to the Investment Advisor obtaining the best price and execution, the Board of Directors may authorize the Investment Advisor to allocate brokerage transactions to a broker in consideration of: (1) payment of an obligation otherwise payable by the Funds, or (2) in consideration of the sale of Fund shares.

         The Manager, from its management fee, is obligated to pay the Investment Advisor a fee equal to one-half of the management fee received from the Fund with respect to the assets supervised by the Investment Advisor. The amount so payable will be reduced by one-half of any voluntary reduction in the Manager's fee on such assets, or reimbursements to the Fund pursuant to agreements relating to organizational expenses. The address of the Investment Advisor is Riverfront Plaza, West Tower, 901 East Byrd Street, Suite 1350A, Richmond, Virginia, 23219.

Item 7.  Shareholder Information

                        HOW NET ASSET VALUE IS DETERMINED

         The Fund's net asset value ("NAV") per share is determined by its pricing agent as of the close of trading on the New York Stock Exchange (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which the Funds share was tendered for redemption and no order to purchase or sell shares was received by the Company) in which there is a sufficient degree of trading in the portfolio securities that the current NAV of the shares might be materially affected by changes in the value of such portfolio security. The Fund's NAV is calculated at such time as set by the Company's Board of Directors based upon the Board's determination that this is the most appropriate time to price the securities.

         NAV per share is determined by dividing the total value of the Fund's assets, less its liabilities, by the total number of shares then outstanding. Generally, securities owned by the Fund are valued at market value.

         Investments in securities traded on a national securities exchange or included in the NASDAQ National Market System are valued at the last reported sales price. Other securities traded in the over-the-counter market and listed securities for which no sale is reported on that date are valued at the last reported bid price.

         The Company's management may compute the NAV per share more frequently in order to protect shareholders' interests.

                                  HOW TO INVEST

         Shares of the Fund may be purchased directly from the Distributor or through brokers or dealers who are members of the National Association of Securities Dealers, Inc. who are registered, if required, in the state where the purchase is made and who have a sales agreement with the Distributor. After a shareholder account is established, subsequent orders for shares may be mailed directly to the Transfer Agent.

         The public offering price ("POP") per share is equal to the net asset value per share plus a sales charge, if applicable. A minimum initial investment of $5,000 is required to open a shareholder account in the Fund, and each subsequent investment must be $100 or more. The minimum initial investment may be waived for purchases by officers, Directors and employees of the Company and its affiliated entities and for certain related advisory accounts and retirement accounts (such as IRAs). Please refer to the Statement of Additional Information for further details. The Distributor retains the right to refuse to accept an order.

         To facilitate the handling of transactions with shareholders, the Company uses an open account plan. The Transfer Agent will automatically establish and maintain an open account for the Funds' shareholders. Under the open account plan your shares are reflected in your open account. This service facilitates the purchase, redemption or transfer of shares, eliminates the need to issue or safeguard certificates and reduces time delays in executing transactions. Stock certificates are not required and are not normally issued. A stock certificate for full shares will be issued by the Transfer Agent, however, upon written request but only after payment for the shares is collected by the Transfer Agent.

         Purchase by Mail - For initial purchases, the account application form (the "Account Application") which accompanies this Part A should be completed, signed, and mailed to the Transfer Agent, together with your check or other negotiable bank draft drawn on and payable by a U.S. Bank payable to the applicable Fund. For subsequent purchases include with your check the tear-off stub from a prior purchase confirmation, or otherwise identify the name(s) of the registered owner(s) and the social security numbers.

         Investing by Wire - You may purchase shares by requesting your bank to transmit "Federal Funds" by wire directly to the Transfer Agent. To invest by wire, please call the Transfer Agent for instructions, then notify the Distributor by calling 800-776-5455. Your bank may charge you a small fee for this service. The Account Application which accompanies this Part A should be completed and promptly forwarded to the Transfer Agent. This application is required to complete the Funds' records in order to allow you access to your shares. Once your account is opened by mail or by wire, additional investments may be made at any time through the wire procedure described above. Be sure to include your name and account number in the wire instructions you provide your bank.

                              HOW TO REDEEM SHARES

         Shares of the Fund may be redeemed at any time and in any amount by mail or telephone. For your protection, the Transfer Agent will not redeem your shares until it has received all information and documents necessary for your request to be in "proper order." (See "Signature Guarantees.") You will be notified promptly by the Transfer Agent if your redemption request is not in proper order.

         The Company's procedure is to redeem shares at the net asset value next determined after receipt by the Transfer Agent of the redemption request in proper order as described herein. Payment will be made promptly, but no later than the seventh day following receipt of the request in proper order. Please note that (1) the Transfer Agent cannot accept redemption requests which specify a particular date for redemption, or which specify any special conditions; and
(2) if the shares you are redeeming were purchased by you less than 15 days prior to the receipt of your redemption request, the Transfer Agent must ascertain that your check in payment of the shares you are redeeming has cleared prior to disbursing the redemption proceeds. If you anticipate that you may need to redeem sooner than 15 days after purchase, you should make your purchase by Federal Funds wire, or by a certified, treasurer's or cashier's check.

         The Company may suspend the right to redeem shares for any period during which the New York Stock Exchange is closed or the Securities and Exchange Commission determines that there is an emergency. In such circumstances you may withdraw your redemption request or permit your request to be held for processing at the net asset value per share next computed after the suspension is terminated.

         There is a 1% redemption fee placed on orders redeemed less than one year after purchased.

         Redemption by Mail - To redeem shares by mail, send the following information to the Transfer Agent: (1) a written request for redemption signed by the registered owner(s) of the shares, exactly as the account is registered;
(2) the stock certificates for the shares you are redeeming, if any stock certificates were issued; (3) any required signature guarantees (see "Signature Guarantees"); and (4) any additional documents that might be required for redemption by corporations, executors, administrators, trustees, guardians, etc. The Transfer Agent will mail the proceeds to your currently registered address, payable to the registered owner(s) unless you specify otherwise in your redemption request. There is no charge to shareholders for redemptions by mail.

         Redemption by Telephone - You may redeem your shares by telephone if you request this service on your Account Application at the time you complete your initial Account Application. If you do not request this service at that time, you must request approval of telephone redemption privileges in writing (sent to the Company's Transfer Agent) with a signature guarantee (see "Signature Guarantee") before you can redeem shares by telephone. Once your telephone authorization is in effect, you may redeem shares by calling the Transfer Agent at (800) 628-4077. By establishing this service, you authorize the Transfer Agent to act upon any telephone instructions it believes to be genuine, to (1) redeem shares from your account and (2) mail or wire redemption proceeds. There is no charge for establishing this service, but the Transfer Agent will charge your account a $10.00 service fee each time you make a telephone redemption. The amount of this service charge may be changed at any time, without notice, by the Transfer Agent.

         You cannot redeem shares by telephone if you hold a stock certificate representing the shares you are redeeming or if you paid for the shares with a personal, corporate, or government check and your payment has been on the books of the Fund for less than 15 days.

         If it should become difficult to reach the Transfer Agent by telephone during periods when market or economic conditions lead to an unusually large volume of telephone requests, a shareholder may send a redemption request to the Transfer Agent by overnight mail to 1500 Forest Ave., Suite 111, Richmond, VA 23229.

         The Company employs reasonable procedures designed to confirm the authenticity of your instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Company believes to be genuine. When you request a telephone redemption or transfer, you will be asked to respond to certain questions designed to confirm your identity as a shareholder of record. Your cooperation with these procedures will help to protect your account and the Company from unauthorized transactions.

         Redemption by Wire - If you request by mail or telephone that your redemption proceeds be wired to you, please call your bank for instructions prior to writing or calling the Transfer Agent. Be sure to include your name, Fund account number, your account number at your bank and wire information from your bank in your request to redeem by wire.

         Signature Guarantees - To help to protect you and the Company from fraud, signature guarantees are required for: (1) all redemptions ordered by mail if you require that the check be payable to another person or that the check be mailed to an address other than the one indicated on the account registration; (2) all requests to transfer the registration of shares to another owner; and (3) all authorizations to establish or change telephone redemption service, other than through your initial Account Application.

         In the case of redemption by mail, signature guarantees must appear on either: (a) the written request for redemption; or (b) a separate instrument of assignment (usually referred to as a "stock power") specifying the total number of shares being redeemed. The Company may waive these requirements in certain instances.

         The following institutions are acceptable signature guarantors: (a) participants in good standing of the Securities Transfer Agents Medallion Program ("STAMP"); (b) commercial banks which are members of the Federal Deposit Insurance Corporation ("FDIC"); (c) trust companies; (d) firms which are members of a domestic stock exchange; (e) eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended that are authorized by charter to provide signature guarantees (e.g., credit unions, securities dealers and brokers, clearing agencies and national securities exchanges); and (f) foreign branches of any of the above. In addition, the Company will guarantee your signature if you personally visit its offices at 1500 Forest Avenue, Suite 223, Richmond, VA 23229. The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.

         Small Accounts - Due to the relatively higher cost of maintaining small accounts, the Company may deduct $10 per year from an account of the Fund if, as a result of redemption or transfer of shares, the total investment remaining in the account for the Fund has a value of less than $5,000. Shareholders will receive 60 days' written notice to increase the account value above $5,000 before the fee begins to be deducted. A decline in the market value of your account alone would not require you to bring your investment up to the minimum.

                             HOW TO TRANSFER SHARES

         If you wish to transfer shares to another owner, send a written request to the Transfer Agent. Your request should include (1) the name of the Fund and existing account registration; (2) signature(s) of the registered owner(s); (3) the new account registration, address, Social Security Number or taxpayer identification number and how dividends and capital gains are to be distributed;
(4) any stock certificates which have been issued for the shares being transferred; (5) signature guarantees (See "Signature Guarantees"); and (6) any additional documents which are required for transfer by corporations, administrators, executors, trustees, guardians, etc. If you have any questions about transferring shares, call the Transfer Agent at (800) 628-4077.

                   ACCOUNT STATEMENTS AND SHAREHOLDER REPORTS

         Each time you purchase, redeem or transfer shares of the Fund, you will receive a written confirmation. You will also receive a year-end statement of your account if any dividends or capital gains have been distributed, and an annual and a semi-annual report.

                          SPECIAL SHAREHOLDER SERVICES

         The Company offers the following four services for its shareholders:

         Regular Account - allows shareholders to make voluntary additions and withdrawals to and from their account as often as they wish;

         Invest-A-Matic Account - permits automatic monthly investments into a Fund from your checking account on a fixed or flexible schedule;

         Individual Retirement Accounts (IRA's); and

         Exchange Privileges Account - allows the shareholder to exchange his or her shares for shares of certain other funds having different investment objectives provided the shares of the fund the shareholder is exchanging into are noticed for sale in the shareholder's state of residence. A shareholder's account may be charged a $10.00 telephone exchange fee. An exchange is treated as a redemption and a purchase, and may result in the realization of a gain or loss on the transaction. More information on any of these services is available upon written request to the Company.

                    DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

         Dividends from net investment income, if any, are declared annually. Unless you elect otherwise, dividends and capital gains distributions will be reinvested in additional shares of the Fund at no charge and without a sales charge. Changes in your election regarding receipt of dividends and distributions must be sent to the Transfer Agent. If an investment in Fund shares is made by a retirement plan, all dividends and capital gains distributions must be reinvested into an account of such plan.


                                      TAXES

In general, Fund distributions are taxable to you as either ordinary income or capital gains. This is true whether you reinvest your distributions in additional shares of the Fund or receive them in cash. Any capital gains the Fund distributes are taxable to you as long-term capital gains no matter how long you have owned your shares.


Withholding

     By law, the Fund must withhold 31% of your taxable distributions and proceeds if you do not provide your correct taxpayer identification number (TIN) or certify that your TIN is correct, or if the IRS instructs the Fund to do so.

Backup Withholding

     By law, the Fund must withhold 31% of your taxable distributions and proceeds if you do not provide your correct taxpayer identification number (TIN) or certify that your TIN is correct, or if the IRS instructs the Fund to do so.

     Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in October, November or December but paid in January are taxable as if they were paid in December.

     When you sell your shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares of the Fund for shares of a different fund of the Company is the same as a sale. The individual tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

     Fund distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax. If you buy Fund shares shortly before the Fund makes a distribution, part of your investment will come back to you as a taxable distribution. Non-U.S.investors may be subject to U.S. withholding and estate tax. You should consult with your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Fund.

Item 8.  Distribution Arrangements

  Amount of Purchase At the                                   Sales Charge as a            Dealer Discount as
    Public Offering Price                                     Percentage of Net Amount     Percentage of Offering Price
                                      Offering Price          Invested
$5,000 but under $100,000             2.75%                   2.83%                        2.25%
$100,000 but under $250,000           2.25%                   2.30%                        1.75%
$250,000 but under $500,000           1.50%                   1.52%                        1.25%
$500,000 but under $1 million         1.00%                   1.01%                        0.75%
$1 million or over                    0.00%                   0.00%                        0.00%


There is a 1% redemption fee on accounts held less than one year.

In addition to the sales charge listed above, up to 0.35% of average net assets is paid annually to qualified dealers for providing certain services (including services to retirement plans) pursuant to the Fund's Plan of Distribution.

         The Distributor may from time to time offer incentive compensation to dealers (which sell shares of the Fund subject to sales charges) allowing such dealers to retain an additional portion of the sales load. A dealer who receives all of the sales load may be considered an underwriter of the Fund's shares.

         When an investor acquires shares of a Fund from a securities broker or dealer, the investor may be charged a transaction fee for shares purchased and/or redeemed at net asset value through that broker or dealer.

         A front end sales charge may not be imposed if a shareholder purchases shares of the Fund with redemption proceeds from other mutual fund complexes on which the shareholder previously paid a front end sales charge or a contingent deferred sales charge.

         Plan of Distribution - The Fund has a Plan of Distribution or "12b-1 Plan" under which it may finance activities primarily intended to sell shares, provided the categories of expenses are approved in advance by the Board of Directors of the Company and the expenses paid under the Plan were incurred within the preceding 12 months and accrued while the Plan is in effect.

         Right of Accumulation - Pursuant to the Right of Accumulation privilege, investors are permitted to purchase shares at the sales charge applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current public offering price of the purchaser's combined holdings of the shares of the Fund. To receive the Right of Accumulation, shareholders must, at the time of purchase, give the Transfer Agent or the Distributor sufficient information to permit confirmation of qualification.

Statement of Intention - The reduced sales charge set forth above apply immediately to all purchases where the purchaser has executed a Statement of Intention calling for the purchase within a 13-month period of an amount qualifying for a reduced sales charge. For a description of the Statement of Intention, see the Statement of Additional Information.

Item 9.  Not Applicable.

                                        GENERAL INFORMATION ABOUT THE COMPANY

         The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, of which it has presently allocated 50,000,000 shares to the Fund, and 200,000,000 shares to the other series of the Company. The Board of Directors can allocate the remaining authorized but unissued shares to any series of the Company or may create additional series and allocate shares to such series.

         A share of a Fund has priority in the assets of the Fund in the event of a liquidation. The shares of the Fund will be fully paid and nonassessable, will have no preference over other shares of the Fund as to conversion, dividends, or retirement, and will have no preemptive rights. Shares of a Fund will be redeemable from the assets of the Fund at any time, as described above.

         Each outstanding share of the Company is entitled to one vote for each full share of stock and a fractional vote for fractional shares of stock. All shareholders vote on matters which concern the Company as a whole. The Company is not required to hold a meeting of shareholders each year, and may elect not to hold a meeting in years when no meeting is necessary. The shareholders of the Fund shall vote separately on matters that affect only its interest. The Funds' shares do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so. Shareholders may utilize procedures described in the Statement of Additional Information to call a meeting.

                           TO OBTAIN MORE INFORMATION


         For further information on the Fund, please contact Commonwealth Shareholder Services, Inc., P.O. Box 8687, Richmond, VA 23226, telephone:
(800) 527-9525.

         Additional information may also be obtained by requesting a copy of the Statement of Additional Information.

Investment Manager:                 Virginia Management Investment Corporation
                                    7800 Rockfalls Dr.
                                    Richmond, Virginia 23225

Distributor:                        First Dominion Capital Corp.
                                    1500 Forest Avenue, Suite 223
                                    Richmond, VA 23229

Independent Auditors:               Tait, Weller & Baker
                                    8 Penn Center Plaza
                                    Suite 800
                                    Philadelphia, PA 19103

Fund Counsel:                       Stradley Ronon Stevens & Young, LLP
                                    2600 One Commerce Square
                                    Philadelphia, PA 19103

Marketing Services:                 For general information on the Funds and
                                    marketing services, call the Distributor at
                                    (800) 776-5455 toll free.

Transfer Agent:                     For account information, wire purchase or
                                    redemptions, call or write to the
                                    Company's Transfer Agent:

                                    Fund Services, Inc.
                                    P.O.  Box 26305
                                    Richmond, VA 23260-6305
                                    (800) 628-4077 Toll Free

More Information: For 24-hour, 7-days-a-week price information call 1-800-527-9525.

For information on any series of the Company, investment plans, or other shareholder services, call 1-800-527-9525, Monday through Friday, 9am to 5pm Eastern Time, or write the Company at 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

                        SAND HILL PORTFOLIO MANAGER FUND

                        A Series of The World Funds, Inc.
                               1500 Forest Avenue
                            Richmond, Virginia 23229
                                 (800) 527-9525


                                     PART A

                             DATED DECEMBER 30, 1998

         This Part A to Form N-1A offers shares of the Sand Hill Portfolio Manager Fund (the "Fund"), a no-load diversified series of The World Funds, Inc. (the "Company"), an open-end management investment company. The Fund seeks to maximize total return (consisting of realized and unrealized appreciation plus income) consistent with allocating its investments among equity securities, debt securities and short-term investments.

                               TABLE OF CONTENTS

ITEMS 1, 2 AND 3.  NOT APPLICABLE

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
          AND RELATED RISKS
          INVESTMENT OBJECTIVES
          ASSET ALLOCATION POLICIES
          ADDITIONAL INFORMATION ON INVESTMENTS, POLICIES AND RISKS

ITEM 5.  NOT APPLICABLE

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
         MANAGEMENT OF THE FUND

ITEM 7.  SHAREHOLDER INFORMATION
         HOW NET ASSET VALUE IS DETERMINED
         HOW TO INVEST IN THE FUND
         HOW TO REDEEM FUND SHARES

         HOW TO TRANSFER SHARES
         ACCOUNT STATEMENTS AND SHAREHOLDER REPORTS
         SPECIAL SHAREHOLDER SERVICES
         DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS
         TAXES

ITEM 8.  DISTRIBUTION ARRANGEMENT

ITEM 9.  NOT APPLICABLE

APPENDIX

Items 1, 2 and 3.  Not applicable.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

                              INVESTMENT OBJECTIVE

         The Fund seeks to maximize total return (consisting of realized and unrealized appreciation plus income) consistent with allocating its investments among equity securities (e.g., stocks), debt securities (e.g., bonds) and short term investments. By allocating investments across broad asset classes, the Investment Advisor seeks to achieve over time a high total return, yet experience lower price volatility than might be inherent in a more limited asset mix. The investment objective of the Fund is fundamental and may not be changed without the approval of shareholders. There is no assurance that the investment objective can be achieved. Unless specifically stated otherwise, each of the Fund's other investment policies may be changed by the Board of Directors, without shareholder approval.

         Because the value of the securities in which the Fund may invest may fluctuate from day-to-day, the value of an investment in the Fund will vary based upon the Fund's investment performance. When you sell your shares of the Fund, they may be worth more or less than their cost to you.


                            ASSET ALLOCATION POLICIES

         The Fund seeks to take advantage of investment opportunities using a mix of asset classes and markets throughout the world. Investments will be selected based not only upon the Investment Advisor's evaluation of the merits of the particular investment, but also upon the Investment Advisor's evaluation of the investment's relationship to other investments in the portfolio. National economies and their investment markets change at varying rates and not necessarily in tandem with one another. Many foreign markets do not have the maturity, depth, or liquidity of the U.S. market. Therefore, the opportunity to take advantage of their growth normally means acceptance of higher price volatility than is usual in the U.S. The Investment Advisor believes that by allocating investments among equity, debt and short term asset classes in different markets, the Fund can seek to benefit from the faster growth of several markets. In addition, investing assets in a number of markets may provide less portfolio value volatility than might otherwise result from investment in a single market.

         The Fund's investments are allocated among equity securities, debt securities and short term investments according to the Investment Advisor's anticipation of risks and returns for each asset class. There are no limitations on the amount of the Fund's assets that may be allocated to each of these three asset classes. The Investment Advisor believes that, over time, common stocks produce the greatest return among these asset classes. Therefore, common stocks will normally comprise a large percentage of the invested assets. Bonds, or other evidences of indebtedness, will be used to generate income, to seek capital gains and to dampen portfolio volatility. While broad representation in markets and asset classes is the purpose of the Fund, the Investment Advisor intends to retain the flexibility necessary to move among asset classes and markets as changing conditions of the United States and foreign economies warrant. Asset classes will be considered both for their total return potential as well as for the defensive or strategic aspects they offer the portfolio. To that end, interest-earning short term investments will, in varying degrees, be a component of the overall asset allocation.

         Because the Fund invests in different types of securities in proportions, which will vary over time, investors should not expect the Fund to exhibit stable asset allocations. Investors should also realize that the Fund's performance will depend upon the skill of the Investment Advisor to anticipate the relative risks and returns of stocks, bonds and other securities and to adjust the Fund's portfolio accordingly.

Equity Securities, Debt Securities and Short-Term Investments

         The three major asset classes in which the Fund will invest, as defined by the Investment Advisor, are equity securities, debt securities and short term investments. Short term investments are debt securities with less than three years to maturity, and are viewed as comprising a different type of investment risk than longer term debt securities, that involve less risk of interest rate volatility, but more risk of market value volatility.

         Within each of these asset classes, the Fund may invest in foreign or domestic securities.

         Equity Securities -- consist of common stocks as well as warrants, rights, and securities which are convertible into common stocks, such as convertible bonds. The Investment Advisor uses valuation screens for the Fund's equity holdings primarily involving an analysis of a company's cash flow return on investment. Specifically, the Investment Advisor determines the cash flow of a company and then applies a market derived discount rate to the cash flows. Next the Investment Advisor determines the free cash flow that can be reinvested into the company and applies the same market derived discount rate. The Investment Advisor also identifies industries that are positioned to participate in strong demographic, societal or economic trends and looks for companies within those industries that have a particular competitive advantage or niche.

         Stocks and other equity securities are subject to the risk that the prices of specific stocks of equity securities in general will decline in value over short or even extended periods of time.

         Debt Securities -- consist of the following bonds, obligations and other evidences of indebtedness denominated in U.S. or foreign currencies which are issued by governments, companies or other issuers to borrow money from investors:

                  obligations issued or guaranteed by the U.S. Government or a foreign national government or the agencies, instrumentalities or political subdivisions of the U.S. Government or a foreign government;

                  obligations    issued   or   guaranteed   by    supranational
                  organizations    (e.g.,   the   European    Investment   Bank,
                  Inter-American Development Bank and World Bank.

                  obligations of foreign or domestic corporations;

                  long term debt securities issued by banks or bank holding companies; and

                  other debt securities whose purchase is consistent with the investment objective of the Fund.

     Debt securities may pay fixed or variable rates of interest, have varying maturity dates at which the issuers must repay their debt, and have varying degrees of risk. The market values of debt securities are influenced primarily by credit risk (the risk that the issuer of the security will not maintain the financial strength needed to pay principal and interest on its debt securities) and interest rate risk (the risk that changes in prevailing interest rates will increase or decrease the prices of outstanding debt securities.) Generally, the market values of fixed-rate debt securities vary inversely with changes in prevailing interest rates. When interest rates rise, fixed-rate debt securities fall in market value. Conversely, when interest rates fall, fixed-rate debt securities increase in market value.

         There is no limit on the maturities of the debt securities that the Investment Advisor will select. Rather, the Investment Advisor will select debt securities for the Fund on the basis of, among other things, credit quality, yield, potential for capital gains and the Investment Advisor's fundamental outlook for currency and interest rate trends around the world.

        The Fund will invest in investment grade debt securities, which are debt securities that bear the rating BBB or higher by Standard & Poor's Ratings Group ("S&P") or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or unrated securities that the Investment Advisor deems to be of comparable quality. However, the Fund reserves the right to invest its assets in lower quality debt securities, which are commonly known as "junk bonds". It will do so to avail itself of the higher yields available from these securities or to seek to realize capital gains. The Fund does not currently intend to invest more than 5% of its total assets in securities that are rated below investment grade or that are unrated but are of comparable quality as determined by the Investment Advisor. If that policy should change, the Fund will revise its prospectus and advise the Fund's shareholders.

         After its purchase by the Fund, a debt security may cease to be rated or its rating may be reduced. Neither event would require the elimination of the debt security from the portfolio to meet the 5% limit discussed above.

         Short Term Investments are obligations denominated in U.S. or foreign currencies consisting of bank deposits, bankers' acceptances, certificates of deposit, commercial paper, short-term government, government agency, supranational agency and corporate obligations, and repurchase agreements. Depending on the Investment Advisor's assessment of the prospects for the various asset classes, all or a portion of the Fund's assets may be invested in high quality short-term investments or cash to protect against adverse movements of interest rates or to provide liquidity.


            ADDITIONAL INFORMATION ON INVESTMENTS, POLICIES AND RISKS

         The Fund may invest in the securities, and engage in the investment practices, described below, each of which may involve the specific risks, which are described. The Fund may not buy all of these securities or engage in all of these investment practices at any one time or even over an extended period of time. See the Statement of Additional Information for more detailed information about these securities and investment practices, including limitations designed to reduce related risks.


Foreign Securities and Depositary Receipts

         Investing in foreign securities may involve special risks, such as:

         Social or Political Risk -- Social or political instability, limitations on the removal of funds from foreign countries, expropriation, repudiation by a foreign government of its debt, or confiscatory taxes could adversely affect the value of the Fund's foreign investments.

         Currency Risk -- The U.S. dollar value of a foreign security could decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and could increase when the U.S. dollar falls against that currency.

         Market Risk -- Foreign securities may be less liquid and show greater price volatility than domestic securities.

         Regulatory Risk -- Foreign issuers of securities are not generally subject to the regulatory controls or the accounting and financial reporting standards imposed on U.S. issuers. There is generally less publicly available information about foreign securities than about domestic securities. Also, judicial or administrative judgments may be more difficult to enforce abroad.

         The foreign securities the Fund purchases may be bought directly in their principal markets abroad or they may be acquired through the use of depositary receipts. The Fund may invest in both sponsored and unsponsored American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and other similar depositary receipts. ADRs are issued by an American bank or trust company and evidence ownership of underlying securities of a foreign company. EDRs are issued in Europe, usually by foreign banks, that evidence ownership of either foreign or domestic underlying securities. Unsponsored ADRs and EDRs are organized without the participation of the issuer of the underlying securities. As a result, information concerning the issuer may not be as current as for sponsored ADRs and EDRs.


Convertible Securities

         The Fund may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) that may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Through their conversion feature, convertible securities provide an opportunity to participate in capital appreciation resulting from an increase in the value of a convertible security's underlying common stock. The value of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, and tends to decrease as the market value of the underlying stock declines. For purposes of considering convertible securities for purchase by the Fund, the Investment Advisor evaluates convertible securities by standards applicable to equity securities and not by debt securities ratings.


Investment Companies

         The Fund may invest up to 10% of its total assets in shares of closed-end investment companies. Because of restrictions on direct investment by U.S. entities in certain countries, investment in other investment companies may be the most practical or only manner in which the Fund can invest in the securities markets of those countries. Investment in the shares of other investment companies may involve duplicative investment advisory and administrative expenses and is subject to limitations under the Investment Company Act of 1940, as amended (the "1940 Act"). See The Statement of Additional Information for a description of these limitations.


Zero Coupon Securities

         The Fund may purchase zero coupon securities. Zero coupon securities pay no income until maturity and are sold at substantial discounts from their stated redemption price at maturity. When held to maturity, the entire return on zero coupon securities, comes from the difference between the discounted issue price and the stated redemption price at maturity. If a zero coupon security is sold prior to maturity, the amount of income received will depend on the current market value of the zero coupon security and the income received may be less than the accretion in value to date of sale, between the discounted issue price and the maturity value of the security. Zero coupon securities are subject to greater market value fluctuations from changing interest rates than debt obligations of comparable maturities which make periodic cash distributions of interest prior to maturity.


Repurchase Agreements

         As a means of earning income for periods as short as overnight, the Fund may, without limit, enter into repurchase agreements, which are collateralized by U.S. government securities, with selected banks and broker/dealers. Under a repurchase agreement, a fund acquires securities, subject to the seller's agreement to repurchase the securities at a specified time and price. The Fund requires the party obligated to repurchase the securities to provide it with collateral for that obligation.

         If the seller under a repurchase agreement becomes insolvent, the Fund's right to dispose of the securities may be restricted. In the event of bankruptcy proceedings with respect to the seller of the securities, before the seller repurchases the securities under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the securities held as collateral. Also, the value of such securities may decline before the Fund is able to dispose of them.


When-Issued Securities

         The Fund may purchase securities on a when-issued or forward delivery basis, for payment and delivery at a later date. The price and yield are generally fixed on the date of commitment to purchase. During the period between purchase and settlement, no interest accrues to the Fund. At the time of settlement, the market value of the security may be more or less than the purchase price. The Fund's net asset value reflects gains or losses on such commitments each day, and the Fund segregates liquid assets each day sufficient to meet the Fund's obligations to pay for the securities.


Illiquid Securities

         Normally, the Fund will not invest more than 5% of its net assets in securities that are illiquid or not readily marketable; however, the Fund is permitted to invest up to 15% of its net assets in illiquid securities.


Strategic Transactions

         The Fund may utilize various other investment strategies, including the use of derivatives, as described below to hedge various market risks (such as changes in security prices, interest rates and currency exchange rates), or to enhance potential gain. Such strategies are generally accepted as modern portfolio management techniques and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments may change over time as new instruments and strategies are developed or regulatory changes occur.


         In the course of pursuing these investment strategies, the Fund may purchase and sell exchange-listed put and call options on securities and securities indices, and enter into various currency transactions such as currency forward contracts, and options on currencies (collectively, all of the above are called "Strategic Transactions").

         Strategic Transactions involving derivatives may be used to attempt (1) to protect against possible changes in the market value of securities held in, or to be purchased for, the Fund's portfolio resulting from securities markets or currency exchange rate fluctuations, (2) to protect its unrealized gains in the value of its portfolio securities, (3) to facilitate the sale of such securities for investment purposes, (4) to establish a position in the options markets as a temporary substitute for purchasing or selling particular securities, or (5) as a means efficiently to change country and/or currency allocations.

         The ability of the Fund to utilize these Strategic Transactions successfully will depend on the Investment Advisor's ability to predict, which cannot be assured, pertinent market movements. The Fund will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Investment Advisor's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. Use of put and call options may result in losses to the Fund, force the sale or purchase of portfolio securities at inopportune times or for prices higher than or lower than current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. In addition, options markets may not be liquid in all circumstances. As a result, in certain markets, the Fund might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time hedging tends to limit any potential gain that might result from an increase in value of such position. The use of currency transactions can result in the Fund incurring losses as a result of a number of factors, including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. Losses resulting from the use of Strategic Transactions will reduce net asset value, and possibly income, and such losses can be greater than if the Strategic Transactions had not been utilized. The Strategic Transactions that the Fund may use and the risks of these techniques are described more fully in the Statement of Additional Information.

                                   * * * * * *
Year 2000

         Many computer software systems in use today cannot properly process date-related information from and after January 1, 2000. Should any of the computer systems employed by the Fund's major service providers fail to process this type of information properly, that could have a negative impact on the Fund's operations and the services that are provided to the Fund's shareholders. The Investment Advisor, the Fund's distributor, First Dominion Capital Corp., the Fund's Administrator, Commonwealth Shareholder Services, Inc., and the Fund's transfer agent and dividend disbursing agent, Fund Services, Inc. have advised the Fund that they are reviewing all of their computer systems with the goal of modifying or replacing such systems prior to January 1, 2000 to the extent necessary to foreclose any such negative impact. In addition, the Investment Advisor has been advised by the Fund's custodian that it is also in the process of reviewing its systems with the same goal. As of the date of this Prospectus, the Fund and the Investment Advisor have no reason to believe that these goals will not be achieved.


European Economic and Monetary Union

         Several European countries are participating in the European Economic and Monetary Union, which will establish a common European currency for participating countries. This currency will commonly be known as the "Euro." It is anticipated that each such participating country will replace its existing currency on January 1, 1999. Additional European countries may elect to participate after that date. Each Portfolio investing in securities of participating countries could be adversely affected if the computer systems used by its major service providers are not properly prepared to handle the implementation of this single currency or the adoption of the Euro by additional countries in the future. The Fund is taking steps to obtain satisfactory assurances that the major service providers of the Fund are taking steps reasonably designed to address these matters with respect to the computer systems that such service providers use. There can be no assurances that these steps will be sufficient to avoid any adverse impact on the business of the Fund.


Item 5.  Not Applicable.

Item 6.  Management, Organization, and Capital Structure

                             MANAGEMENT OF THE FUND

         The Board of Directors is responsible for the supervision of the general business of the Company and the Fund. The Directors act as fiduciaries for shareholders under the laws of the State of Maryland. The Board appointed John Pasco, III to serve as President of the Company and appointed Jane H. Williams to serve as President of the Fund.

Investment Advisor

         Sand Hill Advisors, Inc. (the "Investment Advisor"), a registered investment adviser, manages the investments of the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"), dated August 19, 1997. The Advisory Agreement is effective for an initial term of two years and thereafter may be renewed annually by the Board of Directors of the Fund. The Investment Adviser is located at 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, California, 94025.

         The Investment Advisor is a privately held corporation. In addition to the assets of the Fund, the Investment Advisor manages other assets of approximately $300 million as of the date of this Prospectus. The Investment Advisor has more than three years of experience managing a mutual fund portfolio, and has approximately 16 years of experience managing investment portfolios for private clients.

         Pursuant to the Advisory Agreement, the Investment Advisor, subject to the supervision of the Board of Directors, provides the Fund with investment management services, office space, and pays the ordinary and necessary office and clerical expenses relating to investment research, statistical analysis, supervision of its portfolio and certain other costs. The Investment Advisor also bears the cost of fees, salaries and other remuneration of the Company's Directors, officers or employees who are officers, Directors, or employees of the Investment Advisor. The Fund is responsible for all other costs and expenses, such as, but not limited to, brokerage fees and commissions in connection with the purchase and sale of securities, legal, auditing, bookkeeping and record keeping services, custodian and transfer agency fees and other costs and fees of registration of, or filing of notice of, its shares for sale under various state and Federal securities laws.

         Under the Advisory Agreement, the Investment Advisor is entitled to be paid monthly compensation that is accrued daily at an annual rate of 1.00% of the average daily net assets of the Fund. This fee is higher than that paid by many investment companies. If the assets of the Fund exceed $100,000,000, the Investment Advisor is entitled to a fee for such assets computed at an annual rate of 0.75% on such excess. The Advisory Agreement requires that the fee be paid monthly, within five (5) business days after the end of the month. The Investment Advisor has undertaken voluntarily to waive its advisory fee as described in "Fee Table and Expenses" above. All expenses not specifically assumed by the Investment Advisor are assumed by the Fund. For the fiscal year ended December 31, 1997, the Investment Advisor received an investment advisory fee of $80,675 and for the fiscal period from January 1, 1998 to August 31, 1998, the Fund's new fiscal year end, the Investment Advisor received an investment advisory fee of $80,943.

         The Advisory Agreement contemplates the authority of the Investment Advisor to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Investment Advisor will attempt to obtain the best price and execution for the Fund's orders. The Investment Advisor may purchase and sell securities to and from brokers and dealers who provide the Investment Advisor with research advice or statistical services, and may be authorized to pay a commission for such transactions which is higher than the commission which would be charged by another broker. From time to time, and subject to the Investment Advisor obtaining the best price and execution for the Fund, the Board of Directors may authorize the Investment Advisor to allocate brokerage transactions to a broker in consideration of: (1) payment of an obligation otherwise payable by the Fund or (2) in consideration of the sale of Fund shares.

Portfolio Managers

     Ms. Jane H. Williams has been the portfolio manager of the Fund since its inception in January of 1995. Ms. Williams is also the President of the Fund, Vice President of the Company, and Executive Vice President and a Director of the Investment Advisor, which was founded in September of 1982 by Ms. Williams. Ms. Williams owns 35.46% of the stock of the Investment Advisor. Mr. Gary K. Conway has co-managed the Fund with Ms. Williams since June 1, 1996. Mr. Conway has co-managed the Fund with Ms. Williams since June 1, 1982. He owns 35.46% of the stock of the Investment Advisor. Prior to assuming the role of co-manager, Mr. Conway was an advisor to the Fund and was actively involved in management decisions and portfolio selection.

Item 7.  Shareholder Information

                        HOW NET ASSET VALUE IS DETERMINED

         The net asset value ("NAV") of the Fund's shares is determined as of the close of trading on the New York Stock Exchange ("NYSE" or the "Exchange") (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no Fund share was tendered for redemption and no order to purchase or sell a Fund share was received by the
Fund) in which there is a sufficient degree of trading in the portfolio securities of the Fund that the current NAV of the shares might be materially affected by changes in the value of such portfolio security. Currently, the NYSE observes the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         NAV per share is determined by dividing the total value of the Fund's assets, less its liabilities, by the total number of shares then outstanding. Generally, securities owned by the Fund are valued at market value. The Fund's management may compute the NAV per share more frequently in order to protect shareholders' interests.

         A security traded or dealt in upon an exchange may be valued at what the Company's pricing agent determines is fair market value on the basis of all available information, including the last determined value, if the pricing agent determines that the last bid does not represent the value of the security, or if such information is not available. For example, the pricing agent may determine that the price of a security listed on a foreign stock exchange that was fixed by reason of a limit on the daily price change does not represent the fair market value of the security. Similarly, the value of a security not traded or dealt in upon an exchange may be valued at what the pricing agent determines is fair market value if the pricing agent determines that the last sale does not represent the value of the security, provided that such amount is not higher than the current bid price.

         Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the New York Stock Exchange is open). In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which the Fund's net asset value is not calculated. The Fund calculates net asset value per share, and therefore, effects sales, redemptions and repurchases of its shares, as of the close of the Exchange once on each day on which that Exchange is open. Such calculation does not take place contemporaneously with the determination of the prices of all of the portfolio securities used in such calculation. If events materially affecting the value of a portfolio security occur between the time when its closing price is determined and the time when the Fund's net asset value is calculated, such a security will be valued at fair value as determined in good faith by the Board of Directors.


                            HOW TO INVEST IN THE FUND

         A minimum initial investment of $25,000 is required to open a shareholder account, and each subsequent investment must be $50 or more. Under certain circumstances, the Fund may waive the minimum initial investment for purchases by officers, Directors and employees of the Company and its affiliated entities and for certain related advisory accounts and retirement accounts. The offering price per share is equal to the net asset value per share next determined after the receipt of a purchase order.

         To facilitate the handling of transactions with shareholders, the Company uses an open account plan. Fund Services, Inc. (the "Transfer Agent" or "FSI"), the Fund's transfer and dividend disbursing agent, will automatically establish and maintain an open account for the Fund's shareholders. Under the open account plan, your shares are reflected in your open account. This service facilitates the purchase, redemption or transfer of shares, and eliminates the need to safeguard certificates and reduces time delays in executing transactions. Stock certificates are not required and are not normally issued. Stock certificates for full shares will be issued, however, by the Transfer Agent upon written request but only after payment for the shares is collected by the Transfer Agent.


Purchase by Mail

         For initial purchases, the account application form (the "Account Application") which accompanies this prospectus should be completed, signed, and mailed to the Transfer Agent, together with your check or other negotiable bank draft drawn on and payable by a U.S. Bank and payable to the "Sand Hill Portfolio Manager Fund." For subsequent purchases, include with your check the tear-off stub from a prior purchase confirmation, or otherwise identify the name(s) of the registered owner(s) and the social security number(s).


Investing by Wire

         You may purchase shares by requesting your bank to transmit "Federal Funds" by wire directly to the Transfer Agent. To invest by wire please call the Transfer Agent for instructions at 1-800-628-4077. Your bank may charge you a small fee for this service. The Account Application that accompanies this Prospectus should be completed and promptly forwarded to the Transfer Agent. This application is required to complete the Fund's records in order to allow you access to your shares. Once your account is opened by mail or by wire, additional investments may be made at any time through the wire procedure described above. Be sure to include your name and account number in the wire instructions you provide your bank.


                            HOW TO REDEEM FUND SHARES

         Shares may be redeemed at any time by mail or telephone. For your protection, the Transfer Agent will not redeem your shares until it has received all information and documents necessary for your request to be in "proper order." (See "Signature Guarantees.") You will be notified promptly by the Transfer Agent if your redemption request is not in proper order.

         The Fund's procedure is to redeem shares at the net asset value next determined after receipt by the Transfer Agent of the redemption request in proper order as described below. Payment will be made promptly, but no later than the seventh day following receipt of the request in proper order. Please note that the Transfer Agent cannot accept redemption requests which specify a particular date for redemption, or which specify any special conditions. If the shares you are redeeming were purchased by you less than 15 days prior to the receipt of your redemption request, the Transfer Agent must ascertain that your check in payment of the shares you are redeeming has cleared prior to disbursing the redemption proceeds. If you anticipate that you may need to redeem sooner than 15 days, you should make your purchase by Federal Funds wire, or by a certified, treasurer's or cashier's check. The Fund may suspend the right to redeem shares for any period during which the New York Stock Exchange is closed or the Securities and Exchange Commission determines that there is an emergency. In such circumstances you may withdraw your redemption request or permit your request to be held for processing at the net asset value per share next computed after the suspension is terminated. In addition, the Company has reserved the right to redeem in-kind, but it does not intend to do so under normal circumstances.


Redemption by Mail

         To redeem shares by mail, send the following information to the Transfer Agent: (1) a written request for redemption signed by the registered owner(s) of the shares, exactly as the account is registered; (2) the stock certificates for the shares you are redeeming, if any stock certificates were issued; (3) any required signature guarantees (see "Signature Guarantees"); and
(4) any additional documents that might be required for redemption by corporations, executors, administrators, trustees, guardians, etc. The Transfer Agent will mail the proceeds to your currently registered address, payable to the registered owner(s) unless you specify otherwise in your redemption request. There is no charge to shareholders for redemptions by mail.


Redemption by Telephone

         You may redeem your shares by telephone by requesting this service on your Account Application. Once your telephone authorization is in effect, you may redeem shares by calling the Transfer Agent at 1-800- 628-4077. By establishing this service, you authorize the Transfer Agent to act upon any telephone instructions it believes to be genuine, to (1) redeem shares from your account and (2) mail or wire redemption proceeds. There is no charge for establishing this service, but the Transfer Agent will charge your account a $10.00 service fee each time you make a telephone redemption. The amount of this service charge may be changed at any time, without notice, by the Transfer Agent.

         You cannot redeem shares by telephone if you hold a stock certificate representing the shares you are redeeming or if you paid for the shares with a personal, corporate, or government check and your payment has been on the books of the Fund for less than 15 days.

         If it should become difficult to reach the Transfer Agent by telephone during periods when market or economic conditions lead to an unusually large volume of telephone requests, a shareholder may send a redemption request to the Transfer Agent by overnight mail.

         The Fund employs procedures reasonably designed to confirm the authenticity of your instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions; however, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When you request a telephone redemption or transfer, you will be asked to respond to certain questions designed to confirm your identity as a shareholder of record. Your cooperation with these procedures will protect your account and the Fund from unauthorized transactions.


Redemption by Wire

         If you request by mail or telephone that your redemption proceeds be wired to you, please call your bank for instructions prior to writing or calling the Transfer Agent. Be sure to include your name, Fund account number, your account number at your bank and wire information from your bank in your request to redeem by wire.


Signature Guarantees

         To help to protect you and the Fund (and its agents) from fraud, signature guarantees are required for: (1) all redemptions ordered by mail if you require that the check be payable to another person or that the check be mailed to an address other than the one indicated on the account registration;
(2) all requests to transfer the  registration  of shares to another owner;  and
(3) all authorizations to establish or change telephone redemption service, other than through your initial Account Application.

         In the case of redemption by mail, signature guarantees must appear either: (a) on the written request for redemption; or (b) on a separate instrument of assignment (usually referred to as a "stock power") specifying the total number of shares being redeemed. The Fund may waive these requirements in certain instances.

         The following institutions are acceptable signature guarantors: (a) participants in good standing of the Securities Transfer Agents Medallion Program ("STAMP"); (b) commercial banks which are members of the Federal Deposit Insurance Corporation ("FDIC"); (c) trust companies; (d) firms which are members of a domestic stock exchange; (e) eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, that are authorized by charter to provide signature guarantees; and (f) foreign branches of any of the above. In addition, the Fund will guarantee your signature if you personally visit its offices at 1500 Forest Avenue, Suite 223, Richmond, VA 23229. The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.


Small Accounts

         Due to the relatively higher cost of maintaining small accounts, the Fund may deduct $10.00 per year from accounts valued at less than $25,000 unless the account value has dropped below $25,000 solely as a result of share value depreciation. Shareholders will receive 60 days' written notice to increase the account value above $25,000 before the fee is deducted.


                             HOW TO TRANSFER SHARES

         If you wish to transfer shares to another owner, you may send a written request or call the Transfer Agent at 1-800-628-4077. Your request should include: (1) the name of the Fund and existing account registration; (2) signature(s) of the registered owner(s); (3) the new account registration, address, Social Security Number or taxpayer identification number and how dividends and capital gains are to be distributed; (4) any stock certificates which have been issued for the shares being transferred; (5) signature guarantees (see "Signature Guarantees"); and (6) any additional documents which are required for transfer by corporations, administrators, executors, trustees, guardians, etc.


                   ACCOUNT STATEMENTS AND SHAREHOLDER REPORTS

         Each time you purchase, redeem or transfer shares of the Fund, you will receive a written confirmation. You will also receive a year-end statement of your account if any dividends or capital gains have been distributed, and the Fund's annual and semi-annual reports to shareholders.


                          SPECIAL SHAREHOLDER SERVICES

         The Fund offers the following four services for its shareholders:

         Regular Account - This allows shareholders to make voluntary additions and withdrawals to and from their account as often as they wish

         Invest-A-Matic Account - This type of account feature permits automatic monthly investments into the Fund from your checking account on a fixed or flexible schedule;

         Individual Retirement Accounts (IRAs) -There are various types of IRA accounts that you can set up including regular IRA accounts, a Roth IRA, an Education IRA, a Simplified Employee Pension Plan (SEP), a SIMPLE IRA, 403(b) Plans, and 401K and other Qualified Pension or Profit Sharing Plans; and

         Exchange Privileges Account - This account allows the shareholder to exchange his or her shares for shares of certain other funds having a different investment objective from the Fund.

Please call the Fund for more information on any of these services at 1-800-527-9525.


                    DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

         Dividends from net investment income, if any, are declared annually. Unless you elect otherwise, dividends and capital gains distributions will be reinvested in additional shares of the Fund at no charge. Changes in your election regarding receipt of dividends and distributions must be sent to the Transfer Agent. If an investment in Fund shares is made by a retirement plan, all dividends and capital gains distributions must be reinvested into an account of such plan.

                                      TAXES

         In general, Fund distributions are taxable to you as either ordinary income or capital gains. This is true whether you reinvest your distributions in additional shares of the Fund or receive them in cash. Any capital gains the Fund distributes are taxable to you as long-term capital gains no matter how long you have owned your shares.


Backup Withholding

     By law, the Fund must withhold 31% of your taxable distributions and proceeds if you do not provide your correct taxpayer identification number (TIN) or certify that your TIN is correct, or if the IRS instructs the Fund to do so.

     Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in October, November or December but paid in January are taxable as if they were paid in December.

     When you sell your shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares of the Fund for shares of a different fund of the Company is the same as a sale. The individual tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

     Fund distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax. Non-U.S. investors may be subject to U.S. withholding and estate tax. If you buy Fund shares shortly before the Fund makes a distribution, part of your investment wil come back to you as a taxable distribution. You should consult with your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Fund.

Item 8.  Distribution Arrangements

         The Fund does not have sales loads, Rule 12b-1 fees, multiple classes or master-feeder arrangements.

Item 9.  Not Applicable.

                                    APPENDIX

                      DESCRIPTION OF CORPORATE BOND RATINGS


MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") CORPORATE BOND RATINGS:

Aaa - Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge". Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

Moody's applies numerical modifiers 1,2 and 3 in the Aa and A rating categories. The modifier 1 indicates that the security ranks at a higher end of the rating category, modifier 2 indicated a mid-range rating, and the modifier 3 indicates that the issue ranks at the lower end of the rating category.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e. they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements, their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


MOODY'S SHORT-TERM DEBT RATINGS:

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Prime-1 - Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well established access to range of financial markets and assured sources of alternate liquidity.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime 3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

STANDARD & POOR'S RATINGS GROUP CORPORATE BOND RATINGS:

AAA - Bonds rated AAA have the highest rating assigned by Standard & Poor's to a debt obligation, indicating an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from highest rated issues only to a small degree.


         Plus(+) or Minus(-) - The ratings from AA to CCC may be modified by the addition of a plus or a minus sign, which shows relative standing within the major rating categories.

A - Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in the higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB, B, CCC, CC - Debt rated BB, B, CCC, and CC is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB is the lowest and CC is the highest degree of speculation. While such debt will have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

C - The rating C is reserved for income bonds on which no interest is being paid.

D - Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears.

                              THE WORLD FUNDS, INC.
                                 CSI EQUITY FUND
                              CSI FIXED INCOME FUND

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                             DATED DECEMBER 30, 1998


Item 10.  Cover Page and Table of Contents

         The  World  Funds,  Inc.  (the  "Company")  is an  open-end  management investment company commonly known as a "mutual fund." This Statement of Additional Information ("SAI") is not a prospectus but supplements the information contained in the current Part A of Form N-1A of the CSI Equity Fund and the CSI Fixed Income Fund, each, a "Fund", dated December 30, 1998. It should be read in conjunction with the Part A of Form N-1A, and has been designed to provide you with further information which is not contained in the Part A of Form N-1A. The Part A of Form N-1A of the Funds may be obtained at no charge upon request to the Company. Please retain this SAI for future reference.

         The audited financial statements of the Funds, including the report of independent accountants, for the fiscal year ended August 31, 1998, are incorporated in this SAI by reference to the Funds' annual report to shareholders (the "Annual Report"). The Annual Report may be obtained at no charge upon request to the Company by calling (800) 527-9525.

                                                 TABLE OF CONTENTS

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS
ITEM 11.  FUND HISTORY
          THE WORLD FUNDS, INC.
ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISK
          INVESTMENT OBJECTIVE
          INVESTMENT POLICIES
          CSI EQUITY FUND
          CSI FIXED INCOME FUND
          INVESTMENT RISKS
          INVESTMENT RESTRICTIONS

ITEM 13.  MANAGEMENT OF THE FUND
          DIRECTORS AND OFFICERS
          COMPENSATION TABLE

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES
          INVESTMENT ADVISOR
          DISTRIBUTOR
          CUSTODIAN AND ACCOUNTING SERVICES AGENTS
          TRANSFER AND DIVIDEND DISBURSING AGENT
          ADMINISTRATOR

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICE

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

ITEM 18.  PURCHASE, REDEMPTION, AND PRICING OF SHARES
          ELIGIBLE BENEFIT PLANS
          FUND EXPENSES
          SPECIAL SHAREHOLDER SERVICES
          NET ASSET VALUE

ITEM 19.  TAXATION OF THE FUN

ITEM 20.  UNDERWRITERS

ITEM 21.  CALCULATION OF PERFORMANCE DATA
          COMPARISONS AND ADVERTISEMENTS

ITEM 22.  FINANCIAL STATEMENTS
          APPENDIX

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") CORPORATE BOND RATINGS:
MOODY'S SHORT-TERM DEBT RATINGS:
STANDARD & POOR'S RATINGS GROUP CORPORATE BOND RATINGS

Item 11.  Fund History.

The World Funds, Inc.
     The Funds are series of The World Funds, Inc. (the "Company"), a Maryland corporation which was organized on May 9, 1997.

Item 12.  Description of the Fund and Its Investments and Risks.

         The Company is an open-end, management investment company, commonly known as a "mutual fund." Each of the CSI Equity Fund (the "Equity Fund") and the CSI Fixed Income Fund (the "Fixed Income Fund", and each, a "Fund") is a no-load series of the Company, and each Fund is a diversified series.


Investment Objective

         The investment objective of the Equity Fund is to achieve growth of capital by investing in portfolio composed of common stocks and securities convertible into common stock, such as, warrants, convertible bonds, debentures or convertible preferred stock.

         The investment objective of the Fixed Income Fund is to seek current income by investing in debt securities.

         Each Fund may invest a significant portion of its assets in foreign securities, as described in the Part A to Form N-1A and below.

         All investments entail some market risk and there is no assurance that a Fund's investment objective will be realized.


Investment Policies

         The investment policies of each Fund are intended to provide the flexibility to take advantage of opportunities while accepting only what CSI Capital Management, Inc. (the "Advisor") believes to be reasonable risks. Changes in portfolio securities are made on the basis of investment considerations, and it is against the policy of management to make changes for trading purposes.


                                 CSI Equity Fund

         Under normal market conditions, the Equity Fund will have at least 65% of its assets invested in common stocks or securities convertible into common stocks. The Fund may also acquire fixed income investments where these fixed income securities are convertible into equity securities. The fixed income securities in which the Fund may invest will be rated at the time of purchase Baa or higher by Moody's Investors Service, Inc. ("Moody's"), or BBB or higher by Standard and Poor's Ratings Group ("S&P"), or if they are foreign securities which are not subject to standard credit ratings the fixed income securities will be "investment grade" issues (in the judgement of the Advisor) based on available information. Securities rated as BBB are regarded as having adequate capacity to pay interest and repay principal.

         The Fund will select its non-equity investments from money market investments (such as U.S. Government securities (see the description below) issued by the U.S. Treasury, agencies or other instrumentalities) and other evidences of indebtedness. The term "U.S. Government securities" refers to a variety of securities which are issued or guaranteed by the United States Treasury, by various agencies of the United States Government, and by various instrumentalities which have been established or sponsored by the United States Government. U.S. Treasury securities are backed by the "full faith and credit" of the United States. Securities issued or guaranteed by Federal agencies and the U.S. Government sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. An instrumentality of the U.S. Government is a government agency organized under Federal charter with government supervision.

         The Fund may invest a significant portion of its assets overseas, and therefore may be subject to some of the risks described in the section titled "Investment Risks" below.

         The Fund's investments will be subject to the market fluctuations and risks which are inherent in all investments. The Advisor will seek to attain the Fund's stated objective, however, there can be no assurance that the objective will be achieved.

                              CSI Fixed Income Fund

         In order to seek its objective of current income, the Fund will invest in U.S. Government Securities, municipal securities, corporate debt securities, zero coupon bonds, and international bonds.

         U.S. Government securities. U.S. Government Securities are described above.

         Municipal Securities. Tax-exempt municipal securities are debt obligations issued by or on behalf of the governments of states, territories or possessions of the United States, the District of Columbia and their political subdivisions, agencies and instrumentalities, certain interstate agencies and certain territories of the United States, the interest on which, in the opinion of bond counsel or other counsel to the issuer of such securities, is exempt from federal income tax. The two principal classifications of municipal securities are "general obligation" and "revenue" securities. "General obligation" securities are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. "Revenue" securities are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Industrial development bonds are usually revenue securities, the credit quality of which is normally directly related to the credit standing of the industrial user involved.

         Within these principal classification of municipal securities there are a variety of categories of municipal securities, including fixed and variable rate securities, municipal bonds, municipal notes, and municipal leases. Variable rate securities bear rates of interest that are adjusted periodically according to formula intended to reflect market rates of interest and include securities whose rates vary inversely with changes in market rates of interest. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities.

         Corporate Debt Securities. The Fund may invest in Corporate debt securities which are rated AA or higher by Moody's Investors Services, Inc. ("Moody's"), or Standard & Poor's Corporation ("S&P") at the time of purchase, or unrated securities which the Advisor believes to be of comparable quality.

         Zero Coupon Securities. The Fund may invest in zero coupon securities as described in the Prospectus. Zero coupon securities, which are convertible into common stock, offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follows the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks as they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

         Zero coupon securities include securities issued directly by the U.S. Treasury, and U.S. Treasury bonds or notes and their unmatured interest coupons and receipts for their underlying principal ("coupons") which have been separated by their holder, typically a custodian bank or investment brokerage firm. A holder will separate the interest coupons from the underlying principal (the "corpus") of the U.S. Treasury security. A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including Treasury Income Growth Receipts (TIGRS-TM) and Certificate of Accrual on Treasuries (CATS-TM). The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. Counsel to the underwriters of these certificates, or other evidences of ownership of the U.S. Treasury securities, has stated that for federal tax and securities purposes, in their opinion purchasers of such certificates, such as the Fund, most likely will be deemed the beneficial holder of the underlying U.S. Government securities. The Fund understands that the staff of the Division of Investment Management of the SEC no longer considers such privately stripped obligations to be U.S. Government securities, as defined in the 1940 Act; therefore, the Fund intends to adhere to this staff position and will not treat such privately stripped obligations to be U.S. Government securities for the purpose of determining the Fund's "diversification."

         When U.S. Treasury obligations have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest
(cash) payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold bundled in such form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury sells itself (see "Taxes").

         International Bonds. International bonds are defined as bonds issued in countries other than the United States. The Fund's investments may include debt securities issued or guaranteed by a foreign national government, its agencies, instrumentalities or political subdivisions, debt securities issued or guaranteed by supranational organizations, corporate debt securities, bank or holding company debt securities and other debt securities including those convertible into common stock. The Fund will invest in very high investment grade instruments that will bear the rating of A or higher by Standard & Poor's Ratings Group ("S&P") or A or higher by Moody's Investor Service, Inc. ("Moody's") at the time of purchase, or unrated securities which the Advisor believes to be of comparable quality. However, the Fund reserves the right to invest its assets in lower rated securities (including unrated securities which the Advisor believes to be of such lower quality). (See the Appendix for Bond Ratings).

         The Fund does not engage in a significant amount of short-term trading due to the fact that such practices would result in increased commissions and transactions costs, but reserves the right to dispose of any security when deemed appropriate for the Fund.

         Repurchase Agreements. The Fixed Income Fund may enter into repurchase agreements with member banks of the Federal Reserve System, any foreign bank or with any domestic or foreign broker/dealer which is a reporting government securities dealer or its equivalent which may be a foreign bank whose creditworthiness is equal to the standards set for the Fund's direct investment in debt obligations, if the creditworthiness of the bank or broker/dealer has been determined by the Advisor to be at least as high as that of other obligations the Fund may purchase.

         A repurchase agreement provides a means for a Fund to earn income on funds for periods as short as overnight. It is an arrangement under which the purchaser (i.e., the Fund) acquires a debt security ("Obligation") and the seller agrees, at the time of sale, to repurchase the Obligation at a specified time and price. Securities subject to a repurchase agreement are held in a segregated account and the value of such securities is kept at least equal to the repurchase price plus any accrued interest on a daily basis. The repurchase price may be higher than the purchase price, the difference being income to the Fund, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Fund together with the repurchase price on repurchase. In either case, the income to the Fund is unrelated to the interest rate on the Obligation itself. Obligations will be physically held by the Fund's custodian or in the Federal Reserve Book Entry system. Repurchase agreements are considered securities issued by the seller for purposes of the diversification test under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and not cash, a cash item, or a U.S. Government security.

         For purposes of the Investment Company Act of 1940, as amended (the "1940 Act"), a repurchase agreement is deemed to be a loan from a fund to the seller of the Obligation subject to the repurchase agreement and is therefore subject to the fund's investment restrictions applicable to loans. It is not clear whether a court would consider the Obligation purchased by a fund subject to a repurchase agreement as being owned by the fund or as being collateral for a loan by the fund to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the Obligation before repurchase of the Obligation under a repurchase agreement, a fund may encounter delay and incur costs before being able to sell the security. Delays may involve loss of interest or decline in price of the Obligation. If the court characterizes the transaction as a loan and a fund has not perfected a security interest in the Obligation, the fund may be required to return the Obligation to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, a fund would be at risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt instrument purchased for the Fund, the Advisor seeks to minimize the risk of loss through repurchase agreements by analyzing the creditworthiness of the obligor, in this case the seller of the Obligation. Apart from the risk of bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security. However, if the market value of the Obligation subject to the repurchase agreement becomes less than the repurchase price (including interest), the Fund will direct the seller of the Obligation to deliver additional securities so that the market value of all securities subject to the repurchase agreement will equal or exceed the repurchase price. It is possible that the Fund will be unsuccessful in seeking to enforce the seller's contractual obligation to deliver additional securities. A repurchase agreement with foreign banks may be available with respect to government securities of the particular foreign jurisdiction, and such repurchase agreements involve risks similar to repurchase agreements with U.S. entities.

         If the Fixed Income Fund enters into repurchase agreements, it will do so with selected banks and securities dealers, depending upon the availability of the most favorable yields. The Fund will always seek to perfect its security interest in the collateral. If the seller of a repurchase agreement defaults, the Fund may incur a loss if the value of the collateral securing the repurchase agreement declines. The Advisor monitors the value of the collateral to ensure that its value always equals or exceeds the repurchase price and also monitors the financial condition of the issuer of the repurchase agreement. If the seller defaults, the Fund may incur disposition costs in connection with liquidating the collateral of that seller. If bankruptcy proceedings are commenced with respect to the seller, realization upon the collateral by the Fund may be delayed or limited.

         The Fund's investments will be subject to the market fluctuations and risks which are inherent in all investments. The Advisor will seek to attain the Fund's stated objective, however, there can be no assurance that the objective will be achieved.

         Currency   Transactions.   The  Equity  Fund  may  engage  in  currency
transactions with counterparties in order to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value. The Fund's currency transactions may include forward currency contracts. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

         The Fund's dealings in forward currency contracts will be limited to hedging involving either specific transactions or portfolio positions. Specific transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Fund, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Fund will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below. The Fund may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund has or in which the Fund expects to have portfolio exposure.

         To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Fund may also engage in proxy hedging. Proxy hedging is often used when the currency to which a fund's portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the fund's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Fund's securities denominated in linked currencies. Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that a fund is engaging in proxy hedging.


Investment Risks

         Investors should recognize that the Funds may invest in both domestic and foreign securities and that investing in foreign securities involves certain special considerations, including those set forth below, which are not typically associated with investing in United States securities and which may favorably or unfavorably affect the performance of the Fund.

         As foreign companies are not generally subject to the same uniform standards, practices and requirements, with respect to accounting, auditing and financial reporting, as are domestic companies, there may be less publicly available information about a foreign company than about a domestic company. Many foreign securities markets, while growing in volume of trading activity, have substantially less volume in the U.S. market, and securities of some foreign issuers are less liquid and more volatile than securities of domestic issuers. Similarly, volume and liquidity in most foreign bond markets is less than in the United States and, at times, volatility of price can be greater than in the United States. Furthermore, foreign markets have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of a Fund are uninvested and no return is earned thereon. Inability to dispose of portfolio securities due to settlement problems either could result in losses to a Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Fixed commissions on some foreign securities exchanges and bid to asked spreads in foreign bond markets are generally higher than negotiated commissions on U.S. exchanges and bid to asked spreads in the U.S. bond market, although a Fund will endeavor to achieve the most favorable net results on its portfolio transactions. Furthermore, a Fund may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. There is generally less government supervision and regulation of business and industry practices, securities exchanges, brokers and listed companies than in the United States. Communications between the United States and foreign countries may be less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect United States investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. The Advisor seeks to mitigate the risks associated with the foregoing considerations through continuous professional management.

         Investments in foreign securities usually will involve currencies of foreign countries. Because of the considerations discussed above, the value of the assets of a Fund, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and a Fund may incur costs in connection with conversions between various currencies. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer. The Funds will conduct their foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into the forward or futures contracts (or option thereon) to purchase or sell foreign currencies.

         Foreign securities may be subject to foreign government taxes which could reduce the yield on such securities, although a shareholder of the Fund may, subject to certain limitations, be entitled to claim a credit or deduction for U.S. federal income tax purposes for his or her proportionate share of such foreign taxes paid by the Funds (see "Taxes"). U.S. and foreign securities markets do not always move in step with each other and the total returns from different markets may vary significantly.

         Securities rated BB by S&P or Ba by Moody's and below are commonly known as "high-yield," "high-risk" or "junk bonds" and involve a high degree of speculation with respect to the payment of principal and interest.


Investment Restrictions

         The policies set forth below that are fundamental policies of each of the Funds, along with the investment objective of each Fund, may not be changed without approval of a majority of the outstanding voting securities of such Fund. As used in this Statement of Additional Information a "majority of the outstanding voting securities of a Fund" means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund. As a matter of fundamental policy, each of the Funds will not:

         Invest in companies for the purpose of exercising control;

         Invest in securities of other investment companies except by purchase in the open market involving only customary broker's commissions, or as part of a merger, consolidation, or acquisition of assets;

         Purchase or sell commodities or commodity contracts;

         Invest in interests in oil, gas, or other mineral explorations or development programs;

         Purchase securities on margin, except that it may utilize such short-term credits as may be necessary for clearance of purchases or sales of securities;

         Issue   senior   securities   (except  that  the  Fund  may  engage  in
         transactions such as those permitted by SEC release IC-10666);

         Act as an underwriter of securities of other issuers, except that each Fund may invest up to 10% of the value of its total assets (at time of investment) in portfolio securities which the Fund might not be free to sell to the public without registration of such securities under the Securities Act of 1933, as amended, or any foreign law restricting distribution of securities in a country of a foreign issuer;

         Concentrate its investments in any industry;

         Participate on a joint or a joint and several basis in any securities trading account;

         Engage in short sales;

         Purchase or sell real estate, provided that liquid securities of companies which deal in real estate or interests therein will not be deemed to be investment in real estate;

         Purchase any security if, as a result of such purchase, less than 75% of the assets of the Fund would consist of cash and cash items, U.S. Government securities, securities of other investment companies, and securities of issuers in which the Fund has not invested more than 5% of its assets;

         Purchase stock or securities of an issuer (other than the obligations of the United States or any agency or instrumentality thereof) if such purchase would cause the Fund to own more than 10% of any class of the outstanding voting securities of such issuer; and

         Except for the Fixed Income Fund, make loans, except that it may enter into repurchase agreements secured by the U.S. Government or Agency securities.

         Except as specified below, each of the Funds may only borrow money for temporary or emergency purposes and then only in an amount not in excess of 5% of the lower of value or cost of its total assets, in which case the Fund may pledge, mortgage or hypothecate any of its assets as security for such borrowing but not to an extent greater than 5% of its total assets. A Fund may borrow money to avoid the untimely disposition of assets to meet redemptions, in an amount up to 33 1/3% of the value of its assets, provided that the Fund maintains asset coverage of 300% in connection with borrowings, and the Fund may not make other investments while such borrowings are outstanding.

         The Directors of the Company have voluntarily adopted certain nonfundamental policies and restrictions which are observed in the conduct of the Funds' affairs. These represent intentions of the Directors based upon current circumstances. They differ from fundamental investment policies in that they may be changed or amended by action of the Directors without requiring prior notice to or approval of shareholders.

         As a matter of nonfundamental policy, neither the Equity Fund or the Fixed Income Fund may:

         Invest more than 15% of its net assets in illiquid securities;

         Engage in arbitrage transactions; or

         Purchase or sell options.

         If a percentage restriction on investment or utilization of assets as set forth under "Investment Restrictions" and "Investment Policies" sections above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or the total cost of the Fund's assets will not be considered a violation of the restriction.


Item 13.  Management of the Fund

Directors and Officers

         Under Maryland law and the Company's Articles of Incorporation, as amended or restated, the Board of Directors has overall responsibility for managing the business and affairs of the Company and the Funds. The Directors elect the officers of the Company, who are responsible for administering the day-to-day operations of the Funds.

         The following is a list of the Company's Directors and Officers, their birth date and a brief statement of their present positions and principal occupations during the past five years.

     *John Pasco, III (4/10/45) Chairman, Director, and Treasurer 1500 Forest Ave, Suite 223; Richmond, VA 23229. Mr. Pasco is Treasurer and Director of Commonwealth Shareholder Services, Inc., the Company's Administrator, since 1985. Director and shareholder of Fund Services, Inc., the Company's Transfer and Disbursing Agent, since 1987 and shareholder of Commonwealth Fund Accounting, Inc. which provides bookkeeping services to Star Bank. Chairman, Director, and Treasurer of Vontobel Funds, Inc., a registered investment company. Mr. Pasco is also a certified public accountant.

     Samuel Boyd, Jr. (9/18/40) Director 10808 Hob Nail Court, Potomac, MD 20854. Mr. Boyd is currently the Manager of the Customer Services Operations and Accounting Division of the Potomac Electric Power Company. Director of Vontobel Funds, Inc., a registered investment company. Mr. Boyd is also a certified public accountant.

     William E. Poist (6/11/39) Director 5272 River Road, Bethesda, MD 20816. Mr. Poist is a financial and tax consultant through his firm Management Consulting for Professionals. Director of Vontobel Funds, Inc., a registered investment company. Mr. Poist is also a certified public accountant.

     Paul M. Dickinson (11/11/47) Director 8704 Berwickshire Drive, Richmond, VA 23229. Mr. Dickinson is currently the President of Alfred J. Dickinson, Inc., Realtors. Director of Vontobel Funds, Inc., a registered investment company.

     *Jane H. Williams (6/28/48) Vice President of the Company and President of the Sand Hill Portfolio Manager Fund series 3000 Sand Hill Road, Suite 150, Menlo Park, CA 94025. Ms. Williams is the Executive Vice President of Sand Hill Advisors, Inc. since 1982.

     *Leland H. Faust (8/30/46) Vice President of the Company and President of the CSI Equity Fund and the CSI Fixed Income Fund One Montgomery Street, Suite 2525, San Francisco, CA 94104. President of CSI Capital Management, Inc. since 1978. Mr. Faust is also a Partner in the law firm Taylor & Faust.

     *F. Byron Parker, Jr. (1/26/43) Secretary 810 Lindsay Court, Richmond, VA 23229. Secretary of Commonwealth Shareholder Services, Inc. since 1986. Secretary of Vontobel Funds, Inc., a registered investment company. Partner in the law firm Mustian & Parker.

---------------------
     *Persons deemed to be "interested" persons of the Company, CSI Capital Management, Inc. or First Dominion Capital Corp. under the 1940 Act.

Compensation Table

                              Aggregate Compensation From   Pension or Retirement        Total Compensation From
                              Company for Fiscal Year       Benefits Accrued As Part     Company and Fund Complex
Name and Position Held        ended August 31, 19981        of Fund Expenses             Paid to Directors
----------------------        ----------------------           -----------------------   -----------------
John Pasco, III, Director                  $0                           N/A                          $0
Samuel Boyd, Jr., Director               $2,200                         N/A                        $3,700
William E. Poist, Director               $2,200                         N/A                        $3,700
Paul M. Dickinson, Director              $2,200                         N/A                        $3,700
----------------------


1 This amount represents the aggregate amount of compensation paid to the Directors for: (a) service on the Board of Directors for the Company's fiscal year ended August 31, 1998.

Item 14.  Control Persons and Principal Holders of Securities

     As of August 31, 1998, Charles Schwab & Co., 101 Montgomery Street, San Francisco, California 94101-4122 owned of record and beneficially 2,916,793.987 outstanding shares (or 99.139%) of the Equity Fund, and 3,639,629.140 outstanding shares (or 99.935%) of the Fixed Income Fund.


Item 15.  Investment Advisory and Other Services

Investment Advisor

         CSI Capital Management, Inc. (the "Advisor") manages the investment of the assets of the Funds pursuant to Investment Advisory Agreements (each, an "Advisory Agreement"). The Advisory Agreements are effective for a period of two years from October 14, 1997, and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Company, provided the continuance is also approved by a majority of the Directors who are not "interested persons" of the Company or the Advisor by vote cast in person at a meeting called for the purpose of voting on such approval. Each Advisory Agreement is terminable without penalty on sixty days notice by the Company's Board of Directors or by the Advisor. Each Advisory Agreement provides that it will terminate automatically in the event of its assignment. The address of the Advisor is One Montgomery Street, Suite 2525, San Francisco, CA 94104.

     The Advisor is compensated at the annual rate of 1% of the average daily net assets of each Fund as described in the Prospectus of the Funds. The Fixed Income Fund has voluntarily agreed to waive fees or make payments to the extent that its total would not exceed 1% of the average daily net assets through August 31, 1999. the fiscal year ended August 31, 1998 the Fund paid the Advisor $142,044 for the Equity Fund and $164,495 for the Fixed Income Fund. During 1998, the Advisor voluntarily waived $83,263 of the Fixed Income Fund's management fee.

         The Advisory Agreements contemplate the authority of the Advisor to place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best price and execution of its orders. The Advisor may purchase and sell securities to and from brokers and dealers who provide a Fund with research advice and other services, or who sell shares of the Fund. See "Portfolio Transactions" above.

Distributor

         First Dominion Capital Corp. (the "Distributor"), 1500 Forest Avenue, Suite 223, Richmond, VA 23229, is the Company's principal underwriter pursuant to a Distribution Agreement between the Company and the Distributor that became effective August 19, 1997. John Pasco, III, Chairman of the Board and Director of the Company owns 100% of the Distributor, and is its President, Treasurer and a Director.

Custodian and Accounting Services Agents.

         Star Bank ("Star") is the Company's custodian and accounting services agent. Star collects income when due and holds all of the portfolio securities and cash. Star, as the accounting services agent, maintains and keeps current the books, accounts, records, journals or other records of original entry relating to the Fund's business. The address of Star Bank is 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45201-1118. For the fiscal year ended August 31, 1998, the Fund paid Star $13,824 for the Equity Fund and $12,488 for the Fixed Income Fund. Star voluntarily waived custodian fees of $1,034 for the Equity Fund and $251 for the Fixed Income Fund.

Transfer and Dividend Disbursing Agent

         Fund Services, Inc. ("FSI" or the "Transfer Agent") is the transfer and dividend disbursing agent for the Company. FSI provides all the necessary facilities, equipment and personnel to perform the usual and ordinary services of the transfer and dividend disbursing agent, including administrative receipt and processing of orders and payments for purchases of shares, opening shareholder accounts, preparing shareholder meeting lists, mailing proxy material, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding certain taxes on non-resident alien accounts, disbursing income dividends and capital distributions, preparing and filing U.S. Treasury Department Form 1099 (or equivalent) for all shareholders, preparing and mailing confirmation forms to shareholders for all purchases and redemptions of the Company's shares and all other confirmable transactions in shareholders' accounts, recording reinvestment of dividends and distribution of the Company's shares. Under the Agreement between the Company and FSI, as in effect on August 19, 1997, 1997, FSI is compensated pursuant to a schedule of services, and is reimbursed for out-of-pocket expenses. The schedule for each Fund calls for a minimum payment of $16,500 per year. The address of the Transfer Agent is P.O. Box 26305, Richmond, VA 23260. For the fiscal year ended August 31, 1998, the Fund paid FSI $7,384 for the Equity Fund and $7,464 for the Fixed Income Fund.

         John Pasco, III, President of the Company and an officer and shareholder of Commonwealth Shareholder Services, Inc (the Administrator of the Funds) owns one third of the stock of FSI, and, therefore, FSI may be deemed to be an affiliate of the Company and Commonwealth Shareholder Services, Inc.

Administrator

         Commonwealth Shareholder Services, Inc. ("CSS") is the Company's administrator for each Fund pursuant to Administrative Services Agreements (the "Service Agreements"). Each of the Service Agreements continues in effect from year to year for a term of one year only if the Board of Directors, including a majority of the directors who are not interested persons of the Company or the Administrator, approve the extension at least annually. CSS provides certain recordkeeping and shareholder servicing functions required of registered investment companies, and will assist each Fund in preparing and filing certain financial and other reports and performs certain daily functions required for ongoing operations. CSS may furnish personnel to act as the Company's officers to conduct the Company's business subject to the supervision and instructions of the Company's Board of Directors. CSS also provides other administrative and operational services required by the Funds on terms set and for fees or reimbursements approved by the Company's Board of Directors. The Administrative Services Agreements provide that CSS will be paid monthly: (1) 0.20% of the average daily net assets of the Funds on the first $50 million, 0.15% per annum of the average daily net assets from $50 million to $100 million, and 0.10% per annum of the average daily net assets over $100 million (which includes regulatory matters, backup of the pricing of shares of each Fund, administrative duties in connection with the execution of portfolio trades, and certain services in connection with Fund accounting); (2) an hourly fee for shareholder servicing and state securities law matters; and (3) certain out-of-pocket expenses. The address of CSS is 1500 Forest Avenue, Suite 223, Richmond, VA 23229. For the fiscal year ended August 31, 1998, the Fund paid CSS $34,549 for the Equity Fund and $39, 366 for the Fixed Income Fund.

Item 16.  Brokerage Allocation and Other Practices.

         The Advisory Agreements contemplate the authority of the Advisor to place orders for each of the Funds pursuant to its investment determinations either directly with the issuer or with any broker or dealer. The Advisor may allocate brokerage to an affiliated dealer in accordance with written policies and procedures adopted by the Company's Board of Directors. It is the policy of the Advisor, in placing orders for the purchase and sale of each Fund's securities, to seek to obtain the best price and execution for its securities transactions, taking into account such factors as price, commission, where applicable, (which is negotiable in the case of U.S. national securities exchange transactions but which is generally fixed in the case of foreign exchange transactions), size of order, difficulty of execution and skill required of the executing broker/dealer. After a purchase or sale decision is made by the Advisor, the Advisor then arranges for execution of the transaction in a manner deemed to provide the best price and execution for the Fund.

         Exchange-listed securities are generally traded on their principal exchange unless another market offers a better result. Securities traded only in the over-the-counter market may be executed on a principal basis with primary market makers in such securities except for fixed price offerings and except where a Fund may obtain better prices or executions on a commission basis or by dealing with other than a primary market maker.

         The Fund paid $36,802 in brokerage commissions during the last fiscal year, none of which was paid to an affiliated broker-dealer.

         The Fund may authorize the Advisor, when placing Fund transactions, to allocate a portion of the Fund's brokerage to persons or firms providing the Advisor with investment recommendations, statistical, research or similar services useful to the Advisor's investment decision making process. The term "investment recommendations, statistical, research or similar services" means advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analysis and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. It also may authorize the Advisor to cause the Fund to pay a commission higher than that charged by another broker in consideration of such research services. Such services are one of the many ways the Advisor can keep abreast of the information generally circulated among institutional investors by broker-dealers. While this information is useful in varying degrees, its value is indeterminable. Such services received on the basis of transactions for a Fund may be used by the Advisor for the benefit of other clients, and the Fund may benefit from such transactions effected for the benefit of other clients.

         From time to time, and subject to the Advisor obtaining the best price and execution for each Fund, the Board of Directors may authorize the Advisor to allocate brokerage transactions to a broker in consideration of: (1) payment of an obligation otherwise payable by the Funds, or (2) in consideration of the sale of Fund shares. While there is no formula, agreement or undertaking to do so, and when it can be done consistent with the policy of obtaining best price and execution, a Fund may consider sales of its shares as a factor in the selection of brokers to execute portfolio transactions. The Advisor is not authorized, when placing portfolio transactions for a Fund, to pay a brokerage commission in excess of that which another broker might have charged for executing the same transaction solely on account of Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. There were no transactions and related commissions for last fiscal year.

         When two or more clients managed by the Advisor are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated in a manner deemed equitable to each client. It is recognized that in some cases the procedure could have a detrimental effect on the price or volume of the security as far as a Fund is concerned. In other cases, however, it is believed that the ability of such Fund to participate in volume transactions will be beneficial for the Fund. It is the opinion of the Board of Directors of the Company that these advantages, when combined with the other benefits available because of the Advisor's organization, outweigh the disadvantages that may be said to exist from this treatment of transactions.

         Average annual portfolio turnover rate is the ratio of the lesser of sales or purchases to the monthly average value of the portfolio securities owned during the year, excluding from both the numerator and the denominator all securities with maturities at the time of acquisition of one year or less. A higher rate involves greater transaction expenses to a Fund and may result in the realization of net capital gains, which would be taxable to shareholders when distributed. Purchases and sales are made for a Fund's portfolio whenever necessary, in the Advisor's opinion, to meet the Fund's objective. The Advisor anticipates that the average annual portfolio turnover rate of each of the Funds will be less than 50%.

Item 17.  Capital Stock and Other Securities

         The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, of which it has presently allocated 50,000,000 shares to the Equity Fund, 50,000,000 shares to the Fixed Income Fund, 50,000,000 shares to the Sand Hill Portfolio Manager Fund, 50,000,000 shares to the Third Millennium Russia Fund and 50,000,000 shares to The New Market Fund. The Board of Directors can allocate the remaining authorized but unissued shares to any series of the Company, or may create additional series and allocate shares to such series. Each series is required to have a suitable investment objective, policies and restrictions, to maintain a separate portfolio of securities suitable to its purposes, and to generally operate in the manner of a separate investment company as required by the 1940 Act.

         If additional series were to be formed, the rights of existing series shareholders would not change, and the objective, policies and investments of each series would not be changed. A share of any series would continue to have a priority in the assets of that series in the event of a liquidation.

         The shares of each series when issued will be fully paid and nonassessable, will have no preference over other shares of the same series as to conversion, dividends, or retirement, and will have no preemptive rights. The shares of any series will be redeemable from the assets of that series at any time at a shareholder's request at the current NAV of that series determined in accordance with the provisions of the 1940 Act and the rules thereunder. The Company's general corporate expenses (including administrative expenses) will be allocated among the series in proportion to net assets or as determined in good faith by the Board. The investment advisory fees payable to the Advisor by each Fund will be based upon the separate assets of each Fund. The shareholders of each of the Funds have the right to vote with respect to the investment advisor of such Fund, respectively.

         Voting and Control - Each outstanding share of the Company is entitled to one vote for each full share of stock and a fractional share of stock. All shareholders vote on matters which concern the corporation as a whole. Election of Directors or ratification of the auditor are examples of matters to be voted upon by all shareholders. The Company is not required to hold a meeting of shareholders each year. The Company intends to hold annual meetings when it is required to do so by the Maryland General Corporate Law or the 1940 Act. Shareholders have the right to call a meeting to consider the removal of one or more of the Directors and will be assisted in Shareholder communication in such matter. Each series shall vote separately on matters (1) when required by the General Corporation Law of Maryland, (2) when required by the 1940 Act and (3) when matters affect only the interest of the particular series. An example of a matter affecting only one series might be a proposed change in an investment restriction of one series. The shares will not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so.

         Dividends and Distributions - As stated previously, it is the policy of the Equity Fund to distribute substantially all of its net investment income annually and the policy of the Fixed Income Fund to distribute substantially all of its net investment income quarterly and each Fund will distribute its net realized capital gains, if any, shortly before the close of the fiscal year (December 31st).

         All dividend and capital gains distributions, if any, will be reinvested in full and fractional shares based on net asset value (without a sales charge) as determined on the ex-dividend date for such distributions. Shareholders may, however, elect to receive all such payments, or the dividend or distribution portion thereof, in cash, by sending written notice to this effect to the Transfer Agent. This written notice will be effective as to any subsequent payment if received by the Transfer Agent prior to the record date used for determining the shareholders' entitlement to such payment. Such an election will remain in effect unless or until the Transfer Agent is notified by the shareholder in writing to the contrary.

         Code of Ethics - The Company has adopted a Code of Ethics which imposes certain restrictions on the authority of portfolio managers and certain other personnel of the Company and the Advisor governing personal securities activities and investments of those persons and has instituted procedures to its Code of Ethics to require such investment personnel to report such activities to the compliance officer. The Code is reviewed and updated annually.


Item 18.  Purchase, Redemption, and Pricing of Shares

Eligible Benefit Plans

         An eligible benefit plan is an arrangement available to the employees of an employer (or two or more affiliated employers) having not less than 10 employees at the plan's inception, or such an employer on behalf of employees of a trust or plan for such employees, their spouses and their children under the age of 21 or a trust or plan for such employees, which provides for purchases through periodic payroll deductions or otherwise. There must be at least 5 initial participants with accounts investing or invested in shares of one or more of the Funds and/or certain other funds.

         The initial purchase by the eligible benefit plan and prior purchases by or for the benefit of the initial participants of the plan must aggregate not less than $5,000 and subsequent purchases must be at least $50 per account and must aggregate at least $250. Purchases by the eligible benefit plan must be made pursuant to a single order paid for by a single check or federal funds wire and may not be made more often than monthly. A separate account will be established for each employee, spouse or child for which purchases are made. The requirements for initiating or continuing purchases pursuant to an eligible benefit plan may be modified and the offering to such plans may be terminated at any time without prior notice.


Fund Expenses

         Each Fund will pay its expenses not assumed by the Advisor, including, but not limited to, the following: custodian; stock transfer and dividend disbursing fees and expenses; taxes; expenses of the issuance and redemption of Fund shares (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; and the cost of stationery and forms prepared exclusively for the Fund.

         The allocation of the general expenses to each Fund is made on a basis that the Company's Board of Directors deems fair and equitable, which may be based on the relative net assets of the series of the Company or the nature of the services performed and relative applicability to each series of the Company.

         Under the Fixed Income Fund's Advisory Agreement, the Advisor has agreed to reimburse the Fund if the annual ordinary operating expenses of the Fund exceeds the most stringent limits prescribed by any state in which the Fund's shares are offered for sale. This expense limitation is calculable based on the aggregate net assets of the Fund. Expenses which are not subject to this limitation are interest, taxes and extraordinary expenses. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. Reimbursement, if any, will be on a monthly basis, subject to year-end adjustment and limited to the amount of the advisory fee due from the Fund.

         Investors should understand that the Funds' expense ratios can be expected to be higher than investment companies investing in domestic securities since the cost of maintaining the custody of foreign securities and the rates of advisory fees paid by the Funds are higher.


Special Shareholder Services

         As described briefly in the Prospectus, each Fund offers the following shareholder services:

         Regular Account: The regular account allows for voluntary investments to be made at any time. Available to individuals, custodians, corporations, trusts, estates, corporate retirement plans and others, investors are free to make additions and withdrawals to or from their account as often as they wish. Simply use the Account Application provided with the Prospectus to open your account.

         Telephone Transactions: A shareholder may redeem shares or transfer into another fund if this service is requested at the time the shareholder completes the initial Account Application. If it is not elected at that time, it may be elected at a later date by making a request in writing to the Transfer Agent and having the signature on the request guaranteed.

         Each Fund employs reasonable procedures designed to confirm the authenticity of instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When requesting a telephone redemption or transfer, the shareholder will be asked to respond to certain questions designed to confirm the shareholder's identity as a shareholder of record. Cooperation with these procedures helps to protect the account and the Fund from unauthorized transactions.

         Invest-A-Matic Account: Any shareholder may utilize this feature, which provides for automatic monthly investments into your account. Upon your request, the Transfer Agent will withdraw a fixed amount each month from a checking account for investment into the Fund. This does not require a commitment for a fixed period of time. A shareholder may change the monthly investment, skip a month or discontinue the Invest-A-Matic Plan as desired by notifying the Transfer Agent. This feature requires a separate Plan application, in addition to the Account Application. To obtain an application, or to receive more information, please call the offices of the Company. Individual Retirement Account ("IRA") - All wage earners under 70-1/2, even those who participate in a company sponsored or government retirement plan, may establish their own IRA. You can contribute 100% of your earnings up to $2,000 (or $2,250 with a spouse who is not a wage earner, for years prior to 1997). Starting in 1997, even a spouse who does not earn compensation can contribute up to $2,000 per year to his or her own IRA. The deductibility of such contributions will be determined under the same rules as for contributions made by individuals with earned income. A special IRA program is available for corporate employers under which the employers may establish IRA accounts for their employees in lieu of establishing corporate retirement plans. Known as SEP-IRA's (Simplified Employee Pension-IRA), they free the corporate employer of many of the recordkeeping requirements of establishing and maintaining a corporate retirement plan trust.

         If a shareholder has received a lump sum distribution from another qualified retirement plan, all or part of that distribution may be rolled over into your Fund IRA. A rollover contribution is not subject to the limits on annual IRA contributions. By acting within applicable time limits of the distribution you can continue to defer Federal Income Taxes on your lump sum contribution and on any income that is earned on that contribution.

         How to Establish Retirement Accounts: Please call the Company to obtain information regarding the establishment of individual retirement plan accounts. Each plan's custodian charges nominal fees in connection with plan establishment and maintenance. These fees are detailed in the plan documents. A shareholder may wish to consult with an attorney or other tax advisor for specific advice concerning tax status and plans.

         Exchange Privilege: Shareholders may exchange their shares for shares of any other series of the Company, provided the shares of the fund the shareholder is exchanging into are noticed for sale in the shareholder's state of residence. Each account must meet the minimum investment requirements (currently $1,000). Exchange Privilege Authorization Forms are available by calling the Company. A special authorization form must have been completed and must be on file with the Transfer Agent. To make an exchange, an exchange order must comply with the requirements for a redemption or repurchase order and must specify the value or the number of shares to be exchanged. An exchange will take effect as of the next determination of the Fund's NAV per share (usually at the close of business on the same day). The Transfer Agent will charge the shareholder's account a $10.00 service fee each time there is an exchange. The Company reserves the right to limit the number of exchanges or to otherwise prohibit or restrict shareholders from making exchanges at any time, without notice, should the Company determine that it would be in the best interest of its shareholders to do so. For tax purposes an exchange constitutes the sale of the shares of the Fund from which you are exchanging and the purchase of shares of the Fund into which you are exchanging. Consequently, the sale may involve either a capital gain or loss to the shareholder for federal income tax purposes. The exchange privilege is available only in states where it is legally permissible to do so.


Net Asset Value

         Each Fund's net asset value ("NAV") per share is calculated daily from Monday through Friday on each business day on which the New York Stock Exchange (the "Exchange") is open. The Exchange is currently closed on weekends and on the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day, and the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively. Each Fund's NAV is calculated at the time set by the Board of Directors based upon a determination of the most appropriate time to price the Fund's securities.

         The Board of Directors has determined that each Fund's NAV be calculated as of the close of trading of the Exchange (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no security was tendered for redemption and no order to purchase or sell such security was received by the Fund) in which there is a sufficient degree of trading in the Fund's portfolio securities that the current NAV of the Fund's shares might be materially affected by changes in the value of such portfolio security.

         NAV per share is determined by dividing the total value of a Fund's securities and other assets, less liabilities (including proper accruals of taxes and other expenses), by the total number of shares then outstanding, and rounding the result to the nearer cent.

         Each Fund may compute its NAV per share more frequently if necessary to protect shareholders' interests.

         Generally, securities owned by each Fund are valued at market value. In valuing a Fund's assets, portfolio securities, including ADRs and EDRs, which are traded on the Exchange, will be valued at the last sale price prior to the close of regular trading on the Exchange. Lacking any sales, the security will be valued at the last bid price prior to the close of regular trading on the Exchange. ADRs and EDRs for which such a value cannot be readily determined on any day will be valued at the closing price of the underlying security adjusted for the exchange rate. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated in accordance with procedures approved by the Board of Directors of the Company as the primary market.

         Unlisted securities which are quoted on the NASD's National Market System, for which there have been sales of such securities, shall be valued at the last sale price reported on such system. If there are no such sales, the value shall be the high or "inside" bid, which is the bid supplied by the NASD on its NASDAQ Screen for such securities in the over-the-counter market. The value of such securities quoted on the NASDAQ System, but not listed on the NASD's National Market System, shall be valued at the high or "inside" bid. Unlisted securities which are not quoted on the NASDAQ System and for which the over-the-counter market quotations are readily available will be valued at the last reported bid price for such securities in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at their fair value as determined in good faith by the Board of Directors. Open futures contracts are valued at the most recent settlement price, unless such price does not reflect the fair value of the contract, in which case such positions will be valued by or under the direction of the Board of Directors.

         The value of a security traded or dealt in upon an exchange may be valued at what the Company's pricing agent determines is fair market value on the basis of all available information, including the last determined value, if the pricing agent determines that the last bid does not represent the value of the security, or if such information is not available. For example, the pricing agent may determine that the price of a security listed on a foreign stock exchange that was fixed by reason of a limit on the daily price change does not represent the fair market value of the security. Similarly, the value of a security not traded or dealt in upon an exchange may be valued at what the pricing agent determines is fair market value if the pricing agent determines that the last sale does not represent the value of the security, provided that such amount is not higher than the current bid price.

         Notwithstanding the foregoing, money market investments with a remaining maturity of less than sixty days shall be valued by the amortized cost method; debt securities are valued by appraising them at prices supplied by a pricing agent approved by the Company, which prices may reflect broker-dealer supplied valuations and electronic data processing techniques and are representative of market values at the close of the Exchange; options on securities, futures contracts and options on futures listed or admitted to trading on a national exchange shall be valued at their last sale on such exchange prior to the time of determining NAV; or if no sales are reported on such exchange on that day, at the mean between the most recent bid and asked price; and forward contracts shall be valued at their last sale as reported by the Company's pricing service, or lacking a report by the service, at the value of the underlying currencies at the prevailing currency rates.

         U.S. Treasury bills, and other short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, with original or remaining maturities in excess of 60 days are valued at the mean of representative quoted bid and asked prices for such securities or, if such prices are not available, are valued at the mean of representative quoted bid and asked prices for securities of comparable maturity, quality and type.
Short-term securities, with 60 days or less to maturity, are amortized to maturity based on their cost if acquired within 60 days of maturity or, if already held, on the 60th day, based on the value determined on the 61st day.

         The value of a security which is subject to legal or contractual delays in or restrictions on resale by a Fund shall be taken to be the fair value thereof as determined in accordance with procedures established by the Company's Board, on the basis of such relevant factors as the following: the cost of such security to the Fund, the market price of unrestricted securities of the same class at the time of purchase and subsequent changes in such market price, potential expiration or release of the restrictions affecting such security, the existence of any registration rights, the fact that the Fund may have to bear part or all of the expense of registering such security, and any potential sale of such security to another investor. The value of other property owned by a Fund shall be determined in a manner which, in the discretion of the pricing agent of the Fund, most fairly reflects fair market value of the property on such date.

         Following the calculation of security values in terms of currency in which the market quotation used is expressed ("local currency"), the pricing agent shall, prior to the next determination of the NAV of a Fund's shares, calculate these values in terms of United States dollars on the basis of the conversion of the local currencies (if other than U.S.) into United States dollars at the rates of exchange prevailing at the value time as determined by the pricing agent.

         Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the New York Stock Exchange is open). In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which a Fund's NAV is not calculated. Each Fund calculates NAV per share, and therefore, effects sales, redemptions and repurchases of its shares, as of the close of the Exchange once on each day on which that Exchange is open. Such calculation may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculations. If events materially affecting the value of a portfolio security occur between the time when its price is determined and the time when a Fund's NAV is calculated, such a security will be valued at fair value as determined in good faith by the Board of Directors.

         Any purchase order may be rejected by the Distributor or by the Company.


Item 19.  Taxation of the Fund

                             DISTRIBUTIONS AND TAXES


         Distributions of net investment income The Funds receive income generally in the form of interest and other income on their investments. This income, less expenses incurred in the operation of a Fund, constitutes a Fund's net investment income from which dividends may be paid to you. Any distributions by a Fund from such income will be taxable to you as ordinary income, whether you take them in cash or in additional shares.

         Distributions of capital gains The Funds may derive capital gains and losses in connection with sales or other dispositions of their portfolio securities. Distributions from net short-term capital gains will be taxable to you as ordinary income. Distributions from net long-term capital gains will be taxable to you as long-term capital gain, regardless of how long you have held your shares in a Fund. Any net capital gains realized by a Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on the Fund.

         Effect of foreign investments on distributions Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by a Fund. Similarly, foreign exchange losses realized by a Fund on the sale of debt securities are generally treated as ordinary losses by the Fund. These gains when distributed will be taxable to you as ordinary dividends, and any losses will reduce a Fund's ordinary income otherwise available for distribution to you. This treatment could increase or reduce a Fund's ordinary income distributions to you, and may cause some or all of a Fund's previously distributed income to be classified as a return of capital.

         A Fund may be subject to foreign withholding taxes on income from certain of its foreign securities. If more than 50% of a Fund's total assets at the end of the fiscal year are invested in securities of foreign corporations, a Fund may elect to pass-through to you your pro rata share of foreign taxes paid by the Fund. If this election is made, the year-end statement you receive from a Fund will show more taxable income than was actually distributed to you. However, you will be entitled to either deduct your share of such taxes in computing your taxable income or (subject to limitations) claim a foreign tax credit for such taxes against your U.S. federal income tax. A Fund will provide you with the information necessary to complete your individual income tax return if it makes this election.

         Information on the tax character of distributions The Funds will inform you of the amount of your ordinary income dividends and capital gains distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, a Fund may designate and distribute to you, as ordinary income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund.

         Election to be taxed as a regulated investment company Each Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code, has qualified as such for its most recent fiscal year, and intends to so qualify during the current fiscal year. As regulated investment companies, the Funds generally pay no federal income tax on the income and gains they distribute to you. The board reserves the right not to maintain the qualification of a Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, a Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you will be taxed as ordinary dividend income to the extent of such Fund's earnings and profits.

         Excise tax distribution requirements To avoid federal excise taxes, the Internal Revenue Code requires a Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. Each Fund intends to declare and pay these amounts in December (or in January that are treated by you as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

         Redemption of fund shares Redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, or exchange your Fund shares for shares of a different fund of the Company, the IRS will require that you report a gain or loss on your redemption or exchange. If you hold your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you hold your shares. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by a Fund on those shares.

         All or a portion of any loss that you realize upon the redemption of your Fund shares will be disallowed to the extent that you buy other shares in such Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares you purchase.

         U.S. government obligations Many states grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

         Dividends-received deduction for corporations Because the Fixed Income Fund's income consists of interest rather than dividends, no portion of its distributions will generally be eligible for the intercorporate dividends-received deduction. None of the dividends paid by the Fixed Income Fund for the most recent calendar year qualified for such deduction, and it is anticipated that none of the current year's dividends will so qualify.

         As a corporate shareholder, you should note that 100% of the dividends paid by the Equity Fund for the most recent fiscal year qualified for the dividends-received deduction. You will be permitted in some circumstances to deduct these qualified dividends, thereby reducing the tax that you would otherwise be required to pay on these dividends. The dividends-received deduction will be available only with respect to dividends designated by the Equity Fund as eligible for such treatment. All dividends (including the deducted portion) must be included in your alternative minimum taxable income calculations.

         Investment in complex securities The Funds may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by a Fund are treated as ordinary income or capital gain, accelerate the recognition of income to a Fund and/or defer a Fund's ability to recognize losses, and, in limited cases, subject a Fund to U.S. federal income tax on income from certain of its foreign securities. In turn, these rules may affect the amount, timing or character of the income distributed to you by a Fund.


Item 20.  Underwriters

         Shares of the Funds are sold at NAV on a continuous basis, without a sales charge. The Distributor is required to distribute the Funds' shares on a best efforts basis. The following table sets forth the commissions and other compensation received by the principal underwriter, which is an affiliated person of the Funds, directly or indirectly, from the Funds during the Funds' most recent fiscal year:


          (1)                     (2)                    (3)                    (4)                     (5)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
        Name of                   Net               Compensation             Brokerage                 Other
       Principal             Underwriting          on Redemptions           Commissions            Compensation
      Underwriter            Discounts and         and Repurchases
                              Commissions
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
First Dominion Capital           None                   None                    None                   None
         Corp.
------------------------ ---------------------- ---------------------- ----------------------- ----------------------



Item 21.  Calculation of Performance Data
         Current yield and total return are the two primary methods of measuring investment performance. Occasionally, however, a Fund may include its distribution rate in sales literature. Yield, in its simplest form, is the ratio of income per share derived from the Fund's portfolio investments to the current maximum offering price expressed in terms of percent. The yield is quoted on the basis of earnings after expenses have been deducted. Total return, on the other hand, is the total of all income and capital gains paid to shareholders, assuming reinvestment of all distributions, plus (or minus) the change in the value of the original investment, expressed as a percentage of the purchase price. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price.

         Generally, performance quotations by investment companies are subject to certain rules adopted by the Securities and Exchange Commission (the "Commission"). These rules require the use of standardized performance quotations, or alternatively, that every non-standardized performance quotation furnished by a Fund be accompanied by certain standardized performance information computed as required by the Commission. Current yield and total return quotations used by a Fund are based on the standardized methods of computing performance mandated by the Commission.

         Yield. As indicated below, current yield is determined by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period and annualizing the result. Expenses accrued for the period include any fees charged to all shareholders during the 30-day base period. According to the Commission formula:

                     YIELD  =  2 [ ( a-b    + 1 )6 - 1 ]
                                   ------
                                     cd

where:
     a =   dividends  and  interest  earned  during the  period.

     b =   expenses accrued for the period (net of reimbursements).

     c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

     d =   the maximum offering price per share on the last day of the period.

        Total Return. As the following formula indicates, the average annual total return is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation and dividends and distributions paid and reinvested) for the stated period less any fees charged to all shareholder accounts and annualizing the result. The calculation assumes the maximum sales load is deducted from the initial $1,000 purchase order and that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each one-, five- and ten-year or since inception period and the deduction of all applicable charges and fees.

         According to the Commission formula:

                               P(1 + T)n = ERV


where:
         P =   a hypothetical  initial  payment of $1,000

         T =   average annual total return

         n =   number of years

         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods
               (or fractional portion thereof).

         The average annual total returns for the Funds are as follows:

                         Fund                              From Inception
                                                           10/14/97 to 8/31/98
                         Equity Fund                            -1.20%
                         Fixed Income Fund                       4.80%

         Sales literature pertaining to a Fund may quote a distribution rate in addition to the yield or total return. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price. The distribution rate differs from the yield because it measures what the Fund paid to shareholders rather than what the Fund earned from investments. It also differs from the yield because it may include dividends paid from premium income from option writing, if applicable, and short-term capital gains in addition to dividends from investment income. Under certain circumstances, such as when there has been a change in the amount of dividend payout, or a fundamental change in investment policies, it might be appropriate to annualize the distributions paid over the period such policies were in effect, rather than using the distributions paid during the past twelve months.

         Occasionally statistics may be used to specify a Fund's volatility or risk. Measures of volatility or risk are generally used to compare the Fund's NAV or performance relative to a market index. One measure of volatility is beta. Beta is the volatility of a Fund relative to the total market as represented by the Standard & Poor's 500 Stock Index. A beta of more than 1.00 indicates volatility greater than the market, and a beta of less than 1.00 indicates volatility less than the market. Another measure of volatility or risk is standard deviation. Standard deviation is used to measure variability of NAV or total return around an average, over a specified period of time. The premise is that greater volatility connotes greater risk undertaken in achieving performance.

         Sales literature referring to the use of a Fund as a potential investment for IRAs, Business Retirement Plans, and other tax-advantaged retirement plans may quote a total return based upon compounding of dividends on which it is presumed no federal income tax applies.

         Regardless of the method used, past performance is not necessarily indicative of future results, but is an indication of the return to shareholders only for the limited historical period used.

Comparisons and Advertisements

         To help investors better evaluate how an investment in a Fund might satisfy their investment objective, advertisements regarding the Fund may discuss yield, total return, or Fund volatility as reported by various financial publications. Advertisements may also compare yield, total return, or volatility (as calculated above) to yield, total return, or volatility as reported by other investments, indices, and averages. The following publications, indices, and averages may be used:

         (a) Dow Jones Composite Average or its component averages - an unmanaged index composed of 30 blue-chip industrial corporation stocks (Dow Jones Industrial Average), 15 utilities company stocks (Dow Jones Utilities Average), and 20 transportation company stocks. Comparisons of performance assume reinvestment of dividends.

         (b) Standard & Poor's 500 Stock Index or its component indices an unmanaged index composed of 400 industrial stocks, 40 financial stocks, 40 utilities stocks, and 20 transportation stocks.
                  Comparisons of performance assume reinvestment of dividends.

         (c) The New York Stock Exchange composite or component indices -unmanaged indices of all industrial, utilities, transportation, and finance stocks listed on the New York Stock Exchange.

         (d) Wilshire 5000 Equity Index - represents the return on the market value of all common equity securities for which daily pricing is available. Comparisons of performance assume reinvestment of dividends.

         (e) Lipper - Mutual Fund Performance Analysis, Lipper - Fixed Income Analysis, and Lipper Mutual Fund Indices - measures total return and average current yield for the mutual fund industry. Ranks individual mutual fund performance over specified time periods assuming reinvestment of all distributions, exclusive of sales charges.

         (f) CDA Mutual Fund Report, published by CDA Investment Technologies, Inc. - analyzes price, current yield, risk, total return, and average rate of return (average annual compounded growth rate) over specified time periods for the mutual fund industry.

         (g) Mutual Fund Source Book and other material, published by Morningstar, Inc. - analyzes price, yield, risk, and total return for equity funds.

         (h) Financial publications: Business Week, Changing Times, Financial World, Forbes, Fortune, Barron's, Financial Times, Investor's Business Daily, New York Times, The Wall Street Journal, and Money magazines - publications that rate fund performance over specified time periods.

         (i) Consumer Price Index (or Cost of Living Index), published by the U.S. Bureau of Labor Statistics - a statistical measure of change, over time, in the price of goods and services, in major expenditure groups.

         (j) Standard & Poor's 100 Stock Index - an unmanaged index based on the price of 100 blue-chip stocks, including 92 industrials, one utility, two transportation companies, and 5 financial institutions. The S&P 100 Stock Index is a smaller more flexible index for option trading.

         (k) Morgan Stanley Capital International EAFE Index - an arithmetic, market value-weighted average of the performance of over 1,000 securities on the stock exchanges of countries in Europe, Australia and the Far East.

         (l) J.P. Morgan Traded Global Bond Index - is an unmanaged index of government bond issues and includes Australia, Belgium, Canada, Denmark, France, Germany, Italy, Japan, The Netherlands, Spain, Sweden, United Kingdom and United States gross of withholding tax.

         (m) IFC Global Total Return Composite Index - An unmanaged index of common stocks that includes 18 developing countries in Latin America, East and South Asia, Europe, the Middle East and Africa (net of dividends reinvested).

         (n) Nomura Research, Inc. Eastern Europe an Equity Index comprised of those equities which are traded on listed markets in Poland, the Czech Republic, Hungary and Slovakia (returns do not include dividends).

         In assessing such comparisons of yield, return, or volatility, an investor should keep in mind that the composition of the investments in the reported indices and averages in not identical to a Fund's portfolio, that the averages are generally unmanaged, and that the items included in the calculations of such averages may not be identical to the formula used by the Fund to calculate its figures. In addition, there can be no assurance that the Fund will continue its performance as compared to such other averages.


Item 22.  Financial Statements

         The books of each Fund will be audited at least once each year by Tait, Weller and Baker, of Philadelphia, PA, independent public accountants. The Funds' audited financial statements, including the notes thereon and the Report of Independent Accountants, for the Funds' fiscal year ended August 31, 1998 are incorporated by reference in this Item 22 by reference to the Funds' Annual Report[s] to Shareholders for such fiscal year.

APPENDIX

                      DESCRIPTION OF CORPORATE BOND RATINGS

Moody's Investors Service, Inc. ("Moody's") Corporate Bond Ratings:

         Aaa - Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities. Moody's applies numerical modifiers 1,2 and 3 in the Aa and A rating categories. The modifier 1 indicates that the security ranks at a higher end of the rating category, modified 2 indicated a mid-range rating, and the modifier 3 indicates that the issue ranks at the lower end of the rating category.

         A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e. they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba - Bonds which are rated Ba are judged to have speculative elements, their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C - Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


Moody's Short-Term Debt Ratings:

         Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

         Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

         Prime-1 - Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics, lending market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well established access to range of financial markets and assured sources of alternate liquidity.

         Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Prime 3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.


Standard & Poor's Ratings Group Corporate Bond Ratings:

         AAA - Bonds rated AAA have the highest rating assigned by Standard & Poor's to a debt obligation indicate an extremely strong capacity to pay principal and interest.

         AA - Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from highest rated issues only to a small degree. Plus(+) or Minus(-) - The ratings from AA to CCC may be modified by the addition of a plus or a minus sign, which shows relative standing within the major rating categories.

         A - Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in the higher rated categories.

         BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in categories than for debt in higher rated categories.

         BB, B, CCC, CC - Debt rated BB, B, CCC, and CC is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation which indicates BB the lowest degree of speculation and CC the highest degree of speculation. While such debt will have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

         C - The rating C is reserved for income bonds on which no interest is being paid.

         D - Debt rated D is in default, and payment of interest and/or repayment of principal is in arrears .

Investment Advisor:        CSI Capital Management, Inc.
                           One Montgomery Street
                           Suite 2525
                           San Francisco, CA 94104

Distributor:               First Dominion Capital Corp.
                           1500 Forest Ave., Suite 223
                           Richmond, VA 23229

Independent Auditors:      Tait, Weller & Baker
                           8 Penn Center Plaza
                           Suite 800
                           Philadelphia, PA 19103

Fund Counsel:              Stradley Ronon Stevens & Young, LLP
                           2600 One Commerce Square
                           Philadelphia, PA 19103

Marketing Services:        For general information on the Funds and marketing
                           services, call the Distributor at
                           (800) 527-9525 toll free.

Transfer Agent:            For account information, wire purchase or
                           redemptions, call or write to the Fund's
                           Transfer Agent:

                                    Fund Services, Inc.
                                    P.O. Box 26305
                                    Richmond, VA  23260-6305
                                    (800) 628-4077 Toll Free

                           More Information: For 24-hour, 7-days-a-week price information call 1-527-9525. For information on any series of the Company, investment plans, or other shareholder services, call the Company at 527-9525 during normal business hours, or write the Company at 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

                              THE WORLD FUNDS, INC.

                          THIRD MILLENNIUM RUSSIA FUND

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                             DATED DECEMBER 30, 1998


         The World Funds, Inc. (the "World Funds") is an open-end management investment company commonly known as a "mutual fund." This Statement of Additional Information ("SAI") is not a prospectus but supplements the information contained in the current Part A to Form N-1A of the Third Millennium Russia Fund, (the "Fund"), dated December 30, 1998. This SAI should be read in conjunction with the Part A to Form N-1A, and has been designed to provide you with further information which is not contained in the Part A to Form N-1A. The Fund's Part A to Form N-1A may be obtained at no charge upon request to the World Funds. Please retain this SAI for future reference.

                                                  TABLE OF CONTENTS
ITEM 11. FUND HISTORY
ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
ITEM 13. MANAGEMENT OF THE FUND
ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES
ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES
ITEM 17. CAPITAL STOCK AND OTHER SECURITIES
ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES
ITEM 19. TAXATION OF THE FUND
ITEM 20. UNDERWRITER
ITEM 21. CALCULATION OF PERFORMANCE DATA
ITEM 22. FINANCIAL STATEMENT

Item 11. Fund History

                              THE WORLD FUNDS, INC.

         The Fund is a series of World Funds, a Maryland corporation which is was organized on May 9, 1997.

Item 12. Description of the Fund and Its Investments and Risks.

         The World Funds is an open-end, management investment company, commonly known as a "mutual fund." The Fund is a nondiversified series of the World Funds.

                              INVESTMENT OBJECTIVE

         The Fund's investment objective is to seek to achieve capital appreciation by investing in a non-diversified portfolio consisting primarily of equity securities which includes securities convertible into equity securities, such as, warrants, convertible bonds, debentures or convertible preferred stock.

         All investments entail some market risk and there is no assurance that the Fund's investment objective will be realized.

                               INVESTMENT POLICIES

         Under normal circumstances the Fund will have at least 65% of its assets invested in a portfolio of common stocks or securities convertible into common stock of issuers located in Russia. However, when the Advisor believes that investments should be deployed in a temporary defensive posture because of economic or market conditions, the Fund may invest up to 100% of its assets in U.S. Government securities (such as bills, notes, or bonds of the U.S. Government and its agencies) or other forms of indebtedness such as bonds, certificates of deposit or repurchase agreements.

         The Fund may also acquire fixed income investments where these fixed income securities are convertible into equity securities (and which may therefore reflect appreciation the underlying equity security), and where anticipated interest rate movements, or factors affecting the degree of risk inherent in a fixed income security are expected to change significantly so as to produce appreciation in the security consistent with the Fund's objective. The fixed income securities in which the Fund may invest will be rated at the time of purchase BAA or higher by Moody's or BBB or higher by Standard & Poors Rating Group ("S&P"), or if they are foreign securities which are not subject to standard credit ratings the fixed income securities will be "investment grade" issues (in the judgement of the Advisor) based on available information. Securities rated as BBB are regarded as having adequate capacity to pay interest and repay principal.

         The Fund will select its non-equity investment from among securities and obligations of all kinds including preferred stocks, warrant rights, bonds (of any class or rating), money market investments (such as U.S. Government securities issued by the U.S. Treasury, agencies or other instrumentalities) and other evidences of indebtedness.

         The Fund's investments will be subject to the market fluctuations and risks which are inherent in all investments. The Advisor will seek to attain the Fund's stated objective, however, there can be no assurance that the objective will be achieved.

         Strategic Transactions. The Advisor does not, as a general rule, intend to regularly enter into strategic transactions for the purpose of reducing currency and market risk, for two reasons. First, since financial derivatives in Russian markets currently must be tailor-made to the Fund's specifications, they are extremely costly and illiquid instruments, and as such do not offer a cost-effective way to minimize currency and market risk. Second, the Fund is intended for investors with a long-term investment horizon and it is the Advisor's hope that any short-term losses due to fluctuations in local currencies or stock market values will be compensated over the long term by the capital appreciation of the portfolio securities. Notwithstanding the foregoing, the Advisor may, from time-to-time as circumstances dictate, engage in strategic transactions as described below.

         Currency risk is assessed separately from equity analysis. To balance undesirable currency risk the Fund may enter into forward contracts to purchase or sell foreign currencies in anticipation of the Fund's currency requirements, and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss due to a decline in the value of the currency which is sold, they also limit any possible gain which might result should the value of the currency rise. Foreign investments which are not U.S. dollar denominated may require the Fund to convert assets into foreign currencies or convert assets and income from foreign currencies to dollars. Normally, exchange transactions will be conducted on a spot or cash basis at the prevailing rate in the foreign exchange market. However, the investment policies permit the Fund to enter into forward foreign currency exchange contracts in order to provide protection against changes in foreign exchange rates. Any transactions in foreign currencies will be designed to protect the dollar value of the assets composing or selected to be acquired or sold for the investment portfolio of the Fund; the Fund will not speculate in foreign currencies.

         The Fund may purchase and write covered call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign securities. The purchase of an option on foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Fund's position, the Fund may forfeit the entire amount of the premium plus related transaction costs. In connection with such transactions, the Fund will segregate assets sufficient to meet its obligations: when the Fund's obligation is denominated in a foreign currency, the Fund will own that currency or assets denominated in that currency, or a currency or securities which the Advisor anticipates will move along with the hedged currency.

         The Fund may enter into contracts for the purchase or sale for future delivery of foreign currencies ("foreign currency futures"). This investment technique will be used only to hedge against anticipated future changes in exchange rates which otherwise might adversely affect the value of the portfolio securities or adversely affect the prices of securities that the Fund intends to purchase or sell at a later date. The successful use of currency futures will usually depend on the Advisor's ability to forecast currency exchange rate movements correctly. Should exchange rates move in an unexpected manner, the Fund may not achieve the anticipated benefits of foreign currency futures or may actually realize losses.

         The Fund is authorized to use financial futures, currency futures, and options on such futures for certain hedging purposes subject to conditions of regulatory authorities (including margin requirements) and limits established by the World Fund's Board of Directors to avoid speculative use of such techniques.

         Currency Transactions. The Fund may engage in currency transactions with counterparties in order to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value. The Fund's currency transactions may include forward currency contracts. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

         The Fund's dealings in forward currency contracts will be limited to hedging involving either specific transactions or portfolio positions. Specific transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Fund, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Fund will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Fund may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund has or in which the Fund expects to have portfolio exposure.

         To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Fund may also engage in proxy hedging. Proxy hedging is often used when the currency to which a fund's portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Fund's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Fund's securities denominated in linked currencies. Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that a fund is engaging in proxy hedging.

                                INVESTMENT RISKS

         Investors should recognize that the Fund invests in foreign securities and that investing in foreign securities involves certain special considerations, including those set forth below, which are not typically associated with investing in United States securities and which may favorably or unfavorably affect the performance of the Fund.

         As foreign companies are not generally subject to the same uniform standards, practices and requirements, with respect to accounting, auditing and financial reporting, as are domestic companies, there may be less publicly available information about a foreign company than about a domestic company. Many foreign securities markets, while growing in volume of trading activity, have substantially less volume in the U.S. market, and securities of some foreign issuers are less liquid and more volatile than securities of domestic issuers. Similarly, volume and liquidity in most foreign bond markets is less than in the United States and, at times, volatility of price can be greater than in the United States. Furthermore, foreign markets have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of a Fund are uninvested and no return is earned thereon. Inability to dispose of portfolio securities due to settlement problems either could result in losses to a Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Fixed commissions on some foreign securities exchanges and bid to asked spreads in foreign bond markets are generally higher than negotiated commissions on U.S. exchanges and bid to asked spreads in the U.S. bond market, although a Fund will endeavor to achieve the most favorable net results on its portfolio transactions. Furthermore, a Fund may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. There is generally less government supervision and regulation of business and industry practices, securities exchanges, brokers and listed companies than in the United States. Communications between the United States and foreign countries may be less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect United States investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. The Advisor seeks to mitigate the risks associated with the foregoing considerations through continuous professional management.

         Investments in foreign securities usually will involve currencies of foreign countries. Because of the considerations discussed above, the value of the assets of the Fund, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Fund may incur costs in connection with conversions between various currencies. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into the forward or futures contracts (or option thereon) to purchase or sell foreign currencies.

         Foreign securities may be subject to foreign government taxes which could reduce the yield on such securities, although a shareholder of the Fund may, subject to certain limitations, be entitled to claim a credit or deduction for U.S. federal income tax purposes for his or her proportionate share of such foreign taxes paid by the Funds (see "Taxes"). U.S. and foreign securities markets do not always move in step with each other and the total returns from different markets may vary significantly.

                             INVESTMENT RESTRICTIONS

         The policies set forth below that are identified as fundamental policies of the Fund, along with the investment objective of the Fund, may not be changed without approval of a majority of the outstanding voting securities of the Fund. As used in this SAI, a "majority of the outstanding voting securities of a Fund" means the lessor of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund.

         As a matter of fundamental policy, a Fund will not:

                   As to 50% of  its  assets,  purchase  the  securities  of any issuer (other than obligations issued or guaranteed as to principal and interest by the Government of the United States or any agency or instrumentality thereof), if as a result of such purchase, more than 5% of its total assets would be invested in the securities of such issuer.

                   Purchase  stock or  securities  of an issuer  (other than the obligations of the United States or any agency or instrumentality thereof), if such purchase would cause the Fund to own more than 10% of any class of the outstanding voting securities of such issuer or, more than 10% of any class of the outstanding stock or securities of such issuer.

                   Act as an underwriter of securities of other issuers,  except that the Fund may invest up to 10% of the value of its total assets (at the time of investment) in portfolio securities which the Fund might not be free to sell to the public without registration of such securities under the Securities Act of 1933, as amended, or any foreign law restricting distribution of securities in a country of a foreign issuer.

                   Buy or sell commodities or commodity contracts, provided that the Fund may utilize not more than 1% of its assets for deposits or commissions required to enter into forward foreign currency contracts, and financial futures contracts for hedging purposes as described in the Part A. (Such deposits or commissions are not required for forward foreign currency contracts).

                   Borrow money except for  temporary or emergency  purposes and then only in an amount not in excess of 5% of the lower of value or cost of its total assets, in which case the Fund may pledge, mortgage or hypothecate any of its assets as security for such borrowing but not to an extent greater than 5% of its total assets. Notwithstanding the foregoing, to avoid the untimely disposition of assets to meet redemptions, the Fund may borrow up to 33 1/3%, of the value of its assets to meet redemptions, provided that it may not make other investments while such borrowings are outstanding.

                   Make  loans,  except  that  a Fund  may  (1)  lend  portfolio securities; and (2) enter into repurchase agreements secured by U.S. Government securities.

                   Invest more than 25% of its total assets in securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to investments in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

                   Invest in securities of other investment  companies except by purchase in the open market involving only customary broker's commissions, or as part of a merger, consolidation, or acquisition of assets.

                   Invest  in   interests   in  oil,   gas,  or  other   mineral
                  explorations or development programs.

                   Issue senior securities.

                   Participate  on a joint or a joint and  several  basis in any securities trading account.

                   Purchase or sell real estate (except that the Fund may invest in (i) securities of companies which deal in real estate or mortgages, and (ii) securities secured by real estate or interests therein, and that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities).

                   Invest in companies for the purpose of exercising control.

                   Purchase  securities  on margin,  except  that it may utilize such short-term credits as may be necessary for clearance of purchases or sales of securities.

                   Engage in short sales.

                   The  Directors of the World Fund's have  voluntarily  adopted certain policies and restrictions which are observed in the conduct of the Fund's affairs. These represent intentions of the Directors based upon current circumstances. They differ from fundamental investment policies in that they may be changed or amended by action of the Directors without requiring prior notice to or approval of shareholders.


As a matter of non-fundamental policy, the Fund may not:

                   Invest   more  than  15%  of  its  net  assets  in   illiquid
securities.

         If a percentage restriction on investment or utilization of assets as set forth under "Investment Restrictions" and "Investment Policies" above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or the total cost of the Fund's assets will not be considered a violation of the restriction.

                           DIVIDENDS AND DISTRIBUTIONS

         As stated previously, it is the policy of the Fund to distribute substantially all of its net investment income annually and to distribute its net realized capital gains, if any, shortly before the close of the fiscal year (August 31st).

         All dividend and capital gains distributions, if any, will be reinvested in full and fractional shares based on net asset value (without a sales charge) as determined on the ex-dividend date for such distributions. Shareholders may, however, elect to receive all such payments, or the dividend or distribution portion thereof, in cash, by sending written notice to this effect to the Transfer Agent. This written notice will be effective as to any subsequent payment if received by the Transfer Agent prior to the record date used for determining the shareholders' entitlement to such payment. Such an election will remain in effect unless or until the Transfer Agent is notified by the shareholder in writing to the contrary.

Item 13. Management of the Fund

                             DIRECTORS AND OFFICERS

         The Company is governed by a Board of Directors which is primarily responsible for protecting the interest of shareholders. The Directors are experienced business persons who meet throughout the year to oversee the Company's activities, review contractual arrangements with companies that provide services to the Funds, and review performance. The names and business addresses of the Directors and officers of the Company, together with the information as to their principal occupations during the past five years, are listed below. The Directors who are considered "interested persons" of the Advisor, the Distributor or of the Company, as defined in Section 2(a)(19) of the 1940 Act, as noted with an asterisk (*).

         The following is a list of the Directors and Officers of the World Funds, their birth date and a brief statement of their present positions and principal occupations during the past five years.

*John Pasco, III (4/10/45)
Chairman, Director, and Treasurer
1500 Forest Ave, Suite 223; Richmond, VA  23229

     Mr. Pasco is Treasurer and Director of Commonwealth Shareholder Services, Inc., the World Fund's Administrator, since 1985. Director and shareholder of Fund Services, Inc., the World Fund's Transfer and Disbursing Agent, since 1987 and shareholder of Commonwealth Fund Accounting, Inc. which provides bookkeeping services to Star Bank (the custodian to other series of the World Funds). Chairman, Director, and Treasurer of Vontobel Funds, Inc., a registered investment company. Mr. Pasco is also a certified public accountant.

Samuel Boyd, Jr. (9/18/40)
Director
10808 Hob Nail Court, Potomac, MD  20854

     Mr. Boyd is currently the Manager of the Customer Services Operations and Accounting Division of the Potomac Electric Power Company. Director of Vontobel Funds, Inc., a registered investment company. Mr. Boyd is also a certified public accountant.

William E. Poist (6/11/39)
Director
5272 River Road, Bethesda, MD  20816

     Mr. Poist is a financial and tax consultant through his firm Management Consulting for Professionals. Director of Vontobel Funds, Inc., a registered investment company. Mr. Poist is also a certified public accountant.

Paul M. Dickinson (11/11/47)
Director
8704 Berwickshire Drive, Richmond, VA  23229

     Mr. Dickinson is currently the President of Alfred J. Dickinson, Inc., Realtors. Director of Vontobel Funds, Inc., a registered investment company.

*Jane H. Williams (6/28/48)
Vice President of the World Funds and
President of the Sand Hill Portfolio Manager Fund series
3000 Sand Hill Road, Suite 150, Menlo Park, CA  94025

     Ms. Williams is the Executive Vice President of Sand Hill Advisors, Inc. since 1982.

*Leland H. Faust (8/30/46)
Vice President of the World Funds and
President of the CSI Equity Fund and the CSI Fixed Income Fund
One Montgomery Street, Suite 2525, San Francisco, CA  94104

     Mr. Faust has served as President of CSI Capital Management, Inc. since 1978. Mr. Faust is also a Partner in the law firm Taylor & Faust.

*Franklin A. Trice III (12/25/63)
Vice President of the Company and President of the New Market Fund P.O. Box 8535, Richmond, VA 23226-0535

     Since 1992 Mr. Trice has been a broker with both Scott & Stringfellow, Inc. and Craigie, Inc.

*F. Byron Parker, Jr. (1/26/43)
Secretary
810 Lindsay Court, Richmond, VA  23229

     Secretary of Commonwealth Shareholder Services, Inc. since 1986. Secretary of Vontobel Funds, Inc., a registered investment company. Partner in the law firm Mustian & Parker.

*John T. Connor, Jr., (6/16/41)
Vice President of the World Funds and President of Third Millennium Russia Fund. 515 Madison Avenue, 24th Floor, New York, NY 10022

     Chairman of ROSGAL, a Russian financial company, and of its affiliate, Rosgal Insurance, since 1993.

                                                 COMPENSATION TABLE

                              Aggregate Compensation From    Pension or Retirement          Total Compensation From
                              Company for Fiscal Year ended  Benefits Accrued As Part of    Company and Fund Complex Paid
Name and Position Held        August 31, 19981               Fund Expenses                  to Directors
----------------------
Samuel Boyd, Jr., Director    $1,800.00                      N/A                            $9,000.00

William E. Poist, Director    $1,800.00                      N/A                            $9,000.00

Paul M. Dickinson, Director   $1,800.00                      N/A                            $9,000.00
----------------------

1 This amount represents the estimated amount of compensation paid to the Directors for: (a) service on the Board of Directors for the Company's fiscal year ended August 31, 1999; and (b) service on the Board of Directors/Trustees of 4 other investment companies managed by the Advisor for the year ending August 31, 1999.

Item 14. Control Persons and Principal Holders of Securities

     (1) Lauer & Co. FBO John T. Conner, Jr., c/o Glenmede Trust Co., P.O. Box 58997, Philadelphia, PA 19102-8997 (10.509%).

     (2) Lauer & Co. FBO Susan Schoke Connor Trust/IRA, ., c/o Glenmede Trust Co., P.O. Box 58997, Philadelphia, PA 19102-8997 (14.712%).

     (3)   Barry J. Hershey, 381 Garfield Road, Concord, MA  01742  (42.675%).

     (4) Bull & Co., P.O. box 3073, 301 N. Main Street, MC NC 31057, Winston Salem, NC 27150 (6.305%).

     (5) U.S. Clearing Corp. FBO Stires ODonnell Capital, 26 Broadway, New York, NY 10004 (9.668%).


Item 15. Investment Advisory and Other Services

                               INVESTMENT ADVISOR

         Third Millennium Investment Advisors, LLC (the "Advisor") manages the investment of the assets of the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). The Advisory Agreement is effective for a period of two years from September 21, 1998, and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors of the World Funds or by vote of a majority of the outstanding voting securities of the World Funds, provided the continuance is also approved by a majority of the Directors who are not "interested persons" of the World Funds or the Advisor by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty on sixty days notice by the World Fund's Board of Directors or by the Advisor. The Advisory Agreement provides that it will terminate automatically in the event of its assignment. The address of the Advisor is 515 Madison Avenue, 24th Floor, New York, N.Y. 10022.

         The Advisor is compensated at the annual rate of 1.75% of the average daily net assets of the Fund as described in the Part A to Form N-1A.

         The Advisory Agreement contemplate the authority of the Advisor to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best price and execution of its orders. The Advisor may purchase and sell securities to and from brokers and dealers who provide the Fund with research advice and other services, or who sells shares of the Fund. See "Portfolio Transactions" above.

         Custodian and Accounting Services Agent - Brown Brothers Harriman & Co. ("BBH") is the World Funds' Custodian and Accounting Services Agent. BBH collects income when due and holds all of the World Funds' portfolio securities and cash. (BBH, with the World Funds' consent, has designated The Depository Trust Company of New York, as its agent to secure some of the assets of the Fund.) BBH is authorized to appoint other entities to act as sub-custodians to provide for the custody of foreign securities which may be acquired and held by the World Funds outside the U.S. Such appointments are subject to appropriate review by the World Funds' Board of Directors. BBH as the Accounting Services Agent maintains and keeps current the books, accounts, records, journals or other records of original entry relating to the World Funds' business. The address of BBH is 40 Water Street, Boston, MA 02109.

                                  DISTRIBUTION

         Shares of the Fund are sold at NAV on a continuous basis, without a sales charge. Shares of the Fund are subject to asset-based charges pursuant to a Plan of Distribution adopted by the Fund.

         First Dominion Capital Corp. (the "Distributor"), 1500 Forest Avenue, Suite 223, Richmond, VA 23229, is the World Fund's principal underwriter pursuant to a Distribution Agreement between the World Funds and the Distributor effective on August 19, 1997. John Pasco, III, Chairman of the Board and a director of the Company owns 100% of the Distributor, and is its President, Treasurer and a Director.

                     TRANSFER AND DIVIDEND DISBURSING AGENT

         Fund Services, Inc. (the "Transfer Agent" or "FSI") is the World Funds transfer and disbursing agent, pursuant to a Transfer Agent Agreement, dated August 19, 1997. FSI provides all the necessary facilities, equipment and personnel to perform the usual and ordinary services of Transfer and Dividend Disbursing Agent, including: administrative receipt and processing of orders and payments for purchases of shares, opening shareholder accounts, preparing shareholder meeting lists, mailing proxy material, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding certain taxes on non-resident alien accounts, disbursing income dividends and capital distributions, preparing and filing U.S. Treasury Department Form 1099 (or equivalent) for all shareholders, preparing and mailing confirmation forms to shareholders for all purchases and redemptions of the Fund's shares and all other confirmable transactions in shareholders' accounts, recording reinvestment of dividends and distribution of the Fund's shares. Under the Agreement between the Fund and FSI, as in effect on May 1, 1991, FSI is compensated pursuant to a schedule of services and out-of-pocket expenses. The address of the Transfer and Dividend Disbursing Agent is P.O. Box 26305, Richmond, VA 23260. Pursuant to the Transfer Agent Agreement the minimum annual fee for the Fund is $16,500.

         John Pasco, III, President of the World Funds and an officer and shareholder of Commonwealth Shareholder Services, Inc (the Fund's Administrator) and an officer and sold shareholder of First Dominion Capital Corp. (the Fund's distributor) owns one third of the stock of FSI, and, therefore, FSI may be deemed to be an affiliate of the World Funds and Commonwealth Shareholder Services, Inc.

                                  ADMINISTRATOR

         Commonwealth Shareholder Services, Inc. ("CSS") is the Fund's administrator pursuant to an Administrative Services Agreement (the "Service Agreement") dated September 21, 1998. The Service Agreement is described in the Funds' Part A to Form N-1A. The Service Agreement continues in effect from year to year for a term of one year only if the Board of Directors, including a majority of the directors who are not interested persons of the World Fund's or the Administrator, approves the extension at least annually. CSS provides certain recordkeeping and shareholder servicing functions required of registered investment companies, and will assist the World Funds in preparing and filing certain financial and other reports and performs certain daily functions required for ongoing operations. CSS may furnish personnel to act as the World Funds' officers to conduct its business subject to the supervision and instructions of its Board of Directors.

         The Administrative Services Agreement provides that CSS will be paid monthly: (1) 0.20% per year of the average daily net assets of the Fund which includes regulatory matters, backup of the pricing of shares of the Fund, administrative duties in connection with the execution of portfolio trades, and certain services in connection with Fund accounting; (2) an hourly fee for shareholder servicing and state securities law matters; and (3) certain out-of-pocket expenses. John Pasco, III, Chairman of the Board of the World Funds, owns 100 percent of the stock of CSS, which , therefore, may be deemed to be an affiliate of the World Funds. The address of CSS is 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

Item 16. Brokerage Allocation and Other Practices

                             PORTFOLIO TRANSACTIONS

         It is the policy of the Advisor, in placing orders for the purchase and sale of the Fund's securities, to seek to obtain the best price and execution for its securities transactions, taking into account such factors as price, commission, where applicable, (which is negotiable in the case of U.S. national securities exchange transactions but which is generally fixed in the case of foreign exchange transactions), size of order, difficulty of execution and skill required of the executing broker/dealer. After a purchase or sale decision is made by the Advisor, the Advisor then arranges for execution of the transaction in a manner deemed to provide the best price and execution for the Fund.

         Exchange-listed securities are generally traded on their principal exchange unless another market offers a better result. Securities traded only in the over-the-counter market may be executed on a principal basis with primary market makers in such securities except for fixed price offerings and except where the Fund may obtain better prices or executions on a commission basis or by dealing with other than a primary market maker.

         The Fund may authorize the Advisor, when placing Fund transactions, to allocate a portion of the Fund's brokerage to persons or firms providing the Advisor with investment recommendations, statistical, research or similar services useful to the Advisor's investment decision making process. The term "investment recommendations, statistical, research or similar services" means advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analysis and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. It also may authorize the Advisor to cause the Fund to pay a commission higher than that charged by another broker in consideration of such research services. Such services are one of the many ways the Advisor can keep abreast of the information generally circulated among institutional investors by broker-dealers. While this information is useful in varying degrees, its value is indeterminable. Such services received on the basis of transactions may be used by the Advisor for the benefit of other clients, and the Fund may benefit from such transactions effected for the benefit of other clients.

         While there is no formula, agreement or undertaking to do so, and when it can be done consistent with the policy of obtaining best price and execution, the Fund may consider sales of its shares as a factor in the selection of brokers to execute portfolio transactions. The Advisor is not authorized, when placing portfolio transactions for the Fund, to pay a brokerage commission in excess of that which another broker might have charged for executing the same transaction solely on account of the receipt of research, market, or statistical information. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof.

         Average annual portfolio turnover rate is the ratio of the lesser of sales or purchases to the monthly average value of the portfolio securities owned during the year, excluding from both the numerator and the denominator all securities with maturities at the time of acquisition of one year or less. A higher rate involves greater transaction expenses to the Fund and may result in the realization of net capital gains, which would be taxable to shareholders when distributed. Purchases and sales are made for the Fund's portfolio whenever necessary, in the Advisor's opinion, to meet the Fund's objective. The Advisor anticipates that the average annual portfolio turnover rate of the Fund will generally not exceed 150%.

Item 17. Capital Stock and Other Securities


                         GENERAL INFORMATION AND HISTORY

         The World Funds is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, of which it has presently allocated 50,000,000 shares to the Fund, and 200,000,000 shares among four other Series. The Board of Directors can allocate the remaining authorized but unissued shares to any series of the World Funds, or may create additional series and allocate shares to such series. Each series is required to have a suitable investment objective, policies and restrictions, to maintain a separate portfolio of securities suitable to its purposes, and to generally operate in the manner of a separate investment company as required by the 1940 Act. If additional series were to be formed, the rights of existing series shareholders would not change, and the objective, policies and investments of each series would not be changed. A share of any series would continue to have a priority in the assets of that series in the event of a liquidation.

         The shares of each series when issued will be fully paid and nonassessable, will have no preference over other shares of the same series as to conversion, dividends, or retirement, and will have no preemptive rights. The shares of any series will be redeemable from the assets of that series at any time at a shareholder's request at the current NAV of that series determined in accordance with the provisions of the 1940 Act and the rules thereunder. The World Fund's general corporate expenses (including administrative expenses) will be allocated among the series in proportion to net assets or as determined in good faith by the Board.

         The investment advisory fees payable to the Advisor by the Fund will be based upon the assets of the Fund. The shareholders of the Fund have the right to vote with respect to the investment advisor of the Fund.

         Voting and Control - Each outstanding share of the World Funds is entitled to one vote for each full share of stock and a fractional share of stock. All shareholders vote on matters which concern the corporation as a whole. Election of Directors or ratification of the auditor are examples of matters to be voted upon by all shareholders. The World Funds is not required to hold a meeting of shareholders each year. The World Funds intends to hold annual meetings when it is required to do so by the Maryland General Corporate Law or the 1940 Act. Shareholders have the right to call a meeting to consider the removal of one or more of the Directors and will be assisted in Shareholder communication in such matter. Each series shall vote separately on matters (1) when required by the General Corporation Law of Maryland, (2) when required by the 1940 Act and (3) when matters affect only the interest of the particular series. An example of a matter affecting only one series might be a proposed change in an investment restriction of one series. The shares will not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so.

         Dividends And Distributions - As stated previously, it is the policy of the Fund to distribute substantially all of its net investment income and to distribute annually its net realized capital gains, if any, shortly before the close of the fiscal year (August 31st). All dividend and capital gains distributions, if any, will be reinvested in full and fractional shares based on net asset value (without a sales charge) as determined on the ex-dividend date for such distributions. Shareholders may, however, elect to receive all such payments, or the dividend or distribution portion thereof, in cash, by sending written notice to this effect to the Transfer Agent. This written notice will be effective as to any subsequent payment if received by the Transfer Agent prior to the record date used for determining the shareholders' entitlement to such payment. Such an election will remain in effect unless or until the Transfer Agent is notified by the shareholder in writing to the contrary.

         Code of Ethics - The World Funds has adopted a Code of Ethics which imposes certain restrictions on the authority of portfolio managers and certain other personnel of the World Funds and the Advisor governing personal securities activities and investments of those persons and has instituted procedures to its Code of Ethics to require such investment personnel to report such activities to the compliance officer. The Code is reviewed and updated annually.


Item 18. Purchase, Redemption, and Pricing of Shares

                             ELIGIBLE BENEFIT PLANS

         An eligible benefit plan is an arrangement available to the employees of an employer (or two or more affiliated employers) having not less than 10 employees at the plan's inception, or such an employer on behalf of employees of a trust or plan for such employees, their spouses and their children under the age of 21 or a trust or plan for such employees, which provides for purchases through periodic payroll deductions or otherwise. There must be at least 5 initial participants with accounts investing or invested in shares of one or more of the Funds and/or certain other funds.

         The initial purchase by the eligible benefit plan and prior purchases by or for the benefit of the initial participants of the plan must aggregate not less than $5,000 and subsequent purchases must be at least $50 per account and must aggregate at least $250. Purchases by the eligible benefit plan must be made pursuant to a single order paid for by a single check or federal funds wire and may not be made more often than monthly. A separate account will be established for each employee, spouse or child for which purchases are made. The requirements for initiating or continuing purchases pursuant to an eligible benefit plan may be modified and the offering to such plans may be terminated at any time without prior notice.

                                  FUND EXPENSES

         The Fund will pay its expenses not assumed by the Advisor, including, but not limited to, the following: custodian; stock transfer and dividend disbursing fees and expenses; taxes; expenses of the issuance and redemption of Fund shares (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; and the cost of stationery and forms prepared exclusively for the Fund.

         The allocation of the general expenses of the World Funds is made to the Fund on a basis that the Board of Directors of the World Funds deems fair and equitable, which may be based on the relative net assets of the series of the World Funds or the nature of the services performed and relative applicability to each series of the World Funds.

         Investors should understand that the Fund's expense ratio can be expected to be higher than investment companies investing in domestic securities since the cost of maintaining the custody of foreign securities and the rate of the advisory fee paid by the Fund is higher.

                          SPECIAL SHAREHOLDER SERVICES

         As described briefly in the Part A to Form N-1A, the Fund offers the following shareholder services:

         Regular Account: The regular account allows for voluntary investments to be made at any time. Available to individuals, custodians, corporations, trusts, estates, corporate retirement plans and others, investors are free to make additions and withdrawals to or from their account as often as they wish. Simply use the Account Application provided with the Part A to Form N-1A to open your account.

         Telephone Transactions: A shareholder may redeem shares or transfer into another fund if this service is requested at the time the shareholder completes the initial Account Application. If it is not elected at that time, it may be elected at a later date by making a request in writing to the Transfer Agent and having the signature on the request guaranteed.

         The Fund employs reasonable procedures designed to confirm the authenticity of instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When requesting a telephone redemption or transfer, the shareholder will be asked to respond to certain questions designed to confirm the shareholder's identity as a shareholder of record. Cooperation with these procedures helps to protect the account and the Fund from unauthorized transactions.

         Invest-A-Matic Account: A shareholder may utilize this feature, which provides for automatic monthly investments into an account. Upon your request, the Transfer Agent will withdraw a fixed amount each month from a checking account for investment into the Fund. This does not require a commitment for a fixed period of time. A shareholder may change the monthly investment, skip a month or discontinue the Invest-A-Matic Plan as desired by notifying the Transfer Agent. This feature requires a separate Plan application, in addition to the Account Application. To obtain an application, or to receive more information, please call the Fund.

         Individual Retirement Account ("IRA") - All wage earners under 70 1/2, even those who participate in a company sponsored or government retirement plan, may establish their own IRA. You can contribute 100% of your earnings up to $2,000 (or $2,250 with a spouse who is not a wage earner, for years prior to 1997). Starting in 1997, even a spouse who does not earn compensation can contribute up to $2,000 per year to his or her own IRA. The deductibility of such contributions will be determined under the same rules as for contributions made by individuals with earned income. A special IRA program is available for corporate employers under which the employers may establish IRA accounts for their employees in lieu of establishing corporate retirement plans. Known as SEP-IRA's (Simplified Employee Pension-IRA), they free the corporate employer of many of the recordkeeping requirements of establishing and maintaining a corporate retirement plan trust.

         If a shareholder has received a lump sum distribution from another qualified retirement plan, all or part of that distribution may be rolled over into your Fund IRA. A rollover contribution is not subject to the limits on annual IRA contributions. By acting within applicable time limits of the distribution you can continue to defer Federal Income Taxes on your lump sum contribution and on any income that is earned on that contribution.

         How to Establish Retirement Accounts: Please call the World Fund to obtain information regarding the establishment of individual retirement plan accounts. The plan's custodian charges nominal fees in connection with plan establishment and maintenance. These fees are detailed in the plan documents. A shareholder may wish to consult with an attorney or other tax advisor for specific advice concerning tax status and plans.

         Exchange Privilege: Shareholders may exchange their shares for shares of any other series of the World Funds, provided the shares of the fund the shareholder is exchanging into are noticed for sale in the shareholder's state of residence. Each account must meet the minimum investment requirements (currently $1,000). Exchange Privilege Authorization Forms are available by calling the World Funds. A special authorization form must have been completed and must be on file with the Transfer Agent. To make an exchange, an exchange order must comply with the requirements for a redemption or repurchase order and must specify the value or the number of shares to be exchanged. An exchange will take effect as of the next determination of the Fund's NAV per share (usually at the close of business on the same day). The Transfer Agent will charge the shareholder's account a $10.00 service fee each time there is an exchange. The World Funds reserves the right to limit the number of exchanges or to otherwise prohibit or restrict shareholders from making exchanges at any time, without notice, should the World Funds determine that it would be in the best interest of its shareholders to do so. For tax purposes an exchange constitutes the sale of the shares of the fund from which you are exchanging and the purchase of shares of the fund into which you are exchanging. Consequently, the sale may involve either a capital gain or loss to the shareholder for federal income tax purposes. The exchange privilege is available only in states where it is legally permissible to do so.

                                 NET ASSET VALUE

         The Fund's net asset value ("NAV") per share is calculated daily from Monday through Friday on each business day on which the New York Stock Exchange (the "Exchange") is open. The Exchange is currently closed on weekends and on the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day, and the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively. The Fund's NAV is calculated at the time set by the Board of Directors based upon a determination of the most appropriate time to price the Fund's securities.

         The Board of Directors has determined that the Fund's NAV be calculated as of the close of trading of the Exchange (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no security was tendered for redemption and no order to purchase or sell such security was received by the Fund) in which there is a sufficient degree of trading in the Fund's portfolio securities that the current NAV of the Fund's shares might be materially affected by changes in the value of such portfolio security.

         NAV per share is determined by dividing the total value of a Fund's securities and other assets, less liabilities (including proper accruals of taxes and other expenses), by the total number of shares then outstanding, and rounding the result to the nearer cent.

         The Fund may compute its NAV per share more frequently if necessary to protect shareholders' interests.

         Generally, securities owned by the Fund are valued at market value. In valuing the Fund's assets, portfolio securities, including ADRs, EDRs and GDRs, which are traded on the Exchange, will be valued at the last sale price prior to the close of regular trading on the Exchange. Lacking any sales, the security will be valued at the last bid price prior to the close of regular trading on the Exchange. ADRs, EDRs and GDRs for which such a value cannot be readily determined on any day will be valued at the closing price of the underlying security adjusted for the exchange rate. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated in accordance with procedures approved by the Board of Directors of the World Funds as the primary market.

         Unlisted securities which are quoted on the NASD's National Market System, for which there have been sales of such securities, shall be valued at the last sale price reported on such system. If there are no such sales, the value shall be the high or "inside" bid, which is the bid supplied by the NASD on its NASDAQ Screen for such securities in the over-the-counter market. The value of such securities quoted on the NASDAQ System, but not listed on the NASD's National Market System, shall be valued at the high or "inside" bid. Unlisted securities which are not quoted on the NASDAQ System and for which the over-the-counter market quotations are readily available will be valued at the last reported bid price for such securities in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at their fair value as determined in good faith by the Board of Directors. Open futures contracts are valued at the most recent settlement price, unless such price does not reflect the fair value of the contract, in which case such positions will be valued by or under the direction of the Board of Directors.

         The value of a security traded or dealt in upon an exchange may be valued at what the Fund's pricing agent determines is fair market value on the basis of all available information, including the last determined value, if the pricing agent determines that the last bid does not represent the value of the security, or if such information is not available. For example, the pricing agent may determine that the price of a security listed on a foreign stock exchange that was fixed by reason of a limit on the daily price change does not represent the fair market value of the security. Similarly, the value of a security not traded or dealt in upon an exchange may be valued at what the pricing agent determines is fair market value if the pricing agent determines that the last sale does not represent the value of the security, provided that such amount is not higher than the current bid price.

         Notwithstanding the foregoing, money market investments with a remaining maturity of less than sixty days shall be valued by the amortized cost method; debt securities are valued by appraising them at prices supplied by a pricing agent approved by the Fund, which prices may reflect broker-dealer supplied valuations and electronic data processing techniques and are representative of market values at the close of the Exchange; options on securities, futures contracts and options on futures listed or admitted to trading on a national exchange shall be valued at their last sale on such exchange prior to the time of determining NAV; or if no sales are reported on such exchange on that day, at the mean between the most recent bid and asked price; and forward contracts shall be valued at their last sale as reported by the Fund's pricing service, or lacking a report by the service, at the value of the underlying currencies at the prevailing currency rates.

         U.S. Treasury bills, and other short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, with original or remaining maturities in excess of 60 days are valued at the mean of representative quoted bid and asked prices for such securities or, if such prices are not available, are valued at the mean of representative quoted bid and asked prices for securities of comparable maturity, quality and type.
Short-term securities, with 60 days or less to maturity, are amortized to maturity based on their cost if acquired within 60 days of maturity or, if already held, on the 60th day, based on the value determined on the 61st day.

         The value of a security which is subject to legal or contractual delays in or restrictions on resale by the Fund shall be taken to be the fair value thereof as determined in accordance with procedures established by the Board of the World Fund, on the basis of such relevant factors as the following: the cost of such security to the Fund, the market price of unrestricted securities of the same class at the time of purchase and subsequent changes in such market price, potential expiration or release of the restrictions affecting such security, the existence of any registration rights, the fact that the Fund may have to bear part or all of the expense of registering such security, and any potential sale of such security to another investor. The value of other property owned by the Fund shall be determined in a manner which, in the discretion of the pricing agent of the Fund, most fairly reflects fair market value of the property on such date.

         Following the calculation of security values in terms of currency in which the market quotation used is expressed ("local currency"), the pricing agent shall, prior to the next determination of the NAV of the Fund's shares, calculate these values in terms of United States dollars on the basis of the conversion of the local currencies (if other than U.S.) into United States dollars at the rates of exchange prevailing at the value time as determined by the pricing agent.

         Trading in securities on European securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the New York Stock Exchange is open). In addition, European securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in various foreign markets on days which are not business days in New York and on which the Fund's NAV is not calculated. The Fund calculates NAV per share, and therefore, effects sales, redemptions and repurchases of its shares, as of the close of the Exchange once on each day on which that Exchange is open. Such calculation may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculations. If events materially affecting the value of a portfolio security occur between the time when its price is determined and the time when the Fund's NAV is calculated, such a security will be valued at fair value as determined in good faith by the Board of Directors.

         Any purchase order may be rejected by the Distributor or by the Fund.

Item 19. Taxation of the Fund

                                      TAXES

         Distributions of net investment income The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. Any distributions by the Fund from such income will be taxable to you as ordinary income, whether you take them in cash or in additional shares.

         Distributions of capital gains The Fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions from net short-term capital gains will be taxable to you as ordinary income. Distributions from net long-term capital gains will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net capital gains realized by the Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on the Fund.

         Effect of foreign investments on distributions Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized by the Fund on the sale of debt securities are generally treated as ordinary losses by the Fund. These gains when distributed will be taxable to you as ordinary dividends, and any losses will reduce the Fund's ordinary income otherwise available for distribution to you. This treatment could increase or reduce the Fund's ordinary income distributions to you, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital.

         The Fund may be subject to foreign withholding taxes on income from certain of its foreign securities. If more than 50% of the Fund's total assets at the end of the fiscal year are invested in securities of foreign corporations, the Fund may elect to pass-through to you your pro rata share of foreign taxes paid by the Fund. If this election is made, the year-end statement you receive from the Fund will show more taxable income than was actually distributed to you. However, you will be entitled to either deduct your share of such taxes in computing your taxable income or (subject to limitations) claim a foreign tax credit for such taxes against your U.S. federal income tax. The Fund will provide you with the information necessary to complete your individual income tax return if it makes this election.

         Information on the tax character of distributions The Fund will inform you of the amount of your ordinary income dividends and capital gains distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund.

     Election to be taxed as a regulated investment company The Fund plans to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, the Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you will be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.

         Excise tax distribution requirements To avoid federal excise taxes, the Internal Revenue Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. The Fund intends to declare and pay these amounts in December (or in January that are treated by you as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

         Redemption of fund shares Redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, or exchange your Fund shares for shares of a different fund of the Company, the IRS will require that you report a gain or loss on your redemption or exchange. If you hold your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you hold your shares. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

         All or a portion of any loss that you realize upon the redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares you purchase.

         Dividends-received deduction for corporations. Because the Fund's income is derived primarily from investments in foreign rather than domestic U.S securities, no portion of its distributions will generally be eligible for the intercorporate dividends-received deduction.

         Investment in complex securities The Fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund and/or defer the Fund's ability to recognize losses, and, in limited cases, subject the Fund to U.S. federal income tax on income from certain of its foreign securities. In turn, these rules may affect the amount, timing or character of the income distributed to you by the Fund.

Item 20. Underwriters
         Not Applicable.


Item 21. Calculation of Performance Data

                                   PERFORMANCE

         Total return is the primary method used to measure investment performance. Total return is the total of all income and capital gains paid to shareholders, assuming reinvestment of all distributions, plus (or minus) the change in the value of the original investment, expressed as a percentage of the purchase price.

         Generally, performance quotations by investment companies are subject to certain rules adopted by the Securities and Exchange Commission (the "Commission"). These rules require the use of standardized performance quotations, or alternatively, that every non-standardized performance quotation furnished by a fund be accompanied by certain standardized performance information computed as required by the Commission. The total return quotations used by a fund are based on the standardized methods of computing performance mandated by the Commission.

         As the following formula indicates, the average annual total return is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation and dividends and distributions paid and reinvested) for the stated period less any fees charged to all shareholder accounts and annualizing the result. The calculation assumes the maximum sales load, if any, is deducted from the initial $1,000 purchase order and that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each one-, five- and ten-year or since inception period and the deduction of all applicable charges and fees. According to the Commission formula:

                                          n
                                    P(1+T) = ERV

where:

          P = a hypothetical initial payment of $1,000

          T = average annual total return

          n = number of years

          ERV = ending  redeemable  value of a  hypothetical  $1,000 payment made at the beginning of the 1, 5, or 10 year periods (or fractional portion thereof).

         Occasionally statistics may be used to specify a fund's volatility or risk. Measures of volatility or risk are generally used to compare the Fund's NAV or performance relative to a market index. One measure of volatility is beta. Beta is the volatility of a fund relative to the total market as represented by the Standard & Poor's 500 Stock Index. A beta of more than 1.00 indicates volatility greater than the market, and a beta of less than 1.00 indicates volatility less than the market. Another measure of volatility or risk is standard deviation. Standard deviation is used to measure variability of NAV or total return around an average, over a specified period of time. The premise is that greater volatility connotes greater risk undertaken in achieving performance.

         Sales literature referring to the use of a Fund as a potential investment for IRAs, Business Retirement Plans, and other tax-advantaged retirement plans may quote a total return based upon compounding of dividends on which it is presumed no federal income tax applies.

         Regardless of the method used, past performance is not necessarily indicative of future results, but is an indication of the return to shareholders only for the limited historical period used.

                         COMPARISONS AND ADVERTISEMENTS

         To help investors better evaluate how an investment in a fund might satisfy their investment objective, advertisements regarding the fund may discuss yield, total return, or fund volatility as reported by various financial publications. Advertisements may also compare yield, total return, or volatility (as calculated above) to yield, total return, or volatility as reported by other investments, indices, and averages. The following publications, indices, and averages may be used:

         (a) Dow Jones Composite Average or its component averages - an unmanaged index composed of 30 blue-chip industrial corporation stocks (Dow Jones Industrial Average), 15 utilities company stocks (Dow Jones Utilities Average), and 20 transportation company stocks. Comparisons of performance assume reinvestment of dividends.

         (b) Standard & Poor's 500 Stock Index or its component indices - an unmanaged index composed of 400 industrial stocks, 40 financial stocks, 40 utilities stocks, and 20 transportation stocks.
                  Comparisons of performance assume reinvestment of dividends.

         (c) The New York Stock Exchange composite or component indices - unmanaged indices of all industrial, utilities, transportation, and finance stocks listed on the New York Stock Exchange.

         (d) Wilshire 5000 Equity Index - represents the return on the market value of all common equity securities for which daily pricing is available. Comparisons of performance assume reinvestment of dividends.

         (e) Lipper - Mutual Fund Performance Analysis, Lipper - Fixed Income Analysis, and Lipper Mutual Fund Indices - measures total return and average current yield for the mutual fund industry. Ranks individual mutual fund performance over specified time periods assuming reinvestment of all distributions, exclusive of sales charges.

         (f) CDA Mutual Fund Report, published by CDA Investment Technologies, Inc. - analyzes price, current yield, risk, total return, and average rate of return (average annual compounded growth rate) over specified time periods for the mutual fund industry.

         (g) Mutual Fund Source Book and other material, published by Morningstar, Inc. - analyzes price, yield, risk, and total return for equity funds.

         (h) Financial publications: Business Week, Changing Times, Financial World, Forbes, Fortune, Barron's, Financial Times, Investor's Business Daily, New York Times, The Wall Street Journal, and Money magazines - publications that rate fund performance over specified time periods.

         (i) Consumer Price Index (or Cost of Living Index), published by the U.S. Bureau of Labor Statistics a statistical measure of change, over time, in the price of goods and services, in major expenditure groups.

         (j) Standard & Poor's 100 Stock Index - an unmanaged index based on the price of 100 blue-chip stocks, including 92 industrials, one utility, two transportation companies, and 5 financial institutions. The S&P 100 Stock Index is a smaller more flexible index for option trading.

         (k) Morgan Stanley Capital International EAFE Index - an arithmetic, market value-weighted average of the performance of over 1,000 securities on the stock exchanges of countries in Europe, Australia and the Far East.

         (l) J.P. Morgan Traded Global Bond Index - is an unmanaged index of government bond issues and includes Australia, Belgium, Canada, Denmark, France, Germany, Italy, Japan, The Netherlands, Spain, Sweden, United Kingdom and United States gross of withholding tax.

         (m) IFC Global Total Return Composite Index - An unmanaged index of common stocks that includes 18 developing countries in Latin America, East and South Asia, Europe, the Middle East and Africa (net of dividends reinvested).

         (n) Nomura Research, Inc. Eastern Europe an Equity Index - comprised of those equities which are traded on listed markets in Poland, the Czech Republic, Hungary and Slovakia (returns do not include dividends).

         In assessing such comparisons of yield, return, or volatility, an investor should keep in mind that the composition of the investments in the reported indices and averages in not identical to the Fund's portfolio, that the averages are generally unmanaged, and that the items included in the calculations of such averages may not be identical to the formula used by the Fund to calculate its figures. In addition, there can be no assurance that the Fund will continue its performance as compared to such other averages.

Item 22. Financial Statements

                              FINANCIAL STATEMENTS

         The books of the Fund will be audited at least once each year by Tait, Weller and Baker, of Philadelphia, PA, independent public accountants.

    Investment Advisor:                Third Millennium Investment Advisors LLC
                                       515 Madison Avenue, 24th Floor
                                       New York, N.Y.  10022

    Distributor:                       First Dominion Capital Corp.
                                       1500 Forest Ave., Suite 223
                                       Richmond, VA 23229

    Independent Auditors:              Tait, Weller & Baker
                                       8 Penn Center Plaza
                                       Suite 800
                                       Philadelphia, PA 19103

    Fund Counsel:                      Stradley Ronon Stevens & Young, LLP
                                       2600 One Commerce Square
                                       Philadelphia, PA 19103

    Marketing Services:                For general information on the Funds
                                       and marketing services, call the
                                       Distributor at (800) 527-9525 toll
                                       free.

   Transfer Agent:                     For account information, wire
                                       purchase or redemptions, call or
                                       write to the Fund's Transfer Agent:

                                       Fund Services, Inc.
                                       P.O.  Box 26305
                                       Richmond, VA 23260-6305
                                      (800) 628-4077 Toll Free


   More Information:                   For 24-hour,
                                       7-days-a-week price information call
                                       1-800-527-9525.  For  information on
                                       any  series  of  the  World   Funds,
                                       investment     plans,    or    other
                                       shareholder services, call the World
                                       Funds   at   1-800-527-9525   during
                                       normal  business  hours, or write to
                                       the  World   Funds  at  1500  Forest
                                       Avenue,  Suite  223,  Richmond,   VA
                                       23229

                              THE WORLD FUNDS, INC.

                               THE NEW MARKET FUND

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                             DATED DECEMBER 30, 1998


         The  World  Funds,  Inc.  (the  "Company")  is an  open-end  management investment company commonly known as a "mutual fund." This Statement of Additional Information ("SAI") is not a prospectus but supplements the information contained in the current Part A to Form N-1A of the New Market Fund, (the "Fund"), dated December 30, 1998. It should be read in conjunction with the Part A to Form N-1A, and has been designed to provide you with further information which is not contained in the Part A to Form N-1A. The Fund's Part A to Form N-1A may be obtained at no charge upon request to the Company. Please retain this SAI for future reference.

                                               TABLE OF CONTENTS
ITEM 11. FUND HISTORY
ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISK
ITEM 13. MANAGEMENT OF THE FUND
ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES
ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES
ITEM 17. CAPITAL STOCK AND OTHER SECURITIES
ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES
ITEM 19. TAXATION OF THE FUND
ITEM 20. UNDERWRITERS
ITEM 21. CALCULATION OF PERFORMANCE DATA
ITEM 22. FINANCIAL STATEMENT

Item 11. Fund History

                              THE WORLD FUNDS, INC.

         The New Market Fund (the "Fund") is a series of The World Funds, Inc. (the "Company"), a Maryland corporation which was organized on May 9, 1997.

Item 12. Description of the Fund and Its Investments and Risks.

         The Company is an open-end, management investment company, commonly known as a "mutual fund." The Fund is a non-diversified series of the Company.

                              INVESTMENT OBJECTIVE

         The Fund's investment objective is to achieve long-term growth of capital by investing in portfolio composed of common stocks and securities convertible into common stock, such as, warrants, convertible bonds, debentures or convertible preferred stock.

         All investments entail some market risk and there is no assurance that a Fund's investment objective will be realized.

                               INVESTMENT POLICIES

         It is the Fund's policy to focus its investments on profitable, financially stable growth companies. It is anticipated that such companies will generally have shareholder-oriented management, and generally tend to have large market capitalizations. Changes in portfolio securities are made on the basis of investment considerations, and it is against the policy of management to make changes for trading purposes. The portfolio turnover generally will not exceed 50% under normal circumstances.

         Under normal market conditions, the Fund will have at least 65% of its assets invested in common stocks or securities convertible into common stocks. The Fund may also acquire fixed income investments which are convertible into equity securities. Such convertible securities will generally be investment grade (in the opinion of the manager).

         The Fund may write (sell) covered call options, including those that trade in the OTC market, to increase its return (through the receipt of premiums) or to provide a partial hedge against declines in the market value of its portfolio securities. The Fund will not engage in such transactions for speculative purposes. A call option gives the purchaser the right, and obligates the writer to sell, in return for a premium paid, a particular security at a predetermined or "exercise" price during the period of the option. A call option is "covered" if the writer owns the underlying security that is the subject of the call option. The writing of call options is subject to risks, including the risk that the Fund will not be able to participate in any appreciation in the value of the securities above the exercise price.

         The Fund will select its non-equity investments from money market investments (such as U.S. Government securities) issued by the U.S. Treasury, agencies or other instrumentalities and other evidences of indebtedness. The term "U.S. Government securities" refers to a variety of securities which are issued or guaranteed by the United States Treasury, by various agencies of the United States Government, and by various instrumentalities which have been established or sponsored by the United States Government. U.S. Treasury securities are backed by the "full faith and credit" of the United States. Securities issued or guaranteed by Federal agencies and the U.S. Government sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. An instrumentality of the U.S. Government is a government agency organized under Federal charter with government supervision.

         The Fund's investments will be subject to the market fluctuations and risks which are inherent in all investments. The Manager will seek to attain the Fund's stated objective, however, there can be no assurance that the objective will be achieved.

                                INVESTMENT RISKS

         An investment in the Fund is subject to all of the risks of an equity investment, including the risk of declines in the value of the equity markets generally. In addition, the Fund may invest a portion of its assets in smaller companies that may involve greater risk than investments in larger, more mature issuers. Smaller companies may have limited product lines, markets or financial resources, and their securities may trade less frequently and in more limited volume than those of larger, more mature companies. As a result, the prices of their securities may fluctuate more than those of larger issuers.

         Investors should recognize that the Fund is a non-diversified Fund and therefore its investments may be more concentrated than a diversified fund. Such concentration could cause the market action of the Fund's larger portfolio positions to have a greater impact on the Fund's net asset value, which could result in increased volatility.

         The use of put and call options may result in losses to the Fund, force the sale or purchase of portfolio securities at inappropriate times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, limit the amount of appreciation it can realize on its investments or cause it to hold a security it might otherwise sell.

                             INVESTMENT RESTRICTIONS

         The policies set forth below that are identified as fundamental policies of the Fund, along with the Fund's investment objective, may not be changed without approval of a majority of the outstanding voting securities of such Fund. As used in this SAI a "majority of the outstanding voting securities of a Fund" means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund.

         As a matter of fundamental policy, the Fund will not:

                   As to 50% of  its  assets,  purchase  the  securities  of any issuer (other than obligations issued or guaranteed as to principal and interest by the Government of the United States or any agency or instrumentality thereof), if as a result of such purchase, more than 5% of its total assets would be invested in the securities of such issuer.

                   Purchase  stock or  securities  of an issuer  (other than the obligations of the United States or any agency or instrumentality thereof), if such purchase would cause the Fund to own more than 10% of any class of the outstanding voting securities of such issuer or, more than 10% of any class of the outstanding stock or securities of such issuer.

                   Act as an underwriter of securities of other issuers,  except that the Fund may invest up to 10% of the value of its total assets (at the time of investment) in portfolio securities which the Fund might not be free to sell to the public without registration of such securities under the Securities Act of 1933, as amended, or any foreign law restricting distribution of securities in a country of a foreign issuer.

                   Buy or sell commodities or commodity contracts.

                   Borrow money except for  temporary or emergency  purposes and then only in an amount not in excess of 5% of the lower of value or cost of its total assets, in which case the Fund may pledge, mortgage or hypothecate any of its assets as security for such borrowing but not to an extent greater than 5% of its total assets. Notwithstanding the foregoing, to avoid the untimely disposition of assets to meet redemptions, the Fund may borrow up to 33 1/3%, of the value of its assets to meet redemptions, provided that it may not make other investments while such borrowings are outstanding.

                   Make loans.

                   Invest more than 25% of its total assets in securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to investments in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

                   Invest in securities of other investment  companies except by purchase in the open market involving only customary broker's commissions, or as part of a merger, consolidation, or acquisition of assets.

                   Invest  in   interests   in  oil,   gas,  or  other   mineral
                  explorations or development programs.

                   Issue senior securities.

                   Participate  on a joint or a joint and  several  basis in any securities trading account.

                   Purchase or sell real estate (except that the Fund may invest in (i) securities of companies which deal in real estate or mortgages, and (ii) securities secured by real estate or interests therein, and that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities).

                   Invest in companies for the purpose of exercising control.

                   Purchase  securities  on margin,  except  that it may utilize such short-term credits as may be necessary for clearance of purchases or sales of securities.

                   Engage in short sales.

         The Directors of the Company have voluntarily adopted certain non-fundamental policies and restrictions which are observed in the conduct of the Funds' affairs. These represent intentions of the Directors based upon current circumstances. They differ from fundamental investment policies in that they may be changed or amended by action of the Directors without requiring prior notice to or approval of shareholders.

         As a matter of non-fundamental policy, the Fund may not:

                   Invest   more  than  15%  of  its  net  assets  in   illiquid
securities.

                   Engage in arbitrage transactions.

         If a percentage restriction on investment or utilization of assets as set forth under "Investment Restrictions" and "Investment Policies" sections above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or the total cost of the Fund's assets will not be considered a violation of the restriction.

Item 13. Management of the Fund

                             DIRECTORS AND OFFICERS

         The Company is governed by a Board of Directors, which is responsible for protecting the interests of shareholders. The Directors are experienced business persons who meet throughtout the year to oversee the Company's activities, review contractual arrangements with companies that provide services to the Fund, and review performance. The names and business addresses of the Directors and officers of the Company, together with information as to their principal  occupations  during  the past  five  years,  are  listed  below.  The
Directors who are considered "interested persons" of the Advisor, the Distributor or of the Company, as defined in Section2(a)(19) of the 1940 Act are noted with an asterisk (*).


*John Pasco, III (4/10/45)
Chairman, Director, and Treasurer
1500 Forest Ave., Suite 223; Richmond, VA  23229

     Mr. Pasco is Treasurer and Director of Commonwealth Shareholder Services, Inc., the Company's Administrator, since 1985. Director and shareholder of Fund Services, Inc., the Company's Transfer and Disbursing Agent, since 1987 and shareholder of Commonwealth Fund Accounting, Inc. which provides bookkeeping services to Star Bank (the custodian to other series of the company). Chairman, Director, and Treasurer of Vontobel Funds, Inc., a registered investment company. Mr. Pasco is also a certified public accountant.

Samuel Boyd, Jr. (9/18/40)
Director
10808 Hob Nail Court, Potomac, MD  20854

     Mr. Boyd is currently the Manager of the Customer Services Operations and Accounting Division of the Potomac Electric Power Company. Director of Vontobel Funds, Inc., a registered investment company. Mr. Boyd is also a certified public accountant.

William E. Poist (6/11/39)
Director
5272 River Road, Bethesda, MD  20816

     Mr. Poist is a financial and tax consultant through his firm Management Consulting for Professionals. Director of Vontobel Funds, Inc., a registered investment company. Mr. Poist is also a certified public accountant.

Paul M. Dickinson (11/11/47)
Director
8704 Berwickshire Drive, Richmond, VA  23229

     Mr. Dickinson is currently the President of Alfred J. Dickinson, Inc., Realtors. Director of Vontobel Funds, Inc., a registered investment company.

*Jane H. Williams (6/28/48)
Vice President of the Company and
President of the Sand Hill Portfolio Manager Fund series
3000 Sand Hill Road, Suite 150, Menlo Park, CA  94025

     Ms. Williams is the Executive Vice President of Sand Hill Advisors, Inc. since 1982.


*Leland H. Faust (8/30/46)
Vice President of the Company and
President of the CSI Equity Fund and the CSI Fixed Income Fund
One Montgomery Street, Suite 2525, San Francisco, CA  94104

     President of CSI Capital Management, Inc. since 1978. Mr. Faust is also a Partner in the law firm Taylor & Faust.

*F. Byron Parker, Jr. (1/26/43)
Secretary
810 Lindsay Court, Richmond, VA  23229

     Secretary of Commonwealth Shareholder Services, Inc. since 1986. Secretary of Vontobel Funds, Inc., a registered investment company. Partner in the law firm Mustian & Parker.

*Franklin A. Trice, III (12/25/63)
Vice President of the Company and President of the New Market Fund series. P.O. Box 8535, Richmond, VA 23226-0535

     Mr. Trice has been a Broker with both Scott and Stringfellow, Inc. and Craigie, Inc. since 1992.

*John T. Conner, Jr. (6/16/41)
Vice President of the Company and
President of the Third Millennium Russia Fund series
515 Madison Ave., 24th Floor, New York, NY  10022

Chairman of ROSCAL, a Russian financial company and of its affiliate, ROSCAL Insurance since 1993.

                                                 COMPENSATION TABLE
                              Aggregate Compensation From   Pension or Retirement        Total Compensation From
                              Company for Fiscal Year       Benefits Accrued As Part     Company and Fund Complex
Name and Position Held        ended August 31, 19991        of Fund Expenses             Paid to Directors
Samuel Boyd, Jr., Director    $1,800.00                     N/A                          $9,000.00

William E. Poist, Director    $1,800.00                     N/A                          $9,000.00

Paul M. Dickinson, Director   $1,800.00                     N/A                          $9,000.00
----------------------

1 This amount represents the estimated amount of compensation paid to the Directors for: (a) service on the Board of Directors for the Company's fiscal year ended August 31, 1999; and (b) service on the Board of Directors/Trustees of 4 other investment companies managed by the Advisor for the year ending August 31, 1999.

Item 14. Control Persons and Principal Holders of Securities


 (1)   George G. Phillips, Jr., Rt. 1, Box 221, Millboro, VA 24460  (5.797%).

 (2)   James E. Rogers, 101 Shockoe Slip, Suite O, Richmond, VA 23219  (8.698%).


Item 15. Investment Advisory and Other Services

                               INVESTMENT MANAGER

         Virginia Management Investment Corporation (the "Manager") manages the investment of the assets of the Fund pursuant to an Investment Management
Agreement (the "Management Agreement"). The Management Agreement is effective for a period of two years from September 21, 1998, and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Company, provided the continuance is also approved by a majority of the Directors who are not "interested persons" of the Company or the Manager by vote cast in person at a meeting called for the purpose of voting on such approval. The Management Agreement is terminable without penalty on sixty days notice by the Company's Board of Directors or by the Manager. The Management Agreement provides that it will terminate automatically in the event of its assignment. The address of the Manager is 7800 Rockfalls Dr., Richmond, VA 23225.

         The Manager is entitled to monthly compensation accrued daily at an annual rate equal to 1% of the average daily net assets of the Fund as described in the Part A to Form N-1A.

                               INVESTMENT ADVISOR

         The Manager has entered into an Investment Advisory Agreement (the "Advisory Agreement") with The London Company of Virginia (the "Investment Advisor"), dated September 21, 1998. Stephen Goddard is President of the
Investment Advisor and is portfolio manager of the Fund, and is primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Goddard has served as President of the Investment Advisor since March 1994.

         The Investment Advisor provides the Manager with investment analysis and timing advice, research and statistical analysis relating to the management of the portfolio securities of the Fund. The investment recommendations of the Investment Advisor, while required to comport with the investment objective, policies and restrictions of the Fund, are subject to the responsibility of the Manager (acting under the supervision of the Company's Board of Directors).

         The Advisor Agreement between the Investment Advisor and the Manager contemplates the authority of the Investment Advisor to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Investment Advisor will attempt to obtain the best price and execution for the Fund's orders. The Investment Advisor may purchase and sell securities to and from brokers and dealers who provide the Investment Advisor with research advice or statistical services, and may be authorized to pay a commission for such transactions which is higher than the commission which would be charged by another broker. From time to time, and subject to the Investment Advisor obtaining the best price and execution, the Board of Directors may authorize the Investment Advisor to allocate brokerage transactions to a broker in consideration of: (1) payment of an obligation otherwise payable by the Funds, or (2) in consideration of the sale of Fund shares.

         The Manager, from its management fee, is obligated to pay the Investment Advisor a fee equal to one-half of the management fee received from the Fund with respect to the assets supervised by the Investment Advisor. The amount so payable will be reduced by one-half of any voluntary reduction in the Manager's fee, or reimbursements to the Fund pursuant to agreements relating to organizational expenses. The address of the Investment Advisor is Riverfront Plaza, West Tower, 901 East Byrd Street, Suite 1350A, Richmond, Virginia, 23219.

                                  DISTRIBUTION

         Shares of the Funds are offered for sale on a continuous basis at the Net Asset Value plus the applicable sales load.

         First Dominion Capital Corp. (the "Distributor"), 1500 Forest Avenue, Suite 223, Richmond, VA 23229, is the Company's principal underwriter pursuant to a Distribution Agreement between the Company and the Distributor effective on August 19, 1997. John Pasco, III, Chairman of the Board of the Company owns 100% of the Distributor, and is its President, Treasurer and a Director.

         Custodian and Accounting Services Agents - Star Bank, N.A. ("Star Bank") is the Fund's custodian and accounting services agent. Star Bank collects income when due and holds all of the portfolio securities and cash. Star Bank, as the accounting services agent, maintains and keeps current the books, accounts, records, journals or other records of original entry relating to the Fund's business. The address of Star Bank is 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45201-1118.

                     TRANSFER AND DIVIDEND DISBURSING AGENT

         Fund Services, Inc. (the "Transfer Agent" or "FSI") is the Company's transfer and disbursing agent, pursuant to a Transfer Agent Agreement, dated August 19, 1997. FSI provides all the necessary facilities, equipment and personnel to perform the usual and ordinary services of the transfer and dividend disbursing agent, including administrative receipt and processing of orders and payments for purchases of shares, opening shareholder accounts, preparing shareholder meeting lists, mailing proxy material, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding certain taxes on non-resident alien accounts, disbursing income dividends and capital distributions, preparing and filing U.S. Treasury Department Form 1099 (or equivalent) for all shareholders, preparing and mailing confirmation forms to shareholders for all purchases and redemptions of the Company's shares and all other confirmable transactions in shareholders' accounts, recording reinvestment of dividends and distribution of the Company's shares. Under the Agreement between the Company and FSI, as in effect on August 19, 1998, FSI is compensated pursuant to a schedule of services, and is reimbursed for out-of-pocket expenses. The address of the Transfer Agent is P.O. Box 26305, Richmond, VA 23260. Pursuant to the Transfer Agent Agreement the minimum annual fee charged to the Fund is $16,500.

         John Pasco, III, President of the Company, an officer and shareholder of Commonwealth Shareholder Services, Inc. (the Fund's Administrator), and an officer and director of First Dominion Capital Corp. (the Fund's Distributor) owns one third of the stock of FSI, and, therefore, FSI may be deemed to be an affiliate of the Company, Commonwealth Shareholder Services, Inc., and First Dominion Capital Corp.

                                  ADMINISTRATOR

         Commonwealth Shareholder Services, Inc. ("CSS") is the Company's administrator pursuant to an Administrative Services Agreement (the "Service Agreement"). The Service Agreement continues in effect from year to year for a term of one year only if the Board of Directors, including a majority of the directors who are not interested persons of the Company or the Administrator, approve the extension at least annually. John Pasco, III owns 100% of the stock of CSS. CSS provides certain recordkeeping and shareholder servicing functions required of registered investment companies, and will assist the Fund in preparing and filing certain financial and other reports and performs certain daily functions required for ongoing operations. CSS may furnish personnel to act as the Company's officers to conduct the Company's business subject to the supervision and instructions of the Company's Board of Directors. CSS also provides other administrative and operational services required by the Fund on terms set and for fees or reimbursements approved by the Company's Board of Directors.

         The Administrative Services Agreements provide that CSS will be paid monthly: (1) 0.20% of the average daily net assets of the Fund (which includes regulatory matters, backup of the pricing of shares of the Fund, administrative duties in connection with the execution of portfolio trades, and certain services in connection with Fund accounting); (2) an hourly fee for shareholder servicing and state securities law matters; and (3) certain out-of-pocket expenses. The address of CSS is 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

Item 16. Brokerage Allocation and Other Practices

                             PORTFOLIO TRANSACTIONS

         The Management Agreement and the Investment Advisory Agreement contemplates the authority of the Manager and the Investment Advisor (together, the "Advisers") to place Fund orders either directly with the issuer or with any broker or dealer. In placing orders for the purchase and sale of the Fund's securities, the Advisers will seek to obtain the best price and execution for its securities transactions, taking into account such factors as price, commission, where applicable, (which is negotiable in the case of U.S. national securities exchange transactions) size of order, difficulty of execution and skill required of the executing broker/dealer. After a purchase or sale decision is made by either of the Advisers, the Adviser then arranges for execution of the transaction in a manner deemed to provide the best price and execution for the Fund.

         Exchange-listed securities are generally traded on their principal exchange unless another market offers a better result. Securities traded only in the over-the-counter market may be executed on a principal basis with primary market makers in such securities except for fixed price offerings and except where the Fund may obtain better prices or executions on a commission basis or by dealing with other than a primary market maker.

         The  Advisers  are  authorized,  when  placing  Fund  transactions,  to allocate a portion of the Fund's brokerage to persons or firms providing investment recommendations, statistical, research or similar services useful to the investment decision-making process. The term "investment recommendations, statistical, research or similar services" means advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analysis and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. The Advisers are also authorized to cause the Fund to pay a commission higher than that charged by another broker in consideration of such research services. Such services are one of the many ways the Advisers can keep abreast of the information generally circulated among institutional investors by broker-dealers. While this information is useful in varying degrees, its value is indeterminable. Such services received on the basis of transactions for a Fund may be used by the Advisers for the benefit of other clients, and the Fund may benefit from such transactions effected for the benefit of other clients.

         While there is no formula, agreement or undertaking to do so, and when it can be done consistent with the policy of obtaining best price and execution, the Fund may consider sales of its shares as a factor in the selection of brokers to execute portfolio transactions. The Advisers are not authorized, when placing portfolio transactions for the Fund, to pay a brokerage commission in excess of that which another broker might have charged for executing the same transaction solely on account of the receipt of research, market or statistical information. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof.

         When two or more clients managed by either of the Advisers are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated in a manner deemed equitable to each client. It is recognized that in some cases the procedure could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will be beneficial for the Fund.

         Average annual portfolio turnover rate is the ratio of the lesser of sales or purchases to the monthly average value of the portfolio securities owned during the year, excluding from both the numerator and the denominator all securities with maturities at the time of acquisition of one year or less. A higher rate involves greater transaction expenses to the Fund and may result in the realization of net capital gains, which would be taxable to shareholders when distributed. Purchases and sales are made for the Fund's portfolio whenever necessary to meet the Fund's objective. The Manager anticipates that the average annual portfolio turnover rate of the Fund will not exceed 50% under normal circumstances.

Item 17. Capital Stock and Other Securities

                         GENERAL INFORMATION AND HISTORY

         The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, of which it has allocated 50,000,000 shares to the Fund and 200,000,000 shares to other series of the Company. The Board of Directors can allocate the remaining authorized but unissued shares to any series of the Company, or may create additional series and allocate shares to such series. Each series is required to have a suitable investment objective, policies and restrictions, to maintain a separate portfolio of securities suitable to its purposes, and to generally operate in the manner of a separate investment company as required by the 1940 Act.

         If additional series were to be formed, the rights of existing series shareholders would not change, and the objective, policies and investments of each series would not be changed. A share of any series would continue to have a priority in the assets of that series in the event of a liquidation.

         The shares of each series when issued will be fully paid and nonassessable, will have no preference over other shares of the same series as to conversion, dividends, or retirement, and will have no preemptive rights. The shares of any series will be redeemable from the assets of that series at any time at a shareholder's request at the current NAV of that series determined in accordance with the provisions of the 1940 Act and the rules thereunder. The Company's general corporate expenses (including administrative expenses) will be allocated among the series in proportion to net assets or as determined in good faith by the Board.

         The investment management fees payable to the Manager of each series of the company and will be based upon the separate assets of each of the company's series. The shareholders of each series have the right to vote with respect to the investment manager of such fund.

         Voting and Control - Each outstanding share of the Company is entitled to one vote for each full share of stock and a fractional share of stock. All shareholders vote on matters which concern the corporation as a whole. Election of Directors or ratification of the auditor are examples of matters to be voted upon by all shareholders. The Company is not required to hold a meeting of shareholders each year. The Company intends to hold annual meetings when it is required to do so by the Maryland General Corporate Law or the 1940 Act. Shareholders have the right to call a meeting to consider the removal of one or more of the Directors and will be assisted in Shareholder communication in such matter. Each series shall vote separately on matters (1) when required by the General Corporation Law of Maryland, (2) when required by the 1940 Act and (3) when matters affect only the interest of the particular series. An example of a matter affecting only one series might be a proposed change in an investment restriction of one series. The shares will not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so.

         Dividends And Distributions - As stated previously, it is the policy of the Fund to distribute substantially all of its net investment income and to distribute annually its net realized capital gains, if any, shortly before the close of the fiscal year (August 31st). All dividend and capital gains distributions, if any, will be reinvested in full and fractional shares based on net asset value (without a sales charge) as determined on the ex-dividend date for such distributions. Shareholders may, however, elect to receive all such payments, or the dividend or distribution portion thereof, in cash, by sending written notice to this effect to the Transfer Agent. This written notice will be effective as to any subsequent payment if received by the Transfer Agent prior to the record date used for determining the shareholders' entitlement to such payment. Such an election will remain in effect unless or until the Transfer Agent is notified by the shareholder in writing to the contrary.

         Code of Ethics - The Company has adopted a Code of Ethics which imposes certain restrictions on the authority of portfolio managers and certain other personnel of the Company and the Manager governing personal securities activities and investments of those persons and has instituted procedures to its Code of Ethics to require such investment personnel to report such activities to the compliance officer. The Code is reviewed and updated annually.

Item 18. Purchase, Redemption, and Pricing of Shares

                             ELIGIBLE BENEFIT PLANS

         An eligible benefit plan is an arrangement available to the employees of an employer (or two or more affiliated employers) having not less than 10 employees at the plan's inception, or such an employer on behalf of employees of a trust or plan for such employees, their spouses and their children under the age of 21 or a trust or plan for such employees, which provides for purchases through periodic payroll deductions or otherwise. There must be at least 5 initial participants with accounts investing or invested in shares of one or more of the Funds and/or certain other funds.

         The initial purchase by the eligible benefit plan and prior purchases by or for the benefit of the initial participants of the plan must aggregate not less than $5,000 and subsequent purchases must be at least $50 per account and must aggregate at least $250. Purchases by the eligible benefit plan must be made pursuant to a single order paid for by a single check or federal funds wire and may not be made more often than monthly. A separate account will be established for each employee, spouse or child for which purchases are made. The requirements for initiating or continuing purchases pursuant to an eligible benefit plan may be modified and the offering to such plans may be terminated at any time without prior notice.

                                 NET ASSET VALUE

         The Fund's net asset value ("NAV") per share is calculated daily from Monday through Friday on each business day on which the New York Stock Exchange (the "Exchange") is open. The Exchange is currently closed on weekends and on the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day, and the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively. The Fund's NAV is calculated at the time set by the Board of Directors based upon a determination of the most appropriate time to price the Fund's securities.

         The Board of Directors has determined that the Fund's NAV be calculated as of the close of trading of the New York Stock Exchange (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no security was tendered for redemption and no order to purchase or sell such security was received by the Fund) in which there is a sufficient degree of trading in the Fund's portfolio securities that the current NAV of the Fund's shares might be materially affected by changes in the value of such portfolio security.

         NAV per share is determined by dividing the total value of a Fund's securities and other assets, less liabilities by the total number of shares then outstanding.

         The Fund may compute its NAV per share more frequently if necessary to protect shareholders' interests.

         Unlisted securities which are quoted on the NASD's National Market System, for which there have been sales of such securities, shall be valued at the last sale price reported on such system. If there are no such sales, the value shall be the high or "inside" bid, which is the bid supplied by the NASD on its NASDAQ Screen for such securities in the over-the-counter market. The value of such securities quoted on the NASDAQ System, but not listed on the NASD's National Market System, shall be valued at the high or "inside" bid. Unlisted securities which are not quoted on the NASDAQ System and for which the over-the-counter market quotations are readily available will be valued at the last reported bid price for such securities in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at their fair value as determined in good faith by the Board of Directors.

         The value of a security traded or dealt in upon an exchange may be valued at what the Company's pricing agent determines is fair market value on the basis of all available information, including the last determined value, if the pricing agent determines that the last bid does not represent the value of the security, or if such information is not available. The value of a security not traded or dealt in upon an exchange may be valued at what the pricing agent determines is fair market value if the pricing agent determines that the last sale does not represent the value of the security, provided that such amount is not higher than the current bid price.

         Notwithstanding the foregoing, money market investments with a remaining maturity of less than sixty days shall be valued by the amortized cost method; debt securities are valued by appraising them at prices supplied by a pricing agent approved by the Company, which prices may reflect broker-dealer supplied valuations and electronic data processing techniques and are representative of market values at the close of the Exchange; options on securities, shall be valued at their last sale on such exchange prior to the time of determining NAV; or if no sales are reported on such exchange on that day, at the mean between the most recent bid and asked price.

         U.S. Treasury bills, and other short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, with original or remaining maturities in excess of 60 days are valued at the mean of representative quoted bid and asked prices for such securities or, if such prices are not available, are valued at the mean of representative quoted bid and asked prices for securities of comparable maturity, quality and type.
Short-term securities, with 60 days or less to maturity, are amortized to maturity based on their cost if acquired within 60 days of maturity or, if already held, on the 60th day, based on the value determined on the 61st day.

         The value of a security which is subject to legal or contractual delays in or restrictions on resale by the Fund shall be taken to be the fair value thereof as determined in accordance with procedures established by the Company's Board, on the basis of such relevant factors as the following: the cost of such security to the Fund, the market price of unrestricted securities of the same class at the time of purchase and subsequent changes in such market price, potential expiration or release of the restrictions affecting such security, the existence of any registration rights, the fact that the Fund may have to bear part or all of the expense of registering such security, and any potential sale of such security to another investor. The value of other property owned by a Fund shall be determined in a manner which, in the discretion of the pricing agent of the Fund, most fairly reflects fair market value of the property on such date.

         Any purchase order may be rejected by the Distributor or by the Company.

         The Distributor receives commissions consisting of that portion of the sales load remaining after the discounts which it allows to investment dealers. The distributor retains 0.25% of the offering price on sales through the dealer involving the maximum sales load.

         The Fund's public offering price ("POP") per share is equal to the net asset value per share next determined after receipt of a purchase order plus a sales load which is reduced on purchases involving large amounts and which may be eliminated in certain circumstances described below.

                                              Sales Load As Percentage Of
          Amount of Purchase at                   Offering          Net Amount Invested         Dealer Discount as
                 The POP                           Price                                        percentage of POP
$5,000 but under $100,000                           2.75%                    2.83%                       2.25%
$100,000 but under $250,000                         2.25%                    2.30%                       1.75%
$250,000 but under $500,000                         1.50%                    1.52%                       1.25%
$500,000 but under $1 million                       1.00%                    1.01%                       0.75%
$1 million or over                                  0.00%                    0.00%                       0.00%


There is a 1% redemption fee on account's held less than one year.

         In addition to the sales charge listed above, up to 0.35% of average net assets is paid annually to qualified dealers for providing certain services (including services to retirement plans) pursuant to the Fund's Plan of Distribution.

         The Distributor may from time to time offer incentive compensation to dealers (which sell shares of the Fund subject to sales charges) allowing such dealers to retain an additional portion of the sales load. A dealer who receives all of the sales load may be considered an underwriter of the Fund's shares.

         In connection with promotion of the sales of the Fund, the Distributor may, from time to time, offer (to all broker dealers who have a sales agreement with the Distributor) the opportunity to participate in sales incentive programs (which may include non-cash concessions). These non-cash concessions are in addition to the sales load described in the Part A. The Distributor may also, from time to time, pay expenses and fees required in order to participate in dealer sponsored seminars and conferences, reimburse dealers for expenses incurred in connection with preapproved seminars, conferences and advertising, and may, from time to time, pay or allow additional promotional incentives to dealers as part of preapproved sales contests.

         Statement of Intention - The reduced sales charges and public offering price set forth above and in the prospectus apply to purchases of $250,000 or more made within a 13-month period pursuant to the terms of a written Statement of Intention in the form provided by the Distributor and signed by the purchaser. The Statement of Intention is not a binding obligation to purchase the indicated amount. Shares equal to 1.50% (declining to 0% after an aggregate of $1,000,000 has been purchased under the Statement) of the dollar amount specified in the Statement will be held in escrow and capital gain distributions on these escrowed shares will be credited to the shareholder's account in shares (or paid in cash, if requested). If the intended investment is not completed within the specified 13-month period, the purchaser will remit to the Distributor the difference between the sales charge actually paid and the sales charge which would have been paid if the total purchases had been made at a single time. If the difference is not paid within 20 days after written request by the Distributor or the securities dealer, the appropriate number of escrowed shares will be redeemed to pay such difference.

         In the case of purchase orders by the trustees of certain employee plans by payroll deduction, the sales charge for the investments made during the 13-month period will be based on the following: total investments made the first month of the 13-month period times 13; as the period progresses the sales charge will be based (1) on the actual investment made previously during the 13-month period, plus (2) the current month's investments times the number of months remaining in the 13-month period. There will be no retroactive adjustments in sales charge on investments previously made during the 13-month period.

                              PLAN OF DISTRIBUTION

         The Fund has a Plan of Distribution or "12b-1 Plan" under which it may finance activities primarily intended to sell shares, Provided the categories of expenses are approved in advance by the Board of Directors of the Company and the expenses paid under the Plan were incurred within the preceding 12 months and accrued while the Plan is in effect.

                            SALES AT NET ASSET VALUE

         The front end sales charge is waived for purchases by the following types of investors: any financial institution or advisor regulated by Federal or state governmental authority when the institution or adviser is purchasing shares for its own account or for an account for which the institution or adviser is authorized to make investment decisions (i.e., a discretionary account); Directors, Officers and employees of the Company, the Manager, the Investment Advisor, the Distributor, including members of the Distributor's, the Investment Advisor's, and the Manager immediate families and their retirement accounts or plans); Directors, Officers and employees of the Fund's service providers; customers, clients or accounts of the Manager, the Investment Advisor, or other investment advisers or financial planners who charge a fee for their services, provided that shares purchased are held in the omnibus account of the broker or agent placing the order; retirement accounts or plans, or deferred compensation plans and trusts funding such plans for which a depository institution, trust company or other fiduciary holds shares purchased through the omnibus account of the broker or agent placing the order; and Eligible Benefit Plans (see "Eligible Benefit Plans" on page 12).

         The front end sales charge is also waived for any registered representatives, employees, or principals of securities dealers (including members of their immediate families) having a sales agreement with the Distributor.

         The front end sales charge may also be waived for purchases made with the redemption proceeds from other mutual fund companies on which you have previously paid a front end sales charge or contingent deferred sales charge.

                                  FUND EXPENSES

         The Fund will pay its expenses not assumed by the Manager, including, but not limited to, the following: custodian; stock transfer and dividend disbursing fees and expenses; taxes; expenses of the issuance and redemption of Fund shares (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; and the cost of stationery and forms prepared exclusively for the Fund.

         The allocation of the Company's general expenses is made to the Fund on the basis that the Company's Board of Directors deems fair and equitable, which may be based on the relative net assets of each series of the Company or the nature of the services performed and relative applicability to each series of the Company.

                          SPECIAL SHAREHOLDER SERVICES

         As described briefly in the Part A to Form N-1A, the Fund offers the following shareholder services:

         Regular Account: The regular account allows for voluntary investments to be made at any time. Available to individuals, custodians, corporations, trusts, estates, corporate retirement plans and others, investors are free to make additions and withdrawals to or from their account as often as they wish. Simply use the Account Application provided with the Part A to Form N-1A to open your account.

         Telephone Transactions: A shareholder may redeem shares or transfer into another fund if this service is requested at the time the shareholder completes the initial Account Application. If it is not elected at that time, it may be elected at a later date by making a request in writing to the Transfer Agent and having the signature on the request guaranteed. The Transfer Agent will charge the shareholder account a $10 service fee each time there is a telephone transaction.

         The Fund employs reasonable procedures designed to confirm the authenticity of instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When requesting a telephone redemption or transfer, the shareholder will be asked to respond to certain questions designed to confirm the shareholder's identity as a shareholder of record. Cooperation with these procedures helps to protect the account and the Fund from unauthorized transactions.

         Invest-A-Matic Account: Any shareholder may utilize this feature, which provides for automatic monthly investments into your account. Upon your request, the Transfer Agent will withdraw a fixed amount each month from a checking account for investment into the Fund. This does not require a commitment for a fixed period of time. A shareholder may change the monthly investment, skip a month or discontinue the Invest-A-Matic Plan as desired by notifying the Transfer Agent. This feature requires a separate Plan application, in addition to the Account Application. To obtain an application, or to receive more information, please call the offices of the Company.

         Individual Retirement Account ("IRA") - All wage earners under 70-1/2, even those who participate in a company sponsored or government retirement plan, may establish their own IRA. You can contribute 100% of your earnings up to $2,000 (or $2,250 with a spouse who is not a wage earner, for years prior to 1997). A spouse who does not earn compensation can contribute up to $2,000 per year to his or her own IRA. The deductibility of such contributions will be determined under the same rules as for contributions made by individuals with earned income. A special IRA program is available for corporate employers under which the employers may establish IRA accounts for their employees in lieu of establishing corporate retirement plans. Known as SEP-IRA's (Simplified Employee Pension-IRA), they free the corporate employer of many of the recordkeeping requirements of establishing and maintaining a corporate retirement plan trust.

         If a shareholder has received a lump sum distribution from another qualified retirement plan, all or part of that distribution may be rolled over into your Fund IRA. A rollover contribution is not subject to the limits on annual IRA contributions. By acting within applicable time limits of the distribution you can continue to defer Federal Income Taxes on your lump sum contribution and on any income that is earned on that contribution.

         How to Establish Retirement Accounts: Please call the Company to obtain information regarding the establishment of individual retirement plan accounts. The plan's custodian charges nominal fees in connection with plan establishment and maintenance. These fees are detailed in the plan documents. A shareholder may wish to consult with an attorney or other tax advisor for specific advice concerning tax status and plans.

         Exchange Privilege: Shareholders may exchange their shares for shares of any other series of the Company, provided the shares of the fund the shareholder is exchanging into are noticed for sale in the shareholder's state of residence. Each account must meet the minimum investment requirements (currently $5,000). Exchange Privilege Authorization Forms are available by calling the Company. A special authorization form must have been completed and must be on file with the Transfer Agent. To make an exchange, an exchange order must comply with the requirements for a redemption or repurchase order and must specify the value or the number of shares to be exchanged. An exchange will take effect as of the next determination of the Fund's NAV per share (usually at the close of business on the same day) plus the applicable sales charge. The Company reserves the right to limit the number of exchanges or to otherwise prohibit or restrict shareholders from making exchanges at any time, without notice, should the Company determine that it would be in the best interest of its shareholders to do so. For tax purposes an exchange constitutes the sale of the shares of the Fund from which you are exchanging and the purchase of shares of the fund into which you are exchanging. Consequently, the sale may involve either a capital gain or loss to the shareholder for federal income tax purposes. The exchange privilege is available only in states where it is legally permissible to do so.

Item 19. Taxation of the Fund

                                      TAXES

         Distributions of net investment income The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. Any distributions by the Fund from such income will be taxable to you as ordinary income, whether you take them in cash or in additional shares.

         Distributions of capital gains The Fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions from net short-term capital gains will be taxable to you as ordinary income. Distributions from net long-term capital gains will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net capital gains realized by the Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on the Fund.

         Effect of foreign investments on distributions Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized by the Fund on the sale of debt securities are generally treated as ordinary losses by the Fund. These gains when distributed will be taxable to you as ordinary dividends, and any losses will reduce the Fund's ordinary income otherwise available for distribution to you. This treatment could increase or reduce the Fund's ordinary income distributions to you, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital.

         The Fund may be subject to foreign withholding taxes on income from certain of its foreign securities. If more than 50% of the Fund's total assets at the end of the fiscal year are invested in securities of foreign corporations, the Fund may elect to pass-through to you your pro rata share of foreign taxes paid by the Fund. If this election is made, the year-end statement you receive from the Fund will show more taxable income than was actually distributed to you. However, you will be entitled to either deduct your share of such taxes in computing your taxable income or (subject to limitations) claim a foreign tax credit for such taxes against your U.S. federal income tax. The Fund will provide you with the information necessary to complete your individual income tax return if it makes this election.

         Information on the tax character of distributions The Fund will inform you of the amount of your ordinary income dividends and capital gains distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund.

     Election to be taxed as a regulated investment company The Fund plans to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, the Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you will be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.

         Excise tax distribution requirements To avoid federal excise taxes, the Internal Revenue Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. The Fund intends to declare and pay these amounts in December (or in January that are treated by you as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

         Redemption of fund shares Redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, or exchange your Fund shares for shares of a different fund of the Company, the IRS will require that you report a gain or loss on your redemption or exchange. If you hold your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you hold your shares. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

         All or a portion of any loss that you realize upon the redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares you purchase.

         Deferral of basis. If you redeem some or all of your shares in the Fund, and then reinvest the sales proceeds in the Fund or in another fund of the Company within 90 days of buying the original shares, the sales charge that would otherwise apply to your reinvestment may be reduced or eliminated. The IRS will require you to report gain or loss on the redemption of your original shares in the Fund. In so doing, all or a portion of the sales charge that you paid for your original shares in the Fund will be excluded from your tax basis in the shares sold (for the purpose of determining gain or loss upon the sale of such shares). The portion of the sales charge excluded will equal the amount that the sales charge is reduced on your reinvestment. Any portion of the sales charge excluded from your tax basis in the shares sold will be added to the tax basis of the shares you acquire from your reinvestment.

         U.S. government obligations Many states grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

     Dividends-received deduction for corporations As a corporate shareholder, you should note that a percentage of the dividends paid by the Fund may qualify for the dividends-received deduction. You will be permitted in some circumstances to deduct these qualified dividends, thereby reducing the tax that you would otherwise be required to pay on these dividends. The dividends-received deduction will be available only with respect to dividends received by the Fund from U.S. corporations that are designated by the Fund as eligible for such treatment. All dividends (including the deducted portion) must be included in your alternative minimum taxable income calculations.

         Investment in complex securities The Fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund and/or defer the Fund's ability to recognize losses, and, in limited cases, subject the Fund to U.S. federal income tax on income from certain of its foreign securities. In turn, these rules may affect the amount, timing or character of the income distributed to you by the Fund.


Item 20. Underwriters
         Not Applicable.

Item 21. Calculation of Performance Data

                                   PERFORMANCE

         Total return is the primary method of measuring investment performance. Occasionally, however, the Fund may include its distribution rate in sales literature. Total return is the total of all income and capital gains paid to shareholders, assuming reinvestment of all distributions, plus (or minus) the change in the value of the original investment, expressed as a percentage of the purchase price. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price.

         Generally, performance quotations by investment companies are subject to certain rules adopted by the Securities and Exchange Commission (the "Commission"). These rules require the use of standardized performance quotations, or alternatively, that every non-standardized performance quotation furnished by a fund be accompanied by certain standardized performance information computed as required by the Commission. Total return quotations used by the Fund are based on the standardized methods of computing performance mandated by the Commission.

         As the following formula indicates, the average annual total return is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation and dividends and distributions paid and reinvested) for the stated period less any fees charged to all shareholder accounts and annualizing the result. The calculation assumes the maximum sales load is deducted from the initial $1,000 purchase order and that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each one-, five- and ten-year or since inception period and the deduction of all applicable charges and fees. According to the Commission formula:

                                                     n
                                               P(1+T) = ERV

where:

P = a hypothetical initial payment of $1,000

T = average annual total return

n = number of years

ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods (or fractional portion thereof).

         Sales literature pertaining to the Fund may quote a distribution rate in addition to the total return. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price. The distribution rate measures what the Fund paid to shareholders. The distribution rate may include dividends paid from premium income from option writing, if applicable, and short-term capital gains in addition to dividends from investment income. Under certain circumstances, such as when there has been a change in the amount of dividend payout, or a fundamental change in investment policies, it might be appropriate to annualize the distributions paid over the period such policies were in effect, rather than using the distributions paid during the past twelve months.

         Occasionally statistics may be used to specify the Fund's volatility or risk. Measures of volatility or risk are generally used to compare the Fund's NAV or performance relative to a market index. One measure of volatility is beta. Beta is the volatility of the Fund relative to the total market as represented by the Standard & Poor's 500 Stock Index. A beta of more than 1.00 indicates volatility greater than the market, and a beta of less than 1.00 indicates volatility less than the market. Another measure of volatility or risk is standard deviation. Standard deviation is used to measure variability of NAV or total return around an average, over a specified period of time. The premise is that greater volatility connotes greater risk undertaken in achieving performance.

         Sales literature referring to the use of the Fund as a potential investment for IRAs, Business Retirement Plans, and other tax-advantaged retirement plans may quote a total return based upon compounding of dividends on which it is presumed no federal income tax applies.

         Regardless of the method used, past performance is not necessarily indicative of future results, but is an indication of the return to shareholders only for the limited historical period used.

                         COMPARISONS AND ADVERTISEMENTS

         To help investors better evaluate how an investment in the Fund might satisfy their investment objective, advertisements regarding the Fund may discuss, total return, or Fund volatility as reported by various financial publications. Advertisements may also compare total return or volatility (as calculated above) to total return or volatility as reported by other investments, indices, and averages. The following publications, indices, and averages may be used:

         (a) Dow Jones Composite Average or its component averages - an unmanaged index composed of 30 blue-chip industrial corporation stocks (Dow Jones Industrial Average), 15 utilities company stocks (Dow Jones Utilities Average), and 20 transportation company stocks. Comparisons of performance assume reinvestment of dividends.

         (b) Standard & Poor's 500 Stock Index or its component indices - an unmanaged index composed of 400 industrial stocks, 40 financial stocks, 40 utilities stocks, and 20 transportation stocks.
                  Comparisons of performance assume reinvestment of dividends.

         (c) The New York Stock Exchange composite or component indices - unmanaged indices of all industrial, utilities, transportation, and finance stocks listed on the New York Stock Exchange.

         (d) Wilshire 5000 Equity Index - represents the return on the market value of all common equity securities for which daily pricing is available. Comparisons of performance assume reinvestment of dividends.

         (e) Lipper - Mutual Fund Performance Analysis, Lipper - Fixed Income Analysis, and Lipper Mutual Fund Indices - measures total return and average current yield for the mutual fund industry. Ranks individual mutual fund performance over specified time periods assuming reinvestment of all distributions, exclusive of sales charges.

         (f) CDA Mutual Fund Report, published by CDA Investment Technologies, Inc. - analyzes price, current yield, risk, total return, and average rate of return (average annual compounded growth rate) over specified time periods for the mutual fund industry.

         (g) Mutual Fund Source Book and other material, published by Morningstar, Inc. - analyzes price, yield, risk, and total return for equity funds.

         (h) Financial publications: Business Week, Changing Times, Financial World, Forbes, Fortune, Barron's, Financial Times, Investor's Business Daily, New York Times, The Wall Street Journal, and Money magazines - publications that rate fund performance over specified time periods.

         (i) Consumer Price Index (or Cost of Living Index), published by the U.S. Bureau of Labor Statistics a statistical measure of change, over time, in the price of goods and services, in major expenditure groups.

         (j) Standard & Poor's 100 Stock Index - an unmanaged index based on the price of 100 blue-chip stocks, including 92 industrials, one utility, two transportation companies, and 5 financial institutions. The S&P 100 Stock Index is a smaller more flexible index for option trading.

         (k) Morgan Stanley Capital International EAFE Index - an arithmetic, market value-weighted average of the performance of over 1,000 securities on the stock exchanges of countries in Europe, Australia and the Far East.

         (l) J.P. Morgan Traded Global Bond Index - is an unmanaged index of government bond issues and includes Australia, Belgium, Canada, Denmark, France, Germany, Italy, Japan, The Netherlands, Spain, Sweden, United Kingdom and United States gross of withholding tax.

         (m) IFC Global Total Return Composite Index - An unmanaged index of common stocks that includes 18 developing countries in Latin America, East and South Asia, Europe, the Middle East and Africa (net of dividends reinvested).

         (n) Nomura Research, Inc. Eastern Europe an Equity Index - comprised of those equities which are traded on listed markets in Poland, the Czech Republic, Hungary and Slovakia (returns do not include dividends).

         In  assessing  such  comparisons  of total  return  or  volatility,  an investor should keep in mind that the composition of the investments in the reported indices and averages in not identical to the Fund's portfolio, that the averages are generally unmanaged, and that the items included in the calculations of such averages may not be identical to the formula used by the Fund to calculate its figures. In addition, there can be no assurance that the Fund will continue its performance as compared to such other averages.

Item 22. Financial Statements

                              FINANCIAL STATEMENTS

         The books of the Fund will be audited at least once each year by Tait, Weller and Baker, of Philadelphia, PA, independent public accountants.

  Investment Manager:                Virginia Management Investment Corporation
                                     7800 Rockfalls Dr.
                                     Richmond, VA  23225

  Distributor:                       First Dominion Capital Corp.
                                     1500 Forest Ave., Suite 223
                                     Richmond, VA 23229

  Independent Auditors:              Tait, Weller & Baker
                                     8 Penn Center Plaza
                                     Suite 800
                                     Philadelphia, PA 19103

  Fund Counsel:                      Stradley Ronon Stevens & Young, LLP
                                     2600 One Commerce Square
                                     Philadelphia, PA 19103

  Marketing Services:                For general information on the Funds and
                                     marketing services, call the Distributor at (800) 527-9525 toll free.

  Transfer Agent:                    For account information, wire purchase or
                                     redemptions, call or write to the Fund's
                                     Transfer Agent:

                                                 Fund Services, Inc.
                                                 P.O. Box 26305
                                                 Richmond, VA  23260-6305
                                                 (800) 628-4077 Toll Free

  More Information                   For 24-hour, 7-days-a-week price
                                     information call 1-800-527-9525.
                                     For information on any series of the
                                     Company, investment plans, or other
                                     shareholder services, call the
                                     Company at 1-800-527-9525 during normal
                                     business hours, or write the Company at
                                     1500 Forest Avenue, Suite 223, Richmond,
                                     VA  23229

                              THE WORLD FUNDS, INC.
                        SAND HILL PORTFOLIO MANAGER FUND

                                     PART B


                       STATEMENT OF ADDITIONAL INFORMATION
                             DATED DECEMBER 30, 1998


Item 10.          Cover Page and Table of Contents

         The  World  Funds,  Inc.  (the  "Company")  is an  open-end  management investment company commonly known as a "mutual fund". This Statement of Additional Information ("SAI") is not a Prospectus but supplements the information contained in the Part A to Form N-1A of the Sand Hill Portfolio Manager Fund (the "Fund"), dated December 30, 1998. It should be read in conjunction with the Part A to Form N-1A and has been designed to provide you with further information which is not contained in the Part A to Form N-1A. The Part A to Form N-1A of the Fund may be obtained at no charge upon request to the Fund. Please retain this SAI for future reference.

         The audited financial statements of the Fund, including the notes thereto and the report of independent accountants, for the fiscal year ended August 31, 1998, are incorporated in this SAI by reference to the Fund's annual report to shareholders (the "Annual Report"). The Annual Report may be obtained at no charge upon request to the Company by calling (800) 527-9525.

                                TABLE OF CONTENTS


ITEM 10.       COVER PAGE AND TABLE OF CONTENT

ITEM 11.       FUND HISTORY

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS INVESTMENT OBJECTIVE AND POLICIES
               SPECIAL INVESTMENT CONSIDERATIONS
               INVESTMENT TECHNIQUES
               INVESTMENT RESTRICTIONS

ITEM 13.       MANAGEMENT OF THE FUND


ITEM 14.       CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
 .

ITEM 15.       INVESTMENT ADVISORY AND OTHER SERVICES
               INVESTMENT ADVISOR
               TRANSFER AGENT
               ADMINISTRATOR
               CUSTODIAN AND ACCOUNTING SERVICES AGENT
               AUDITOR
               DISTRIBUTOR
               EXPENSES OF THE FUND


ITEM 16.       BROKERAGE ALLOCATION AND OTHER PRACTICES

ITEM 17.       CAPITAL STOCK AND OTHER SECURITIES
 .              DIVIDENDS AND DISTRIBUTIONS

ITEM 18.       PURCHASE, REDEMPTION AND PRICING OF SHARES
               HOW TO INVEST IN THE FUND
               HOW TO REDEEM FUND SHARES
               SPECIAL SHAREHOLDER SERVICES
               NET ASSET VALUE

ITEM 19.       TAXATION OF THE FUND

ITEM 20.       UNDERWRITERS

ITEM 21.       CALCULATION OF PERFORMANCE DATA

ITEM 22.       FINANCIAL STATEMENT

APPENDIX

                              THE WORLD FUNDS, INC.

                        SAND HILL PORTFOLIO MANAGER FUND


Item 11.          Fund History.

         The Fund is a series of The World Funds, Inc. (the "Company"), a Maryland corporation which was organized on May 9, 1997. The Fund is a no-load diversified series of the Company. Pursuant to a Plan of Reorganization, the Sand Hill Fund transferred all of its assets to the Fund in exchange for shares of common stock of the Fund and the Fund's assumption of all liabilities of the Sand Hill Fund (the "Reorganization"). On August 18, 1997, the effective date of the Reorganization, Fund shares were distributed on a pro rata basis to the Fund's shareholders.

         Limitation on Use of Name - The Advisory Agreement for the Fund authorizes the Company to utilize the name "Sand Hill". The Company agrees that if the Advisory Agreement is terminated it will promptly redesignate the name of the Sand Hill Portfolio Manager Fund to eliminate any reference to the name "Sand Hill" or any derivation thereof unless the Investment Advisor waives this requirement in writing.

         Code of Ethics - The Company has adopted a Code of Ethics which imposes certain restrictions on the authority of portfolio managers and certain other personnel of the Fund and its advisors governing personal securities activities and investments of those persons and has instituted procedures to its Code of Ethics to require such investment personnel to report such activities to the compliance officer. The Code is reviewed and updated, as deemed necessary annually.


Item 12.          Description of the Fund and Its Investments and Risks.

                  Investment Objective and Policies

         The Fund's investment objective is to seek to maximize total return (consisting of realized and unrealized appreciation plus income) consistent with allocating its investments among equity securities (e.g., stocks), debt securities (e.g., bonds) and short term investments.

         The asset allocation and investment policies of the Fund are described in the Fund's Prospectus. The following discussion supplements the information in the Fund's Prospectus with respect to the types of securities in which the Fund may invest and the investment techniques it may use in pursuit of its investment objective.


                  Special Investment Considerations

         Investors should recognize that the Fund may invest in both domestic and foreign securities. Investing in foreign securities involves certain special considerations, including those set forth below, which are not typically associated with investing in United States securities and which may favorably or unfavorably affect the performance of the Fund. As foreign companies are not generally subject to the same uniform standards, practices and requirements with respect to accounting, auditing and financial reporting as are domestic companies, there may be less publicly available information about a foreign company than about a domestic company. Many foreign securities markets, while growing in volume of trading activity, have substantially less volume than the U.S. market, and securities of some foreign issuers are less liquid and more volatile than securities of domestic issuers. Similarly, volume and liquidity in most foreign bond markets is less than in the United States and, at times, volatility of price can be greater than in the United States. Furthermore, foreign markets have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return is earned thereon. Inability to dispose of portfolio securities due to settlement problems either could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Fixed commissions on some foreign securities exchanges and bid-to- asked spreads in foreign bond markets are generally higher than negotiated commissions on U.S. exchanges and bid-to-asked spreads in the U.S. bond market, although the Fund will endeavor to achieve the most favorable net results on its portfolio transactions. Furthermore, a fund may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. There is generally less government supervision and regulation of business and industry practices, securities exchanges, brokers and listed companies than in the United States. Communications between the United States and foreign countries may be less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect United States investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Sand Hill Advisors, Inc. (the "Investment Advisor") seeks to mitigate the risks associated with the foregoing considerations through continuous professional management.

         Investments in foreign securities usually will involve currencies of foreign countries. Because of the considerations discussed above, the value of the assets of the Fund, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Fund may incur costs in connection with conversions between various currencies. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer. The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies. The Fund may, for hedging purposes, purchase foreign currencies in the form of bank deposits.

         Because the Fund may be invested in both U.S. and foreign securities markets, changes in its share price may have a low correlation with movements in the U.S. markets. The Fund's share price will reflect the movements of the markets in which it is invested and of the currencies in which the investments are denominated; the strength or weakness of the U.S. dollar against foreign currencies may account for part of the Fund's investment performance. Foreign securities such as those purchased by the Fund may be subject to foreign government taxes which could reduce the yield on such securities, although a shareholder of the Fund may, subject to certain limitations, be entitled to claim a credit or deduction for U.S. federal income tax purposes for his or her proportionate share of such foreign taxes paid by the Fund (see "Taxes"). U.S. and foreign securities markets do not always move in step with each other and the total returns from different markets may vary significantly.

         The Fund cannot guarantee a gain or eliminate the risk of loss. The Fund's net asset value per share will increase or decrease with changes in the market price of the Fund's investments, and there is no assurance that the Fund's investment objective will be achieved.


                  Investment Techniques

     Asset Allocation Categories. The Fund invests in three major categories of investments: equity securities, debt securities and short-term investments. Each of these categories may include securities of domestic or foreign issuers.

         Equity securities consist of common stocks, securities which are convertible into common stocks, such as convertible bonds, preferred stocks, depository receipts, securities of investment companies, rights and warrants. The Investment Advisor allocates the Fund's equity investments to industries it believes will benefit from major trends and to individual stocks which exhibit superior prospects for enhancing the Fund's total return.

         Debt securities consist of bonds, notes, convertible bonds, asset-backed and mortgage-backed securities, government and government agency securities, zero coupon securities, and other debt securities whose purchase is consistent with the Fund's investment objective. The Fund's investments may include international bonds that are denominated in foreign currencies, including the European Currency Unit. International bonds are defined as bonds issued in countries other than the United States. The Fund's investments may include debt securities issued or guaranteed by supranational organizations, corporate debt securities, bank or holding company debt securities.

         The Fund may purchase "investment-grade" bonds, which are those rated Baa or higher by Moody's Investors Service, Inc. ("Moody's") or BBB or higher by Standard & Poor's Ratings Group ("S&P"), or unrated securities which the Investment Advisor believes are of comparable quality. The Fund may also invest up to 10% of its assets in lower rated securities or securities which are unrated but are of comparable quality as determined by the Investment Advisor. Bonds rated Baa or BBB may have speculative elements as well as investment-grade characteristics. The Fund may invest in debt securities which are rated as low as C by Moody's or D by S&P. Securities rated D may be in default with respect to payment of principal or interest. See the Appendix for a description of bond ratings.

         Short-term investments are debt obligations. For purposes of the Fund's asset allocation policies, short-term investments are differentiated from debt securities. Short-term investments are generally used to protect the Fund against adverse movements of interest rates or currency exchange rates or to provide the Fund with liquidity. Debt securities, on the other hand, are generally used to seek superior total return by taking advantage of yield differentials between different securities.


         Zero Coupon Securities. The Fund may invest in zero coupon securities as described in the Prospectus. Zero coupon securities which are convertible into common stock offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follows the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks as they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.


         Zero coupon securities include securities issued directly by the U.S. Treasury, and U.S. Treasury bonds or notes and their unmatured interest coupons and receipts for their underlying principal ("coupons") which have been separated by their holder, typically a custodian bank or investment brokerage firm. A holder will separate the interest coupons from the underlying principal (the "corpus") of the U.S. Treasury security. A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including Treasury Income Growth Receipts (TIGRS-TM) and Certificate of Accrual on Treasuries (CATS-TM). The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof. Counsel to the underwriters of these certificates, or other evidences of ownership of the U.S. Treasury securities, has stated that for federal tax and securities purposes, in their opinion purchasers of such certificates, such as the Fund, most likely will be deemed the beneficial holder of the underlying U.S. Government securities. The Fund understands that the staff of the Division of Investment Management of the SEC no longer considers such privately stripped obligations to be U.S. Government securities, as defined in the 1940 Act; therefore, the Fund intends to adhere to this staff position and will not treat such privately stripped obligations to be U.S. Government securities for the purpose of determining the Fund's "diversification".

         When U.S. Treasury obligations have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest
(cash) payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold bundled in such form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury sells itself (see "Taxes").


         Investment Companies. The Fund may invest up to 10% of its assets in shares of closed-end investment companies. Investments in such investment companies are subject to limitations under the Investment Company Act of 1940, as amended (the "1940 Act"). Investment in closed-end funds is subject to the willingness of investors to sell their shares in the open market and the Fund may have to pay a substantial premium to acquire shares of closed-end funds in the open market. The yield of such securities will be reduced by the operating expenses of such companies. Under the 1940 Act limitations, the Fund may not own more than 3% of the total outstanding voting stock of any other investment company nor may it invest more than 5% of its assets in any one investment company or invest more than 10% of its assets in securities of all investment companies combined. An investor in the Fund should recognize that he may invest directly in other investment companies and that, by investing in investment companies indirectly through the Fund, he will bear not only his proportionate share of the Fund's expenses (including operating costs and investment advisory and administrative fees) but also, indirectly, similar expenses of the underlying investment company. Finally, an investor should recognize that, as a result of the Fund's policies of investing in other investment companies, he may receive taxable capital gains distributions to a greater extent than would be the case if he invested directly in the underlying investment companies.

         Depository Receipts. The Fund may utilize depository receipts, as described in the Prospectus. For purposes of determining the country of origin, depository receipts and closed-end investment companies which invest primarily in foreign securities will be deemed to be foreign securities.



         Warrants. The Fund may invest up to 5% of its net assets in warrants, provided that no more than 2% of its net assets may be invested in warrants that are not listed on the New York Stock Exchange or the American Stock Exchange. A warrant is a long-term option issued by a corporation that generally gives the investor the right of buying a specified number of shares of the underlying common stock of the issuer at a specified exercise price at any time on or before an expiration date. If the Fund does not exercise or dispose of a warrant prior to its expiration, it will expire worthless.

         Mortgage-Backed and Asset-Backed Securities. Mortgage-backed securities include, but are not limited to, securities issued by the Government National Mortgage Association and The Federal Home Loan Mortgage Association. Mortgage-backed securities represent ownership in specific pools of mortgage loans. Unlike traditional bonds which pay principal only at maturity, mortgage-backed securities make unscheduled principal payments to the investor as principal payments are made on the underlying loans in each pool. Like other fixed-income securities, when interest rates rise, the value of a mortgage-backed security will decline. However, when interest rates decline, the value of a mortgage-backed security with prepayment features may not increase as much as other fixed-income securities.

         Asset-backed securities participate in, or are secured by and payable from, a stream of payments generated by particular assets, such as credit card, motor vehicle or trade receivables. They may be pass-through certificates which are similar to mortgage-backed commercial paper, which is issued by an entity organized for the sole purpose of issuing the commercial paper and purchasing the underlying assets. The credit quality of asset-backed securities depends primarily on the quality of the underlying assets and the level of any credit support provided. The weighted average lives of mortgage-backed and asset-backed securities are likely to be substantially shorter than their stated final maturity dates would imply because of the effect of scheduled and unscheduled principal prepayments. Pay-downs of mortgage-backed and asset-backed securities may result in income or loss being realized earlier than anticipated for tax and accounting purposes.


         Strategic Transactions. The Fund may, but is not required to, utilize various other investment strategies described below which use derivative investments to hedge various market risks (such as changes in interest rates, currency exchange rates, and securities prices) or to enhance potential gain.

         In the course of pursuing these investment strategies, the Fund may purchase and sell exchange-listed put and call options on securities or securities indices, and enter into various currency transactions such as currency forward contracts, or options on currencies (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used to attempt to protect against possible changes in the market value of securities held in, or to be purchased for, the Fund's portfolio resulting from securities markets or currency exchange rate fluctuations, to protect the Fund's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the options markets as a temporary substitute for purchasing or selling particular securities. Any or all of these investment techniques may be used at any time and there is no particular strategy that dictates the use of one technique rather than another, as use of any Strategic Transaction is a function of numerous variables including market conditions. The ability of the Fund to utilize these Strategic Transactions successfully will depend on the Advisor's ability to predict pertinent market movements, which cannot be assured. The Fund will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Investment Advisor's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. Use of put and call options may result in losses to the Fund, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. The use of currency transactions can result in the Fund incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. Although the use of options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it tends to limit any potential gain which might result from an increase in value of such position. Losses resulting from the use of Strategic Transactions would reduce net asset value, and possibly income, and such losses can be greater than if the Strategic Transactions had not been utilized.

         General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic
Transactions involving options require segregation of the Fund's assets in special accounts, as described below under "Use of Segregated and Other Special Accounts".

         A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer the obligation to buy, the underlying security, currency or other instrument at the exercise price. For instance, the Fund's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Fund the right to sell such instrument at the option exercise price. The purchase of a put option will constitute a short sale for federal tax purposes. The purchase of a put at a time when the substantially identical security held long has not exceeded the long term capital gain holding period could have adverse tax consequences. The holding period of the long position will be cut off so that even if the security held long is delivered to close the put, short term gain will be recognized. If substantially identical securities are purchased to close the put, the holding period of the securities purchased will not begin until the closing date. The holding period of the substantially identical securities not delivered to close the short sale will commence on the closing of the short sale.

         A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. The Fund's purchase of a call option on a security, securities index, currency or other instrument might be intended to protect the Fund against an increase in the price of the underlying security.

         An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Fund is authorized to purchase and sell exchange listed options only. Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, OCC issued and exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options are each settled for the net amounts, if any, by which the option is "in the money" (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying security through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Fund's ability to close out its position as a purchaser or seller of an OCC or exchange listed put or call option is dependent, in part, upon liquidity of the option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities including reaching daily price limits; (iv) interruption of the normal operations of the OCC or an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         If the Fund sells a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Fund's income. The sale of put options can also provide income.

         The Fund may purchase and sell exchange-listed call options on securities that are traded in U.S. and foreign securities exchanges and on securities indices and currencies. All calls sold by the Fund must be "covered" (i.e., the Fund must own the securities subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. Even though the Fund will receive the option premium to help protect it against loss, a call sold by the Fund exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Fund to hold a security or instrument which it might otherwise have sold.

         The Fund may purchase and sell exchange-listed put options on securities (whether or not it holds the above securities in its portfolio), and on securities indices and currencies. The Fund will not sell put options if, as a result, more than 25% of the Fund's assets would be required to be segregated to cover its potential obligations under such put options. In selling put options, there is a risk that the Fund may be required to buy the underlying security at a disadvantageous price above the market price. For tax purposes, the purchase of a put is treated as a short sale which may cut off the holding period for the security so it is treated as generating gain on securities held less than three months or short term capital gain (instead of long term) as the case may be.

         Options on Securities Indices and Other Financial Indices. The Fund may also purchase and sell call and put options on securities indices and other financial indices and in so doing can achieve many of the same objectives it would achieve through the sale or purchase of options on individual securities or other instruments. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement, i.e., an option on an index gives the holder the right to receive, upon exercise of the option an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call or is less than, in the case of a put, the exercise price of the option. This amount of cash is equal to the excess of the closing price of the index over the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount. The gain or loss on an option on an index depends on price movements in the instruments making up the market, market segment, industry or other composite on which the underlying index is based, rather than price movements in individual securities, as is the case with respect to options on securities.

         Currency Transactions. The Fund may engage in currency transactions with counterparties in order to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value. The Fund's currency transactions may include forward currency contracts and exchange listed options on currencies. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

         The Fund's dealings in forward currency contracts will be limited to hedging involving either specific transactions or portfolio positions. Specific transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Fund, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Fund will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Fund may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund has or in which the Fund expects to have portfolio exposure.

         To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Fund may also engage in proxy hedging. Proxy hedging is often used when the currency to which a fund's portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the fund's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Fund's securities denominated in linked currencies. For example, if the Investment Advisor considers that the Austrian schilling is linked to the German deutschemark (the "D-mark"), the Fund holds securities denominated in schillings and the Investment Advisor believes that the value of schillings will decline against the U.S. dollar, the Investment Advisor may enter into a contract to sell D-marks and buy dollars. Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that a fund is engaging in proxy hedging. If the Fund enters into a currency hedging transaction, it will comply with the asset segregation requirements described below.

         Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to a fund if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

         Risks of Strategic Transactions Outside the United States. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by:
(i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in a fund's ability to act upon economic events occurring in foreign markets during non-business hours in the United States,
(iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lower trading volume and liquidity.

         Use of Segregated and Other Special Accounts. Many Strategic Transactions, in addition to other requirements, require that a fund segregate liquid high grade assets with its custodian to the extent fund obligations are not otherwise "covered" through the ownership of the underlying security, financial instruments or currency. In general, either the full amount of any obligation by a fund to pay or deliver securities or assets must be covered at all times by the securities, instruments or currency required to be delivered, or, subject to any regulatory restrictions, an amount of cash or liquid high grade securities at least equal to the current amount of the obligation must be segregated with the custodian. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. For example, a call option written by a fund will require the fund to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid high-grade securities sufficient to purchase and deliver the securities if the call is exercised. A call option sold by a fund on an index will require the fund to own portfolio securities which correlate with the index or segregate liquid high grade assets equal to the excess of the index value over the exercise price on a current basis. A put option written by a fund requires the fund to segregate liquid, high grade assets equal to the exercise price.

         Except when a fund enters into a forward contract for the purchase or sale of a security denominated in a particular currency, which requires no segregation, a currency contract which obligates a fund to buy or sell currency will generally require the fund to hold an amount of that currency or liquid securities denominated in that currency equal to the fund's obligations or to segregate liquid high grade assets equal to the amount of the fund's obligation.

         OCC issued and exchange listed index options will generally provide for cash settlement. As a result, when the Fund sells these instruments it will only segregate an amount of assets equal to its accrued net obligations, as there is no requirement for payment or delivery of amounts in excess of the net amount. These amounts will equal 100% of the exercise price in the case of a non cash-settled put, the same as an OCC guaranteed listed option sold by the Fund, or the in-the-money amount plus any sell-back formula amount in the case of a cash-settled put or call. In addition, when the Fund sells a call option on an index at a time when the in-the-money amount exceeds the exercise price, the Fund will segregate, until the option expires or is closed out, cash or cash equivalents equal in value to such excess. OCC issued and exchange listed options sold by the Fund other than those generally settle with physical delivery, and the Fund will segregate an amount of assets equal to the full value of the option.

         Strategic Transactions may be covered by other means when consistent with applicable regulatory policies. The Fund may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related options and Strategic Transactions. For example, the Fund could purchase a put option if the strike price of that option is the same or higher than the strike price of a put option sold by the Fund. Moreover, instead of segregating assets if the Fund held a forward contract, it could purchase a put option on the same forward contract with a strike price as high or higher than the price of the contract held. Other Strategic Transactions may also be offered in combinations. If the offsetting transaction terminates at the time of or after the primary transaction no segregation is required, but if it terminates prior to such time, assets equal to any remaining obligation would need to be segregated.

         The Fund's activities  involving Strategic  Transactions may be limited
by  the   requirements  of  Subchapter  M  of  the  Internal  Revenue  Code  for
qualification as a regulated investment company. (See "Taxes".)


         Convertible Securities. The Fund may invest in convertible securities, that is, bonds, notes, debentures, preferred stocks and other securities which are convertible into common stock. Investments in convertible securities can provide an opportunity for capital appreciation and/or income through interest and dividend payments by virtue of their conversion or exchange features. The Fund will limit its purchases of convertible securities to debt securities convertible into common stocks.

         The convertible securities in which the Fund may invest are either fixed income or zero coupon debt securities which may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. The exchange ratio for any particular convertible security may be adjusted from time to time due to stock splits, dividends, spin-offs, other corporate distributions or scheduled changes in the exchange ratio. Convertible debt securities and convertible preferred stocks, until converted, have general characteristics similar to both debt and equity securities. Although to a lesser extent than with debt securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion or exchange feature, the market value of convertible securities typically changes as the market value of the underlying common stocks changes, and, therefore, also tends to follow movements in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock, although typically not as much as the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

         As debt securities, convertible securities are investments which provide for a stream of income (or in the case of zero coupon securities, accretion of income) with generally higher yields than common stocks. Of course, like all debt securities, there can be no assurance of income or principal payments because the issuers of the convertible securities may default on their obligations. Convertible securities generally offer lower yields than non-convertible securities of similar quality because of their conversion or exchange features.

         Convertible securities generally are subordinated to other similar but non-convertible securities of same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment on all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. However, because of the subordination feature, convertible bonds and convertible preferred stock typically have lower ratings than similar non-convertible securities. Convertible securities may be issued as fixed income obligations that pay current income or as zero coupon notes and bonds, including Liquid Yield Option Notes ("LYONs").


         Repurchase Agreements. The Fund may enter into repurchase agreements (which enables it to employ its assets pending investment) during very short periods of time. Ordinarily these agreements permit the Fund to maintain liquidity and earn higher rates of return than would normally be available from other short-term money-market instruments.

         Under a repurchase agreement, a fund buys a money-market instrument and obtains a simultaneous commitment from the seller to repurchase the investment at a specified time and at an agreed upon yield to the fund. The seller is required to pledge cash and/or collateral which is equal to at least 100 percent of the value of the commitment to repurchase. The collateral is held by the fund's custodian. The Fund will only enter into repurchase agreements involving U.S. Government securities in which it may otherwise invest. Repurchase agreements are considered securities issued by the seller for purposes of the diversification test under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and not cash, a cash item or a U.S. Government security.

         The term "U.S. Government securities" refers to a variety of securities which are issued or guaranteed by the United States Treasury, by various agencies of the United States Government, and by various instrumentalities which have been established or sponsored by the United States Government. U.S. Treasury securities are backed by the "full faith and credit" of the United States. Securities issued or guaranteed by Federal agencies and U.S. Government sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. An instrumentality of the U.S. Government is a government agency organized under Federal charter with government supervision.

         It is the Fund's practice to enter into repurchase agreements with selected banks and securities dealers, depending upon the availability of the most favorable yields. The Fund will always seek to perfect its security interest in the collateral. If the seller of a repurchase agreement defaults, the Fund may incur a loss if the value of the collateral securing the repurchase agreement declines. The Investment Advisor monitors the value of the collateral to ensure that its value always equals or exceeds the repurchase price and also monitors the financial condition of the issuer of the repurchase agreement. If the seller defaults, the Fund may incur disposition costs in connection with liquidating the collateral of that seller. If bankruptcy proceedings are commenced with respect to the seller, realization upon the collateral by the Fund may be delayed or limited.


         Illiquid Securities. Normally, the Fund will not invest more than 5% of its net assets in securities which are illiquid or not readily marketable; however, the Fund is permitted to invest up to 15% of its net assets in such securities. Illiquid securities are securities that cannot be sold in the ordinary course of business at approximately the prices at which they are carried on the Fund's books. The Fund will treat as illiquid repurchase agreements with maturities in excess of seven days. Illiquid securities do not include those securities that meet the requirements of Rule 144A under the Securities Act of 1933, and that have been determined to be liquid by the Investment Advisor under the supervision of the Fund's Board of Directors.

         In determining the liquidity of the Fund's portfolio securities, the Investment Advisor will consider all appropriate factors, such as: the frequency of trading in the security; the number of dealers in, and potential purchasers of, the security; dealer undertakings to maintain a market in the security; whether the security is subject to demand or tender features which enhance its marketability; and the nature of the marketplace for trading. If market quotations are not available, illiquid securities are valued at fair value as determined in good faith by the Fund's Board of Directors or a committee thereof.

         Restricted Securities. The Fund may invest in restricted securities. Generally, "restricted securities" are securities which have legal or contractual restrictions on their resale. In some cases, these legal or contractual restrictions may impair the liquidity of a restricted security; in others, the legal or contractual restrictions may not have a negative effect on the liquidity of the security. Restricted securities which are deemed by the Investment Advisor to be illiquid will be included in the Fund's policy which limits investments in illiquid securities.


         Indexed Securities. The Fund may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, or other financial indicators. Indexed securities, or structured notes, are usually debt securities whose value at maturity or coupon rate is determined by reference to a specific instrument or index. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices.

         The performance of indexed securities depends to a great extent on the performance of the security, index, currency or other instrument to which they are indexed, and may also be influenced by changes in interest rates. Indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's credit-worthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies. Indexed securities may be more volatile than their underlying instruments.


                  Investment Restrictions

         The policies set forth below are fundamental policies of the Fund and may not be changed without approval of a majority of the outstanding voting securities of the Fund. As used in this Statement of Additional Information a "majority of the outstanding voting securities of the Fund" means the lesser of
(1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund.

         As a matter of fundamental policy, the Fund may not:


         1. as to 75% of its assets, purchase the securities of any issuer (other than obligations issued or guaranteed as to principal and interest by the Government of the United States or any agency or instrumentality thereof) if, as a result of such purchase, more than 5% of its total assets would be invested in the securities of such issuer;

         2. purchase stock or securities of an issuer (other than obligations issued or guaranteed as to principal and interest by the Government of the United States or any agency or instrumentality thereof) if such purchase would cause the Fund to own more than 10% of any class of the outstanding stock or securities or more than 10% of any class of voting securities of such issuer;

         3. borrow money, except through reverse repurchase agreements or from banks for temporary or emergency purposes, and then only in an amount not in excess of 20% of the value of the Fund's net assets at the time the borrowing is made (borrowings in excess of 5% will be subject to 300% asset coverage requirements of the 1940 Act), provided that the Fund will not purchase portfolio securities when its borrowings exceed 5% of its total assets;

         4. purchase the securities of any issuer (other than obligations issued or guaranteed by the Government of the United States or any agency or instrumentality thereof) if, as a result of such purchase, more than 25% of the Fund's total assets would be invested in any one industry;

         5. act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the Fund;

         6. make loans to other persons, except (a) loans of portfolio securities, and (b) to the extent that the entry into repurchase agreements and the purchase of debt securities in accordance with its investment objective and investment policies may be deemed to be loans;

         7. issue senior securities, except as appropriate to evidence indebtedness which it is permitted to incur, and except for shares of the separate classes or series of the corporation of which the Fund is a series; provided that the segregation of assets or other collateral arrangements with respect to currency-related contracts, futures contracts, options or other permitted investments, including deposits of initial and variation margin, are not considered to be the issuance of senior securities for purposes of this restriction, and obligations for which the Fund segregates assets in accordance with securities regulatory requirements will not be deemed to be senior securities;

         8. purchase or sell real estate (except that the Fund may invest in (i) securities of companies which deal in real estate, or mortgages, and (ii) securities secured by real estate or interests therein, and that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities) or purchase or sell physical commodities or contracts relating to physical commodities.

         The Fund has voluntarily adopted certain policies and restrictions which are observed in the conduct of its affairs. These represent intentions of the Directors based upon current circumstances. They differ from fundamental investment policies in that they may be changed or amended by action of the Directors without requiring prior notice to or approval of shareholders.

         The following policies are not fundamental policies and may be changed without shareholder approval. The Fund does not currently intend to:


         1.       purchase or sell futures contracts or options thereon;

         2.       make short sales of securities;

         3.       make loans of portfolio securities;

         4.       purchase or sell real estate limited partnership interests;

         5.       purchase  or  retain  securities  of any  open-end  investment company; purchase securities of closed-end investment companies except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase; however, the Fund may acquire investment company securities in connection with a plan of merger, consolidation, reorganization or acquisition of assets; in any event, the Fund may not purchase more than 3% of the outstanding voting securities of another investment company, may not invest more than 5% of its assets in another investment company, and may not invest more than 10% of its assets in other investment companies;

         6. borrow, pledge, mortgage or hypothecate its assets in excess, together with permitted borrowings, of 1/3 of its total assets;

         7. purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts, if any, shall not constitute purchasing securities on margin.
         8. invest more than 15% of its net assets in securities which are illiquid or not readily marketable, including repurchase agreements which are not terminable within 7 days (normally, no more than 5% of the Fund's net assets will be invested in such securities).

         9.* purchase put options or write covered call options if, as a result, more than 25% of the Fund's total assets would be hedged with options;

         10.*     write  put  options  if,  as  a  result,   the  Fund's   total
                  obligations upon exercise of written put options would exceed 25% of the Fund's total assets;

         11.* purchase call options if, as a result, the current value of options premiums for call options purchased by the Fund would exceed 5% of the Fund's total assets;

         12. purchase warrants, valued at the lower of cost or market, in excess of 5% of the value of the Fund's net assets; provided that no more than 2% of the Fund's net assets may be warrants that are not listed on the New York Stock Exchange or the American Stock Exchange.

         *NOTE: items (9), (10) and (11) above do not apply to options attached to, or purchased as a part of, their underlying securities.

         If a percentage restriction on investment or utilization of assets as set forth under "Investment Restrictions" and "Other Investment Policies" above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value or the total cost of the Fund's assets will not be considered a violation of the restriction.

         In order to satisfy certain state regulatory requirements the Fund has agreed that, so long as its shares are offered for sale in such state(s), it will not:


         1. invest in interests in oil, gas, or other mineral exploration or development programs;

         2. invest more than 5% of its total assets in the securities of any issuers which have (together with their predecessors) a record of less than three years continuous operations;

         3. purchase or retain any securities if (i) one or more officers or directors of the Fund or its investment advisor individually own or would own, directly or beneficially, more than 1/2 of 1 per cent of the securities of such issuer, and
                  (ii) in the aggregate such persons own or would own more than 5% of such securities.


         Portfolio Turnover

         Average annual portfolio turnover rate is the ratio of the lesser of sales or purchases to the monthly average value of the portfolio securities owned during the year, excluding from both the numerator and the denominator all securities with maturities at the time of acquisition of one year or less. A higher rate involves greater transaction expenses to a fund and may result in the realization of net capital gains, which would be taxable to shareholders when distributed. Purchases and sales are made for the Fund's portfolio whenever necessary, in the Investment Advisor's opinion, to meet the Fund's objective. The Investment Advisor anticipates that the Fund's average annual portfolio rate will be less than 100%.


Item 13.          Management of the Fund

Directors and Officers

         The following is a list of the Company's Directors and Officers, their dates of birth and a brief statement of their present positions and principal occupations during the past five years.

*John Pasco, III (4/10/45)
         Chairman, Director, and Treasurer
         1500 Forest Ave, Suite 223; Richmond, VA 23229

     Mr. Pasco is Treasurer and Director of Commonwealth Shareholder Services, Inc., the Company's Administrator, since 1985. Director, President and Treasurer of Commonwealth Capital Management, Inc. (a registered investment advisor) since 1983. Director and shareholder of Fund Services, Inc., the Company's Transfer and Disbursing Agent, since 1987 and shareholder of Commonwealth Fund Accounting, Inc. which provides bookkeeping services to Star Bank. Mr. Pasco is also a certified public accountant.

Samuel Boyd, Jr. (9/18/40)
         Director
         10808 Hob Nail Court, Potomac, MD 20854

     Mr. Boyd is currently the Manager of the Customer Services Operations and Accounting Division of the Potomac Electric Power Company. Mr. Boyd is also a certified public accountant.

William E. Poist (6/11/39)
         Director
         5272 River Road, Bethesda, MD 20816

     Mr. Poist is a financial and tax consultant through his firm Management Consulting for Professionals. Mr. Poist is also a certified public accountant.

Paul M. Dickinson (11/11/47)
         Director
         8704 Berwickshire Drive, Richmond, VA 23229

     Mr. Dickinson is currently the President of Alfred J. Dickinson, Inc., Realtors.

*Jane H. Williams (6/28/48)
         Vice President of the Company and President of the Sand Hill Portfolio Manager Fund 3000 Sand Hill Blvd. Suite 150, Menlo Park, California 94025-7111.

     Ms. Williams is Executive Vice President and a Director of Sand Hill Advisors, Inc. which was founded in September 1982 by Ms. Williams.

*F. Byron Parker, Jr. (1/26/43)
         Secretary
         810 Lindsay Court, Richmond, VA 23229
     Secretary of Commonwealth Shareholder Services, Inc. since 1986. Partner in the law firm Mustian & Parker.

*   Persons deemed to be "interested" persons of the Company under the 1940 Act.

         During the fiscal year ended August 31, 1998, the Directors of the Company received compensation from the Company, as follows:


-------------------------------------- --------------------------- --------------------------- ---------------------------
          Name and Position              Aggregate Compensation      Pension or Retirement      Total Compensation From
                                         from the Fund for the      Benefits Accrued as Part   the Fund and Fund Complex
                                        Fiscal Year Ended August        of Fund Expenses            Paid to Director
                                                31, 1998
-------------------------------------- --------------------------- --------------------------- ---------------------------
-------------------------------------- --------------------------- --------------------------- ---------------------------

John Pasco, III                              $0                           None                       $0
  Director
Samuel Boyd, Jr.                             $1,100                       None                       $3,700
  Director
William E. Poist                             $1,100                       None                       $3,700
  Director
Paul M. Dickinson                            $1,100                       None                       $3,700
  Director
-------------------------------------- --------------------------- --------------------------- ---------------------------

         The Directors and officers of the Company, as a group, do not own 1% or more of the Fund.


Item 14.          Control Persons and Principal Holders of Securities



         To the best knowledge of the Fund, as of December 28, 1998 the following persons own of record or beneficially 5% or more of the Fund's shares and own such amounts indicated:


         (1) Kaplan Co., 5300 Stevens Creek #380, San Jose, CA 95129 (5.467%);

         (2) Arthur and Anna Kull 280 West Market Run, Idaho Falls, ID 83404 (6.362%) and




Item 15.          Investment Advisory and Other Services

         Investment Advisor

         Sand Hill Advisors, Inc. (the "Investment Advisor") manages the investment of the assets of the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). The Investment Advisor is located at 3000 Sand Hill Road, Building Three, Suite 150, Menlo Park, California 94025. The Advisory Agreement will be effective for a period of two years from August 19, 1997 and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, provided the continuance is also approved by a majority of the Directors who are not "interested persons" of the Company or the Investment Advisor by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty on sixty days notice by the Company's Board of Directors or by the Investment Advisor. The Advisory Agreement provides that it will terminate automatically in the event of its assignment.

         The Company has designated Jane H. Williams, Executive Vice President and a Director of the Investment Advisor, as a Vice President of the Company and President of the Fund.

         Under the Advisory Agreement the monthly compensation paid to the Investment Advisor is accrued daily at an annual rate of 1.00% of the average daily net assets of the Fund. If the average daily net assets of the Fund exceed $100,000,000, the fee for such assets will be computed at the annual rate of 0.75% on such excess. The fee is paid monthly within five (5) business days after the end of the month. The Investment Advisor received $53,649 from the Fund and waived $34,043 of its fee in the year ended December 31, 1996. The Investment Advisor received $80,675 from the Fund in the year ended December 31, 1997. For the period ended August 31, 1998 the Investment Advisor received $80, 943 from the Fund.

         The Advisory Agreement contemplates the authority of the Investment Advisor to place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Investment Advisor will attempt to obtain the best net price and most favorable execution of its orders. The Investment Advisor may purchase and sell securities to and from brokers and dealers who provide the Fund with research advice and other services, or who sell shares of the Fund.


         Transfer Agent

         Fund Services, Inc. ("FSI") is the Company's Transfer and Disbursing Agent, pursuant to a Transfer Agent Agreement dated August 19, 1997. The address of the Transfer Agent is P.O. Box 26305, Richmond, VA 23260. John Pasco, III, Chairman of the Board of the Company and an officer and shareholder of Commonwealth Shareholder Services, Inc. (the Administrator of the Fund) owns one-third of the stock of FSI, and, therefore, FSI may be deemed to be an affiliate of the Company and Commonwealth Shareholder Services Inc.

         FSI provides all the necessary facilities, equipment and personnel to perform the usual and ordinary services of transfer and dividend disbursing agent, including: receiving and processing orders and payments for purchases of the Fund's shares, opening shareholder accounts, preparing shareholder meeting lists, mailing proxy material, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding certain taxes on non-resident alien accounts, disbursing income dividends and capital distributions, preparing and filing U.S. Treasury Department Form 1099 (or equivalent) for all shareholders, preparing and mailing confirmation forms to shareholders for all purchases and redemptions of shares and all other confirmable transactions in shareholders' accounts, and recording reinvestment of dividends and distributions of the Company's shares. Under an Agreement between the Company and FSI, dated August 19, 1997, FSI is compensated pursuant to a schedule of services, and receives reimbursement for out-of-pocket expenses. Pursuant to the Transfer Agent Agreement the minimum annual fee for the Fund is $16,500. In 1996, and 1997 the Fund paid FSI $24,190, and $19,313, respectively. For the fiscal year ended August 31, 1998, the Fund paid $11,535.


         Administrator

         Commonwealth Shareholder Services, Inc. is the Company's Administrator pursuant to an Administrative Services Agreement (the "Service Agreement"), which is dated August 19, 1997. CSS provides certain recordkeeping, administrative and shareholder servicing functions required of registered investment companies. CSS may furnish personnel to act as the Fund's officers to conduct the Fund's business subject to the supervision and instructions of the Board of Directors.

         The Administrative Services Agreement provides that CSS will be paid monthly: (1) .20% of the average daily net assets of the Fund for administration (which includes regulatory matters, backup of the pricing of the Fund, administrative duties in connection with the execution of portfolio trades, and certain services in connection with fund accounting); (2) certain out-of-pocket expenses; and (3) an hourly fee for shareholder servicing and blue sky matters. In 1996, and 1997 the Fund paid $17,681, and $22,263, respectively in administrative fees. For the fiscal year ended August 31, 1998, the Fund paid $21,247 in administrative fees.

         This agreement continues in effect from year to year for a period of one year only if the Board of Directors, including a majority of the directors who are not interested persons of the Company or the Administrator, approve the extension at least annually. The address of CSS is 1500 Forest Avenue, Suite 223, Richmond, VA 23229.


         Custodian and Accounting Services Agent

         Star Bank (the "Custodian"), located at 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio,45201-1118, is the custodian and accounting services agent for the Fund. The Custodian collects income when due and holds all of the Fund's portfolio securities and cash. The Custodian is authorized to appoint other entities to act as sub-custodians to provide for the custody of foreign securities which may be acquired and held by the Fund outside the U.S. Such appointments are subject to appropriate review by the Board of Directors. Star Bank, as the accounting service agent, maintains and keeps current the books, accounts, records, journals or other records of original entry relating to the Fund's business.


         Auditor

         Tait,   Weller  &  Baker,   located  at  8  Penn  Center,   Suite  800,
Philadelphia, PA 19103, serves as the Fund's independent auditor. The books of the Fund will be audited at least once a year by the independent auditor.


         Distributor

         First Dominion Capital Corp. (the "Distributor"), 1500 Forest Avenue, Suite 223, Richmond, VA 23229, is the Company's principal underwriter pursuant to a Distribution Agreement dated August 19, 1997, between the Company and the Distributor. John Pasco, III, Chairman of the Board of the Company owns 100% of the stock of the Distributor, and is its President, Treasurer and a Director.


         Expenses of the Fund

         The Fund will pay its expenses not assumed by the Investment Advisor, including, but not limited to, the following: custodian; stock transfer and dividend disbursing fees and expenses; taxes; expenses of the issuance and redemption of Fund shares (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; and the cost of stationery and forms prepared exclusively for the Fund.

         The allocation of the general expenses of the Fund is made on a basis that the Company's Board of Directors deems fair and equitable, which may be based on the relative net assets of the series of the Company or the nature of the services performed and relative applicability to each series of the Company.

         Investors should understand that the Fund's expense ratio can be expected to be higher than investment companies investing in domestic securities since the cost of maintaining the custody of foreign securities paid by the Fund is higher.


Item 16.          Brokerage Allocation and Other Practices

         It is the policy of the Investment Advisor, in placing orders for the purchase and sale of the Fund's securities, to seek to obtain the best net price and most favorable execution for securities transactions taking into account such factors as price, commission, where applicable (which is negotiable in the case of U.S. national securities exchange transactions but which is generally fixed in the case of foreign exchange transactions), size of order, difficulty of execution and skill required of the executing broker/dealer. After a purchase or sale decision is made by the Investment Advisor, the Investment Advisor then arranges for execution of the transaction in a manner deemed to provide the best net price and most favorable execution for the Fund.

         The Fund has authorized the Investment Advisor to allocate a portion of its brokerage commissions to persons or firms providing the Investment Advisor with investment recommendations, statistical, research or similar services useful to the Investment Advisor's investment decision making process for the
Fund or other clients. The term "investment recommendations, statistical, research or similar services" means advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the
availability  of  securities  or  purchasers  or  sellers  of  securities,   and
furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. Such services are one of the many ways the Fund's Investment Advisor can keep abreast of the information generally circulated among institutional investors by broker-dealers. While this information is useful in varying degrees, its value is indeterminable. Such services received on the basis of transactions for the Fund may be used by the Investment Advisor for the benefit of other clients, and the Fund may benefit from such transactions effected for the benefit of other clients. While there is no specific agreement or formula to do so, and subject to obtaining best net price and most favorable execution the Fund may consider sales of its shares as a factor in the selection of brokers to execute portfolio transactions. The Investment Advisor generally does not, when placing portfolio transactions for the Fund, pay a brokerage commission in excess of that which another broker might have charged for executing the same transaction on account of the receipt of research, market or statistical information. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof.

         When two or more accounts managed by the Investment Advisor are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated in a manner deemed equitable to each account. It is recognized that in some cases the procedure could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will be beneficial for the Fund. It is the opinion of the Board of Directors of the Company that these advantages, when combined with the other benefits available because of the Investment Advisor's organization, outweigh the disadvantages that may be said to exist from this treatment of transactions.

         Exchange-listed securities are generally traded on their principal exchange unless another market offers a better result. Securities traded only in the over-the-counter market may be executed on a principal basis with primary market makers in such securities except for fixed price offerings and except where the Fund may obtain better prices or executions on a commission basis or by dealing with other than a primary market maker.

         The Fund paid $7,086, and $6,474 in brokerage commissions for the years ended December 31, 1996, and 1997, respectively. For the fiscal year ended August 31, 1998, the Fund paid $13,698in brokerage commissions.


Item 17.          Capital Stock and Other Securities

         The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, of which the Company has presently allocated 50,000,000 shares to the Fund. The Board of Directors can allocate the remaining authorized but unissued shares to the Fund or may create additional series and allocate shares to such series. A share of the Fund has priority in the assets of the Fund in the event of a liquidation. The shares of the Fund will be fully paid and nonassessable, will have no preference over other shares of the Fund as to conversion, dividends or retirement, and will have no preemptive rights. If additional series were to be formed, the rights of existing series shareholders would not change, and the objective, policies and investments of each series would not be changed. A share of any series would continue to have a priority in the assets of that series in the event of a liquidation.

         The shares of each series when issued are fully paid and nonassessable, will have no preference over other shares of the same series as to conversion, dividends, or retirement, and have no preemptive rights. The shares of any series are redeemable from the assets of that series at any time at a shareholder's request at the current net asset value of that series determined in accordance with the provisions of the 1940 Act and the rules thereunder. The Company's general corporate expenses (including administrative expenses) will be allocated among the series in proportion to net assets or as determined in good faith by the Board.

         Voting and Control - Each outstanding share of the Company is entitled to one vote for each full share of stock and a fractional share of stock. All shareholders vote on matters which concern the corporation as a whole. Election of Directors or ratification of the auditor are examples of matters to be voted upon by all shareholders. The Company is not required to hold a meeting of shareholders each year. The Company intends to hold annual meetings when it is required to do so by the Maryland General Corporate Law or the 1940 Act. Each series shall vote separately on matters (1) when required by the General Corporation Law of Maryland, (2) when required by the 1940 Act and (3) when matters affect only the interest of the particular series. An example of a matter affecting only one series might be a proposed change in an investment restriction of one series. The shares will not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so. Shareholders have the right to call a meeting to consider the removal of one or more of the Directors and will be assisted in shareholder communications in such matter.
         Dividends and Distributions

         As stated previously, it is the policy of the Fund to distribute substantially all of its net investment income and net realized capital gains, if any, shortly before the close of the fiscal year (December 31st).

         All dividend and capital gains distributions, if any, will be reinvested in full and fractional shares based on net asset value (without a sales charge) as determined on the ex-dividend date for such distributions. Shareholders may, however, elect to receive all such payments, or the dividend or distribution portion thereof, in cash, by sending written notice to this effect to the Transfer Agent. This written notice will be effective as to any subsequent payment if received by the Transfer Agent prior to the record date used for determining the shareholders' entitlement to such payment. Such an election will remain in effect unless or until the Transfer Agent is notified by the shareholder in writing to the contrary.


Item 18.          Purchase, Redemption and Pricing of Shares

         How to Invest in the Fund

         A minimum initial investment of $25,000 is required to open a shareholder account, and each subsequent investment must be $50 or more. Under certain circumstances, the Fund may waive the minimum initial investment for purchases by officers, Directors and employees of the Company and its affiliated entities and for certain related advisory accounts and retirement accounts. The offering price per share is equal to the net asset value per share next determined after the receipt of a purchase order.

         To facilitate the handling of transactions with shareholders, the Company uses an open account plan. The Transfer Agent will automatically establish and maintain an open account for the Fund's shareholders. Under the open account plan, your shares are reflected in your open account. This service facilitates the purchase, redemption or transfer of shares, and eliminates the need to safeguard certificates and reduces time delays in executing transactions. Stock certificates are not required and are not normally issued. Stock certificates for full shares will be issued, however, by the Transfer Agent upon written request but only after payment for the shares is collected by the Transfer Agent.

Purchase by Mail

         For initial purchases, the account application form (the "Account Application") which accompanies this prospectus should be completed, signed, and mailed to the Transfer Agent, together with your check or other negotiable bank draft drawn on and payable by a U.S. Bank and payable to the "Sand Hill Portfolio Manager Fund." For subsequent purchases, include with your check the tear-off stub from a prior purchase confirmation, or otherwise identify the name(s) of the registered owner(s) and the social security number(s).


Investing by Wire

         You may purchase shares by requesting your bank to transmit "Federal Funds" by wire directly to the Transfer Agent. To invest by wire please call the Transfer Agent for instructions at 1-800-628-4077. Your bank may charge you a small fee for this service. The Account Application which accompanies this Prospectus should be completed and promptly forwarded to the Transfer Agent. This application is required to complete the Fund's records in order to allow you access to your shares. Once your account is opened by mail or by wire, additional investments may be made at any time through the wire procedure described above. Be sure to include your name and account number in the wire instructions you provide your bank.


         How to Redeem Fund Shares

         Shares may be redeemed at any time by mail or telephone. For your protection, the Transfer Agent will not redeem your shares until it has received all information and documents necessary for your request to be in "proper order." (See "Signature Guarantees.") You will be notified promptly by the Transfer Agent if your redemption request is not in proper order. The Fund's procedure is to redeem shares at the net asset value next determined after receipt by the Transfer Agent of the redemption request in proper order as described below. Payment will be made promptly, but no later than the seventh day following receipt of the request in proper order. Please note that the Transfer Agent cannot accept redemption requests which specify a particular date for redemption, or which specify any special conditions. If the shares you are redeeming were purchased by you less than 15 days prior to the receipt of your redemption request, the Transfer Agent must ascertain that your check in payment of the shares you are redeeming has cleared prior to disbursing the redemption proceeds. If you anticipate that you may need to redeem sooner than 15 days, you should make your purchase by Federal Funds wire, or by a certified, treasurer's or cashier's check. The Fund may suspend the right to redeem shares for any period during which the New York Stock Exchange is closed or the Securities and Exchange Commission determines that there is an emergency. In such circumstances you may withdraw your redemption request or permit your request to be held for processing at the net asset value per share next computed after the suspension is terminated.

Redemption by Mail

         To redeem shares by mail, send the following information to the Transfer Agent: (1) a written request for redemption signed by the registered owner(s) of the shares, exactly as the account is registered; (2) the stock certificates for the shares you are redeeming, if any stock certificates were issued; (3) any required signature guarantees (see "Signature Guarantees"); and
(4) any additional documents that might be required for redemption by corporations, executors, administrators, trustees, guardians, etc. The Transfer Agent will mail the proceeds to your currently registered address, payable to the registered owner(s) unless you specify otherwise in your redemption request. There is no charge to shareholders for redemptions by mail.


Redemption by Telephone

         You may redeem your shares by telephone by requesting this service on your Account Application. Once your telephone authorization is in effect, you may redeem shares by calling the Transfer Agent at 1-800- 628-4077. By establishing this service, you authorize the Transfer Agent to act upon any telephone instructions it believes to be genuine, to (1) redeem shares from your account and (2) mail or wire redemption proceeds. There is no charge for establishing this service, but the Transfer Agent will charge your account a $10.00 service fee each time you make a telephone redemption. The amount of this service charge may be changed at any time, without notice, by the Transfer Agent.

         You cannot redeem shares by telephone if you hold a stock certificate representing the shares you are redeeming or if you paid for the shares with a personal, corporate, or government check and your payment has been on the books of the Fund for less than 15 days. If it should become difficult to reach the Transfer Agent by telephone during periods when market or economic conditions lead to an unusually large volume of telephone requests, a shareholder may send a redemption request to the Transfer Agent by overnight mail.

         The Fund employs procedures reasonably designed to confirm the authenticity of your instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions; however, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When you request a telephone redemption or transfer, you will be asked to respond to certain questions designed to confirm your identity as a shareholder of record. Your cooperation with these procedures will protect your account and the Fund from unauthorized transactions.

Redemption by Wire

         If you request by mail or telephone that your redemption proceeds be wired to you, please call your bank for instructions prior to writing or calling the Transfer Agent. Be sure to include your name, Fund account number, your account number at your bank and wire information from your bank in your request to redeem by wire.


Signature Guarantees

         To help to protect you and the Fund (and its agents) from fraud, signature guarantees are required for: (1) all redemptions ordered by mail if you require that the check be payable to another person or that the check be mailed to an address other than the one indicated on the account registration;
(2) all requests to transfer the  registration  of shares to another owner;  and
(3) all authorizations to establish or change telephone redemption service, other than through your initial Account Application.

         In the case of redemption by mail, signature guarantees must appear either: (a) on the written request for redemption; or (b) on a separate instrument of assignment (usually referred to as a "stock power") specifying the total number of shares being redeemed. The Fund may waive these requirements in certain instances.

         The following institutions are acceptable signature guarantors: (a) participants in good standing of the Securities Transfer Agents Medallion Program ("STAMP"); (b) commercial banks which are members of the Federal Deposit Insurance Corporation ("FDIC"); (c) trust companies; (d) firms which are members of a domestic stock exchange; (e) eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, that are authorized by charter to provide signature guarantees; and (f) foreign branches of any of the above. In addition, the Fund will guarantee your signature if you personally visit its offices at 1500 Forest Avenue, Suite 223, Richmond, VA 23229. The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.


Small Accounts

         Due to the relatively higher cost of maintaining small accounts, the Fund may deduct $10.00 per year from accounts valued at less than $25,000 unless the account value has dropped below $25,000 solely as a result of share value depreciation. Shareholders will receive 60 days' written notice to increase the account value above $25,000 before the fee is deducted.


         Special Shareholder Services

         Telephone Transactions: You may redeem shares or transfer into another fund by telephone if you request this service at the time you complete the initial Account Application. If you do not elect this service at that time, you may do so at a later date by putting your request in writing to the Transfer Agent and having your signature guaranteed.

         The Fund employs reasonable procedures designed to confirm the authenticity of your instructions communicated by telephone and, if it does not, it may be liable for any losses due to unauthorized or fraudulent transactions. As a result of this policy, a shareholder authorizing telephone redemption bears the risk of loss which may result from unauthorized or fraudulent transactions which the Fund believes to be genuine. When you request a telephone redemption or transfer, you will be asked to respond to certain questions designed to confirm your identity as a shareholder of record. Your cooperation with these procedures will protect your account and the Fund from unauthorized transactions.

         Invest-A-Matic Account: Any shareholder may utilize this feature, which provides for automatic monthly investments into your account. Upon your request, the Transfer Agent will withdraw a fixed amount each month from your checking account for investment into your account. This does not require you to make a commitment for a fixed period of time. You may change the monthly investment, skip a month or discontinue your Invest-A-Matic Plan as desired by notifying the Transfer Agent. This feature requires a separate Plan application, in addition to the Account Application. To obtain an application, or to receive more information, please call the offices of the Company.

         Individual Retirement Account (IRA) - All wage earners under 70-1/2, even those who participate in a company sponsored or government retirement plan, may establish their own IRA. You can contribute 100% of your earnings up to $2,000 (or $2,250 with a spouse who is not a wage earner, for years prior to 1997). Starting in 1997, even a spouse who does not earn compensation can contribute up to $2,000 per year to his or her own IRA. The deductibility of such contributions will be determined under the same rules as for contributions made by individuals with earned income. A special IRA program is available for corporate employers under which the employers may establish IRA accounts for their employees in lieu of establishing corporate retirement plans. Known as SEP-IRA's (Simplified Employee Pension-IRA), they free the corporate employer of many of the recordkeeping requirements of establishing and maintaining a corporate retirement plan trust.

         If you have received a lump sum distribution from another qualified retirement plan, you may rollover all or part of that distribution into your Fund IRA. Your rollover contribution is not subject to the limits on annual IRA contributions. By acting within applicable time limits of the distribution you can continue to defer Federal Income Taxes on your lump sum contribution and on any income that is earned on that contribution.

         How to Establish Retirement Accounts: Please call the Company to obtain information regarding the establishment of individual retirement plan accounts. The plan custodian charges nominal fees in connection with plan establishment and maintenance. These fees are detailed in the plan documents. You may wish to consult with your attorney or other tax advisor for specific advice concerning your tax status and plans.


         Net Asset Value

         The Fund's net asset value ("NAV") per share is calculated daily from Monday through Friday on each business day on which the New York Stock Exchange (the "Exchange") is open. The Exchange is currently closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day, and the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively. The Fund's NAV is calculated at the time set by the Board of Directors based upon a determination of the most appropriate time to price the Fund's securities.

         The Board of Directors has determined that the Fund's NAV be calculated as of the close of trading of the Exchange (currently 4:00 p.m., Eastern Time) on each business day from Monday to Friday or on each day (other than a day during which no security was tendered for redemption and no order to purchase or sell such security was received by the Fund) in which there is a sufficient degree of trading in the Fund's portfolio securities that the current NAV of the Fund's shares might be materially affected by changes in the value of such portfolio security.

         NAV per share is determined by dividing the total value of the Fund's securities and other assets, less liabilities (including proper accruals of taxes and other expenses), by the total number of shares then outstanding, and rounding the result to the nearer cent.

         The Fund may compute its NAV per share more frequently if necessary to protect shareholders' interests.

         Generally, securities owned by the Fund are valued at market value. In valuing the Fund's assets, portfolio securities, including ADRs and EDRs, which are traded on the Exchange, will be valued at the last sale price prior to the close of regular trading on the Exchange. Lacking any sales, the security will be valued at the last bid price prior to the close of regular trading on the Exchange. ADRs and EDRs for which such a value cannot be readily determined on any day will be valued at the closing price of the underlying security adjusted for the exchange rate. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated in accordance with procedures approved by the Board of Directors of the Fund as the primary market. Securities will be valued using quotations on the exchange and lacking any sales, securities will be valued at the last reported bid price prior to the Fund's valuation time, unless the Fund is aware of a material change in the value prior to the time it values its securities.

         Unlisted securities which are quoted on the NASD's National Market System, for which there have been sales of such securities, shall be valued at the last sale price reported on such system. If there are no such sales, the value shall be the high or "inside" bid, which is the bid supplied by the NASD on its NASDAQ Screen for such securities in the over-the-counter market. The value of such securities quoted on the NASDAQ System, but not listed on the NASD's National Market System, shall be valued at the high or "inside" bid. Unlisted securities which are not quoted on the NASDAQ System and for which the over-the-counter market quotations are readily available will be valued at the current bid prices for such securities in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) may be valued at their fair value as determined in good faith by the Board of Directors.

         A security traded or dealt in upon an exchange may be valued at what the Company's pricing agent determines is fair market value on the basis of all available information, including the last determined value, if the pricing agent determines that the last bid does not represent the value of the security, or if such information is not available. For example, the pricing agent may determine that the price of a security listed on a foreign stock exchange that was fixed by reason of a limit on the daily price change does not represent the fair market value of the security. Similarly, the value of a security not traded or dealt in upon an exchange may be valued at what the pricing agent determines is fair market value if the pricing agent determines that the last sale does not represent the value of the security, provided that such amount is not higher than the current bid price.

         Notwithstanding the foregoing, money market investments with a remaining maturity of less than sixty days shall be valued by the amortized cost method described below; debt securities are valued by appraising them at prices supplied by a pricing agent approved by the Fund, which prices may reflect broker-dealer supplied valuations and electronic data processing techniques and are representative of market values at the close of the Exchange; options on securities listed or admitted to trading on a national exchange shall be valued at their last sale on such exchange prior to the time of determining net asset value; or if no sales are reported on such exchange on that day, at the mean between the most recent bid and asked price; and forward contracts shall be valued at their last sale as reported by the Fund's pricing service, or lacking a report by the service, at the value of the underlying currencies at the prevailing currency rates.

         The value of an illiquid security which is subject to legal or contractual delays in or restrictions on resale by the Fund shall be taken to be the fair value thereof as determined in accordance with procedures established by the Fund's Board, on the basis of such relevant factors as the following: the cost of such security to the Fund, the market price of unrestricted securities of the same class at the time of purchase and subsequent changes in such market price, potential expiration or release of the restrictions affecting such security, the existence of any registration rights, the fact that the Fund may have to bear part or all of the expense of registering such security, and any potential sale of such security to another investor. The value of other property owned by the Fund shall be determined in a manner which, in the discretion of the pricing agent of the Fund, most fairly reflects fair market value of the property on such date.

         Following the calculation of security values in terms of currency in which the market quotation used is expressed ("local currency"), the pricing agent shall, prior to the next determination of the NAV of the Fund's shares, calculate these values in terms of United States dollars on the basis of the conversion of the local currencies (if other than U.S. dollars) into United States dollars at the rates of exchange prevailing at the value time as determined by the pricing agent.

         Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each business day in New York (i.e., a day on which the New York Stock Exchange is open). In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all business days in New York. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which the Fund's net asset value is not calculated. The Fund calculates net asset value per share, and therefore, effects sales, redemptions and repurchases of its shares, as of the close of the Exchange once on each day on which that Exchange is open. Such calculation does not take place contemporaneously with the determination of the prices of all of the portfolio securities used in such calculation. If events materially affecting the value of a portfolio security occur between the time when its closing price is determined and the time when the Fund's net asset value is calculated, such a security will be valued at fair value as determined in good faith by the Board of Directors.

         U.S. Treasury bills, and other short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, with original or remaining maturities in excess of 60 days are valued at the mean of representative quoted bid and asked prices for such securities or, if such prices are not available, are valued at the mean of representative quoted bid and asked prices for securities of comparable maturity, quality and type.
Short-term securities, with 60 days or less to maturity, are amortized to maturity based on their cost if acquired within 60 days of maturity or, if already held, on the 60th day, based on the value determined on the 61st day.

         Any purchase order may be rejected by the Distributor or by the Fund. The Company has reserved the right to redeem in-kind but does not intend to do so under normal circumstances.


Item 19.          Taxation of the Fund

Distributions and Taxes

         Distributions of net investment income. The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. Any distributions by the Fund from such income will be taxable to you as ordinary income, whether you take them in cash or in additional shares.

         Distributions of capital gains The Fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions from net short-term capital gains will be taxable to you as ordinary income. Distributions from net long-term capital gains will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net capital gains realized by the Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on the Fund.

         Effect of foreign investments on distributions Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized by the Fund on the sale of debt securities are generally treated as ordinary losses by the Fund. These gains when distributed will be taxable to you as ordinary dividends, and any losses will reduce the Fund's ordinary income otherwise available for distribution to you. This treatment could increase or reduce the Fund's ordinary income distributions to you, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital.

         The Fund may be subject to foreign withholding taxes on income from certain of its foreign securities. If more than 50% of the Fund's total assets at the end of the fiscal year are invested in securities of foreign corporations, the Fund may elect to pass-through to you your pro rata share of foreign taxes paid by the Fund. If this election is made, the year-end statement you receive from the Fund will show more taxable income than was actually distributed to you. However, you will be entitled to either deduct your share of such taxes in computing your taxable income or (subject to limitations) claim a foreign tax credit for such taxes against your U.S. federal income tax. The Fund will provide you with the information necessary to complete your individual income tax return if it makes this election.

         Information on the tax character of distributions The Fund will inform you of the amount of your ordinary income dividends and capital gains distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. If you have not held Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Fund.

         Election to be taxed as a regulated investment company The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code, has qualified as such for its most recent fiscal year, and intends to so qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such course of action to be beneficial to shareholders. In such case, the Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to you will be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.

         Excise tax distribution requirements To avoid federal excise taxes, the Internal Revenue Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. The Fund intends to declare and pay these amounts in December (or in January that are treated by you as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

         Redemption of fund shares. Redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, or exchange your Fund shares for shares of a different fund of the Company, the IRS will require that you report a gain or loss on your redemption or exchange. If you hold your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you hold your shares. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to you by the Fund on those shares.

         All or a portion of any loss that you realize upon the redemption of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules will be added to your tax basis in the new shares you purchase.

         U.S. government obligations. Many states grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

         Dividends-received deduction for corporations. As a corporate shareholder, you should note that 100% of the dividends paid by the Fund for the most recent fiscal year qualified for the dividends-received deduction. You will be permitted in some circumstances to deduct these qualified dividends, thereby reducing the tax that you would otherwise be required to pay on these dividends. The dividends-received deduction will be available only with respect to dividends designated by the Fund as eligible for such treatment. All dividends (including the deducted portion) must be included in your alternative minimum taxable income calculations.

         Investment in complex securities. The Fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund and/or defer the Fund's ability to recognize losses, and, in limited cases, subject the Fund to U.S. federal income tax on income from certain of its foreign securities. In turn, these rules may affect the amount, timing or character of the income distributed to you by the Fund.



Item 20.          Underwriters

         Shares of the Fund are sold at NAV on a continuous basis, without a sales charge. The Distributor is required to distribute the Fund's shares on a best efforts basis. The aggregate dollar amount of underwriting commissions and the amount retained by the principal underwriter for each of the Fund's last three fiscal years are as follows: for the fiscal year ended December 31, 1996, $0; for the fiscal year ended December 31, 1997, $0; and for the fiscal period ended August 31, 1998, $0. The following table sets for the commissions and other compensation received by the principal underwriter, who is an affiliated person of the Fund, directly or indirectly, from the Fund during the Fund's most recent fiscal year:

------------------------ ---------------------- ---------------------- ----------------------- ----------------------

          (1)                     (2)                    (3)                    (4)                     (5)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
        Name of                   Net               Compensation             Brokerage                 Other
       Principal             Underwriting          on Redemptions           Commissions            Compensation
      Underwriter            Discounts and         and Repurchases
                              Commissions
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
First Dominion Capital           None                   None                    None                   None
         Corp.
------------------------ ---------------------- ---------------------- ----------------------- ----------------------




Item 21.          Calculation of Performance Data

         Current yield and total return are the two primary methods of measuring investment performance. Occasionally, however, the Fund may include its distribution rate in sales literature. Yield, in its simplest form, is the ratio of income per share derived from the Fund's portfolio investments to the current maximum offering price expressed in terms of percent. The yield is quoted on the basis of earnings after expenses have been deducted. Total return, on the other hand, is the total of all income and capital gains paid to shareholders, assuming reinvestment of all distributions, plus (or minus) the change in the value of the original investment, expressed as a percentage of the purchase price. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price.

         Performance  quotations by investment  companies are subject to certain rules adopted by the Securities and Exchange Commission (the "Commission"). These rules require the use of standardized performance quotations, or alternatively, that every non-standardized performance quotation furnished by the Fund be accompanied by certain standardized performance information computed as required by the Commission. Current yield and total return quotations used by the Fund are based on the standardized methods of computing performance mandated by the Commission.

         Yield. As indicated below, current yield is determined by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period and annualizing the result. Expenses accrued for the period include any fees charged to all shareholders during the 30-day base period. According to the Commission formula:


                     YIELD  =  2 [ (
                                        a-b    + 1 )6 - 1 ]
                                        ------
                                        cd

         where:

         a = dividends and interest earned during the period.

         b = expenses accrued for the period (net of reimbursements).

         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

         d = the maximum offering price per share on the last day of the period.


         Total Return. The composite average annual total returns for t Sand Hill Fund and the Fund for the periods indicated are as follows:

  Fund Name                         One-Year Period            From Inception to
                                     Ended 8/31/98                 8/31/98
  Sand Hill Portfolio Manager Fund     (6.73%)                      11.02%%


         As the following formula indicates, the average annual total return is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation and dividends and distributions paid and reinvested) for the stated period less any fees charged to all shareholder accounts and annualizing the result. The calculation assumes the maximum sales load is deducted from the initial $1,000 purchase order and that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each one-year or since inception period and the deduction of all applicable charges and fees. According to the Commission formula:


                                                P(1 + T)n = ERV


         where:

         P        =        a hypothetical initial payment of $1,000

         T        =        average annual total return

         n        =        number of years

         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10 year periods (or fractional portion thereof).

         Sales literature pertaining to the Fund may quote a distribution rate in addition to the yield or total return. The distribution rate is the amount of distributions per share made by the Fund over a twelve-month period divided by the current maximum offering price. The distribution rate differs from the yield because it measures what the Fund paid to shareholders rather than what the Fund earned from investments. It also differs from the yield because it may include dividends paid from premium income from option writing, if applicable, and short-term capital gains in addition to dividends from investment income. Under certain circumstances, such as when there has been a change in the amount of dividend payout, or a fundamental change in investment policies, it might be appropriate to annualize the distributions paid over the period such policies were in effect, rather than using the distributions paid during the past twelve months.

         Occasionally, statistics may be used to specify the Fund's volatility or risk. Measures of volatility or risk are generally used to compare the Fund's net asset value or performance relative to a market index. One measure of volatility is beta. Beta is the volatility of a fund relative to the total market as represented by the Standard & Poor's 500 Stock Index. A beta of more than 1.00 indicates volatility greater than the market, and a beta of less than
1.00 indicates volatility less than the market. Another measure of volatility or risk is standard deviation. Standard deviation is used to measure variability of net asset value or total return around an average, over a specified period of time. The premise is that greater volatility connotes greater risk undertaken in achieving performance.

         Regardless of the method used, past performance is not necessarily indicative of future results, but is an indication of the return to shareholders only for the limited historical period used.


         Comparisons and Advertisements

         To help investors better evaluate how an investment in the Fund might satisfy their investment objective, advertisements regarding the Fund may discuss yield, total return, or Fund volatility as reported by various financial publications. Advertisements may also compare yield, total return, or volatility (as calculated above) to yield, total return, or volatility as reported by other investments, indices, and averages. The following publications, indices, and averages may be used:

         (a) Dow Jones Composite Average or its component averages - an unmanaged index composed of 30 blue-chip industrial corporation stocks (Dow Jones Industrial Average), 15 utilities company stocks (Dow Jones Utilities
Average), and 20 transportation company stocks. Comparisons of performance assume reinvestment of dividends.

         (b) Standard & Poor's 500 Stock Index or its component indices -an unmanaged index composed of 400 industrial stocks, 40 financial stocks,
40 utilities stocks, and 20 transportation stocks. Comparisons of performance assume reinvestment of dividends.

         (c) The New York Stock Exchange composite or component indices -unmanaged indices of all industrial, utilities, transportation, and finance stocks listed on the New York Stock Exchange.

         (d) Wilshire 5000 Equity Index - represents the return on the market value of all common equity securities for which daily pricing is available. Comparisons of performance assume reinvestment of dividends.

         (e) Lipper - Mutual Fund Performance Analysis, Lipper - Fixed Income Analysis, and Lipper Mutual Fund Indices - measures total return and average current yield for the mutual fund industry. Ranks individual mutual fund performance over specified time periods assuming reinvestment of all distributions, exclusive of sales charges.

         (f) CDA Mutual Fund Report, published by CDA Investment Technologies, Inc. - analyzes price, current yield, risk, total return, and average rate of return (average annual compounded growth rate) over specified time periods for the mutual fund industry.

         (g)  Mutual  Fund  Source  Book  and  other   material,   published  by
Morningstar, Inc. - provides proprietary ratings and analyzes price, yield, risk, and total return for equity funds.

         (h) Financial publications: Business Week, Changing Times, Financial World, Forbes, Fortune, and Money magazines - rate fund performance over specified time periods.

         (i) Consumer Price Index (or Cost of Living Index), published by the U.S. Bureau of Labor Statistics - a statistical measure of change, over time, in the price of goods and services, in major expenditure groups.

     (j) Standard & Poor's 100 Stock Index - an unmanaged index based on the price of 100 blue-chip stocks, including 92 industrials, 1 utility, 2 transportation companies, and 5 financial institutions. The S&P 100 Stock Index is a smaller more flexible index for option trading.

         (k)  In  assessing  such  comparisons  of  yield,   total  return,   or
volatility, an investor should keep in mind that the composition of the investments in the reported indices and averages is not identical to the Fund's portfolio, that the averages are generally unmanaged, and that the items included in the calculations of such averages may not be identical to the formula used by the Fund to calculate its figures. In addition there can be no assurance that the Fund will continue this performance as compared to such other averages.


Item 22.          Financial Statements

         Tait, Weller and Baker, of Philadelphia, PA, independent public accountants, serve as independent auditors for the Fund, and in its capacity as such, audits the financial statements contained the Fund's Annual Report to Shareholders. The financial statements, financial highlights, the notes relating thereto and the Report of Independent Accountants for the fiscal period ended August 31, 1998 are incorporated by reference into this Statement of Additional Information from the Fund's Annual Report to Shareholders for the fiscal period ended August 31, 1998.

APPENDIX

                      DESCRIPTION OF CORPORATE BOND RATINGS


MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") CORPORATE BOND RATINGS:

Aaa - Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge". Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         Moody's applies numerical modifiers 1,2 and 3 in the Aa and A rating categories. The modifier 1 indicates that the security ranks at a higher end of the rating category, modifier 2 indicated a mid-range rating, and the modifier 3 indicates that the issue ranks at the lower end of the rating category.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e. they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements, their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


MOODY'S SHORT-TERM DEBT RATINGS:

         Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Prime-1 - Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well established access to range of financial markets and assured sources of alternate liquidity.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime 3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

STANDARD & POOR'S RATINGS GROUP CORPORATE BOND RATINGS:

AAA - Bonds rated AAA have the highest rating assigned by Standard & Poor's to a debt obligation, indicating an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from highest rated issues only to a small degree.


         Plus(+) or Minus(-) - The ratings from AA to CCC may be modified by the addition of a plus or a minus sign, which shows relative standing within the major rating categories.

A - Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in the higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB, B, CCC, CC - Debt rated BB, B, CCC, and CC is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB is the lowest and CC is the highest degree of speculation. While such debt will have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

C - The rating C is reserved for income bonds on which no interest is being paid.

D - Debt rated D is in default, and payment of interest and/or repaymen of principal is in arrears.

                           PART C - OTHER INFORMATION

ITEM 23. EXHIBITS

         (a)      (1)      Articles of  Incorporation  of the Registrant are
                           herein  Incorporated by reference to the Registrant's
                           Initial Registration from the Statements on Form N-1A
                           (File Nos. 333-29289 and 811-8255) filed with the Securities and Exchange Commission (the "SEC") on
                           June 16, 1997.

                  (2) Articles Supplementary of the Registrant creating the CSI Equity Fund series and the CSI Fixed Income Fund series are incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255).

                  (3) Articles Supplementary of the Registrant creating the Third Millennium Russia Fund series and the New Market Fund series are incorporated by reference to Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on July 8, 1998.

                  (4) Articles Supplementary of the Registrant increasing the amount of authorized shares are incorporated by reference to Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on July 8, 1998.

         (b) By-Laws of the Registrant are incorporated by reference to the Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) filed with the SEC on June 16, 1997.

         (c)      Not Applicable.

         (d)      (1)      Investment  Advisory  Agreement  dated August 19,
                           1997  between  Sand  Hill  Advisors,   Inc.  and  the
                           Registrant  on  behalf  of the  Sand  Hill  Portfolio
                           Manager Fund is herein  incorporation by reference to
                           Post-Effective   Amendment  No.  2  to   Registrant's
                           Registration   Statement  on  Form  N-1A  (File  Nos.
                           333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (2) Investment Advisory Agreement dated October 14, 1997 between CSI Capital Management, Inc. and the Registrant on behalf of the CSI Equity Fund is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (3) Investment Advisory Agreement dated October 14, 1997 between CSI Capital Management Inc. and the Registrant on behalf of the CSI Fixed Income Fund is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (4) Investment Advisory Agreement between Third Millennium Investment Advisors LLC and the Registrant on behalf of the Third Millennium Russia Fund series is filed herewith as Exhibit EX-99.B5.1.

                  (5) Investment Management Agreement between Virginia Management Investment Corporation and the Registrant on behalf of New Market Fund series is filed herewith as Exhibit EX-99.B5.2.

                  (6) Investment Advisory Agreement between Virginia Management Investment Corporation and the London Company of Virginia on behalf of New Market Fund series is filed herewith as Exhibit EX-99.B5.3.

         (e)      (1)      Distribution Agreement dated August 19, 1997 between
                           First Dominion Capital Corp. and the
                           Registrant is herein incorporated by reference to Post-Effective Amendment No. 2 to
                           Registrant's Registration Statement on Form N-1A
                           (File Nos. 333-29289 and 811-8255) as
                           filed with the SEC on December 1, 1997.

                  (2) Distribution Agreement dated September 21, 1998 between First Dominion Capital Corporation and the Registrant is filed herewith as Exhibit EX-99.B6.

                  (3) FORM OF Broker-Dealer Selling Agreement is incorporated by reference to Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on July 8, 1998.

         (f)      Not Applicable.

         (g)      (1)      Custody  Agreement  dated August 19, 1997 between
                           Star Bank,  N.A. and the  Registrant on behalf of the
                           Sand   Hill   Portfolio   Manager   Fund  is   herein
                           incorporated by reference to Post-Effective Amendment
                           No. 2 to Registrant's  Registration Statement on Form
                           N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (2) Custody Agreement dated October 14, 1997 between Star Bank, N.A. and the Registrant is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (3) Custody Agreement dated October 28, 1998 between Brown Brothers Harriman & Co. and the Registrant on behalf of the Third Millenium Russia Fund is filed herewith as Exhibit EX-99.B8.

         (h)      (1)      Transfer Agency Agreement dated August 19, 1997
                           between Fund Services, Inc. and the
                           Registrant is herein incorporated by reference to Post-Effective Amendment No. 2 to
                           Registrant's Registration Statement on Form N-1A
                           (file Nos. 333-29289 and 811-8255) as
                           filed with the SEC on December 1, 1997.

                  (2) Administrative Services Agreement dated August 19, 1997 between Commonwealth Shareholder Services, Inc. and the Registrant on behalf of the Sand Hill Portfolio Manager Fund is herein incorporated by reference to Post- Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (file Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (3) Administrative Services Agreement dated October 14, 1997 between Commonwealth Shareholder Services, Inc. and the Registrant on behalf of the CSI Equity Fund is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (file Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (4) Administrative Services Agreement dated October 14, 1997 between Commonwealth Shareholder Services, Inc. and the Registrant on behalf of the CSI Fixed Income Fund is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (file Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                  (5) Administrative Services Agreement between Commonwealth Shareholder Services, Inc. and the Registrant on behalf of the Third Millennium Russia Fund series is filed herewith as Exhibit EX-99.B9.1.

                  (6) Administrative Services Agreement between Commonwealth Shareholder Services, Inc. and the Registrant on behalf of the New Market Fund series is filed herewith as Exhibit EX-99.B9.2.

                  (7) Fund Accounting Servicing Agreement dated October 14, 1997 between Star Bank, N.A. and the Registrant on behalf of the Sand Hill Portfolio Manager Fund is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (file Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

                   (8) Fund Accounting Servicing Agreement dated October 14, 1997 between Star Bank N.A. and the Registrant is herein incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form N-1A (file Nos. 333-29289 and 811-8255) as filed with the SEC on December 1, 1997.

         (i)      Not Applicable.

         (j) Consent of Independent Accountants is filed herewith as Exhibit EX-99.B11.

         (k)      Not Applicable.

         (l)      Not applicable.

         (m)      (1)      Distribution  Plan  pursuant to Rule 12b-1 dated
                           September 21, 1998 on behalf of the Third  Millennium
                           Russia  Fund  series is filed herewith as Exhibit
                           EX-99.B15.1.

                  (2)      Distribution   Plan  pursuant  to  Rule  12b-1  dated
                           September 21, 1998 on behalf of the New Market Fund series is filed herewith as Exhibit EX-99.B15.2.

         (n)      (1)      Financial data schedule for the Sand Hill Portfolio
                           Manager Fund is filed herewith as Exhibit EX-27.1.

                  (2) Financial data schedule for the CSI Equity Fund is filed herewith as Exhibit EX-27.2.

                  (3) Financial data schedule for the CSI Fixed Income Fund is filed herewith as Exhibit EX-27.3.

         (o)      Not Applicable.

         (p) Powers-of-Attorney for Samuel Boyd, Jr., William E. Poist and Paul M. Dickinson are incorporated by reference to the Registrant's Initial Registration Statement on Form N-1A (File Nos. 333-29289 and 811-8255) as filed with the SEC on June 16, 1997.

ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  None.

ITEM 25.          INDEMNIFICATION.

         The Registrant is incorporated under the General Corporation Law (the "GCL") of the State of Maryland. The Registrant's Articles of
         Incorporation provide the indemnification of directors, officers and other agents of the corporation to the fullest extent permitted under the GCL. The Articles limit such indemnification so as to comply with the prohibition against indemnifying such persons under Section 17 of the Investment Company Act of 1940, as amended, for certain conduct set forth in that section ("Disabling Conduct"). Contracts between the Registrant and various service providers include provisions for indemnification, but also forbid the Registrant to indemnify affiliates for Disabling Conduct.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

         Sand Hill Advisors, Inc., the investment advisor to the Sand Hill Portfolio Manager Fund series, provides investment advisory services consisting of portfolio management for a variety of individuals and institutions and as of December 31, 1997, had approximately $311 million in assets under management.

         For information as to any other business, profession, vocation or employment of a substantial nature in which each director, officer or partner of Sand Hill Advisors, Inc. (the "Advisor") is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, reference is made to the Advisor's Form ADV (File #801-17601), currently on file with the Commission as required by the Investment Advisers Act of 1940, as amended.

         CSI Capital Management, Inc., the investment advisor to the CSI Equity Fund series and the CSI Fixed Income Fund series, provides investment advisory services consisting of portfolio management for a variety of individuals and institutions and as of November 30, 1997 had approximately $143 in assets under management, and a principal of the Advisor acts as trustee supervising an additional $30 million in assets.

         For information as to any other business, profession, vocation or employment of a substantial nature in which each director, officer or partner of CSI Capital Management Inc. (the "Advisor") is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, reference is made to the Advisor's Form ADV (File #801-14549), currently on file with the Commission as required by the Investment Advisors Act of 1940, as amended.

         Third Millennium Investment Advisors, LLC, the Investment Advisor to the Third Millennium Russia Fund, is a newly formed advisor formed for the purpose of advising Registered Investment Companies. The Advisor's Form ADV (File # 801-55720) is currently on file with the Commission as required by the Investment Advisors Act of 1940, as amended.

         Virginia Management Investment Corporation, the Investment Manager to the New Market Fund series is a newly formed advisor formed for the purpose of advising Registered Investment Companies. The Advisor's Form ADV (File # 801-55697) is currently on file with the Commission as required by the Investment Advisors Act of 1940, as amended. The London Company of Virginia is the investment advisor to the New Market Fund, pursuant to an Investment Advisory Agreement between Virginia Management Investment Corporation and The London Company.

         For information as to any other business, profession, vocation or employment of a substantial nature in which each director, officer or partner of The London Company of Virginia (the "Advisor") is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, reference is made to the Advisor's Form ADV (File #801-46604), currently on file with the Commission as required by the Investment Advisors Act of 1940, as amended.

ITEM 27. PRINCIPAL UNDERWRITERS

         (a)      Vontobel Funds, Inc.



         (b)

       ------------------------------------ ------------------------------------ -------------------------------
       Name and Principal Business Address      Positions and Offices with        Positions and Offices with
                                                        Underwriter                           Fund
       ------------------------------------ ------------------------------------ -------------------------------

       John Pasco, III                      President, Chief Financial           Chairman, President, and
       1500 Forest Avenue                   Officers, Treasurer and Director     Treasurer
       Suite 223
       Richmond, VA  23229

       Mary T. Pasco                        Director                             Assistant Secretary
       1500 Forest Avenue
       Suite223
       Richmond, VA  23229

       Lori J. Martin                       Vice President and Assistant         None
       1500Forest Avenue                    Secretary
       Suite 223
       Richmond, VA  23229

       F. Byron Parker, Jr.                 Secretary                            Secretary
       Mustian & Parker
       8002 Discovery Drive
       Suite 101
       Richmond, VA   23229


         (c)      Not Applicable.



ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

         The accounts, books or other documents of the Registrant required to be maintained by $31 (1) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are kept in several locations:

         (a) Shareholder account records (including share ledgers, duplicate confirmations, duplicate account statements and applications forms) of the Registrant are maintained by its transfer agent, Fund Services, Inc., at 1500 Forest Avenue, Suite 111, Richmond, VA. 23229.

         (b)      With  respect  to Sand Hill  Portfolio  Manager  Fund  series:
                  Investment records including research information, records relating to the placement of brokerage transactions, memorandums regarding investment recommendations for supporting and/or authorizing the purchase or sale of assets, information relating to the placement of securities transactions, and certain records concerning investment recommendations of the Sand Hill Portfolio Manager Fund series are maintained at the series' investment advisor, Sand Hill Advisors, Inc., at 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, CA 94025.

         (c) With respect to CSI Fixed Income Fund series and CSI Equity Fund Series: Investment records including research information, records relating to the placement of brokerage transactions, memorandums regarding investment recommendations for supporting and/or authorizing the purchase or sale of assets, information relating to the placement of securities transactions, and certain records concerning investment recommendations of the CSI Fixed Income Fund and CSI Equity Fund series are maintained at the series' investment advisor, CSI Capital Management, 1 Montgomery Street, Suite 2525, San Francisco, CA 94104.

         (d)      With   respect  to  Third   Millennium   Russia  Fund  series:
                  Investment records including research information, records relating to the placement of brokerage transactions, memorandums regarding investment recommendations for supporting and/or authorizing the purchase or sale of assets, information relating to the placement of securities transactions, and certain records concerning investment recommendations of the Third Millennium Russia Fund series are maintained at the series' investment advisor, Third Millennium Investment Advisors, LLC.

         (e) With respect to the New Market Fund series: Investment records including research information, records relating to the placement of brokerage transactions, memorandums regarding investment recommendations for supporting and/or authorizing the purchase or sale of assets, information relating to the placement of securities transactions, and certain records concerning investment recommendations of the New Market Fund series are maintained at the series' Investment Advisor, The London Company.

         (f) Accounts and records for portfolio securities and other investment assets, including cash of the Sand Hill Portfolio Manager Fund, the CSI Fixed Income Fund, the CSI Equity Fund and the New Market Fund series are maintained in the custody of the Registrant's custodian bank, Star Bank, N.A., 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45201-1118.

         (g) Accounts and records for portfolio securities and other investment assets, including cash of the Third Millennium Russia Fund series are maintained in the custody of the Registrant's custodian bank, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA. 02109.

         (h) Accounting records, including general ledgers, supporting ledgers, pricing computations, etc. of the Sand Hill Portfolio Manager Fund, the CSI Fixed Income Fund, the CSI Equity Fund
                  and the New Market Fund series are maintained by the Registrant's accounting services agent, Star Bank, N.A., 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45201-1118.

         (i) Accounting records, including general ledgers, supporting ledgers, pricing computations, etc. of the Third Millennium Russia Fund series are maintained by the Registrant's accounting services agent, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA. 02109.

         (j) Administrative records, including copies of the charter, by-laws, minute books, agreements, compliance records and reports, certain shareholder communications, etc., are kept at the Registrant's principal office, at 1500 Forest Avenue, Suite 223, Richmond, Va 23229, by the Registrant's Administrator, Commonwealth Shareholder Services, Inc., whose address is the same as Registrant's.

         (k) Records relating to distribution of shares of the Registrant are maintained by the Registrant's distributor, First Dominion Capital Corp. at 1500 Forest Avenue, Suite 223, Richmond, VA 23229.

ITEM 29. MANAGEMENT SERVICES

         There are no management-related service contracts not discussed in Parts A or B of this Form.

ITEM 30. UNDERTAKINGS.

         The Registrant undertakes to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Richmond, and the Commonwealth of Virginia on the 29th day of December 1998.

                                  THE WORLD FUNDS, INC.
                                  Registrant

                                  By /s/John Pasco, III
                                  John Pasco, III,

                                  Chairman, Chief Executive Officer &
                                  Chief Financial Officer

Exhibit No.         EXHIBIT INDEX                                           EDGAR Exhibit No.
Exhibit 23(d)(4)    Investment Advisory Agreement for Third Millennium      EX-99.B5.1.
                     Russia Fund
Exhibit 23(d)(5)    Investment Management Agreement for New Market Fund     EX-99.B5.2.
Exhibit 23(d)(6)    Investment Advisory Agreement for the New Market Fund   EX-99.B5.3.
                     (Between Virginia Management Investment Corporation
                     and the London Company)
Exhibit 23(g)(3)    Custody Agreement for Third Millennium Russia Fund      EX-99.B8
Exhibit 23(e)(2)    Distribution Agreement                                  EX-99.B6
Exhibit 23(h)(5)    Administrative Services Agreement for Third Millennium  EX-99.B9.1.
                     Russia Fund
Exhibit 23(h)(6)    Administrative Services Agreement for New Market Fund   EX-99.B9.2.
Exhibit 23(j)       Consent of Auditors                                     EX-99.B11
Exhibit 23(m)(1)    Distribution Plan for Third Millenium Russia Fund       EX-99.B15.1.
Exhibit 23(m)(2)    Distribution Plan for New Market Fund                   EX-99.B15.2.
Exhibit 23(n)(1)    Financial Data Schedule for the Sand Hill Portfolio     EX-27.1
                     Manager Fund
Exhibit 23(n)(2)    Financial Data Schedule for the CSI Equity Fund         EX-27.2
Exhibit 23(n)(3)    Financial Data Schedule for the CSI Fixed Income Fund   EX-27.3